Exhibit 10.2

238 MAIN STREET

CAMBRIDGE, MASSACHUSETTS

LEASE SUMMARY SHEET

Execution Date:	April 24, 2019

Tenant:	Beam Therapeutics, Inc., a Delaware corporation

Tenant’s Mailing Address Prior to Occupancy:	26 Landsdowne Street, 2nd Floor Cambridge, MA 02139

Landlord:	Massachusetts Institute of Technology, a Massachusetts charitable corporation

Building:	238 Main Street, Cambridge, Massachusetts. The Building consists of an existing office building containing approximately 99,082 rentable square feet (the “Office Building”) and the laboratory addition to be constructed by Landlord and which will contain approximately 325,348 rentable square feet (the “Laboratory Addition”). The land on which the Office Building is located and on which the Laboratory Addition will be constructed (the “Land”) is more particularly described in Exhibit I attached hereto and made a part hereof (the Land, together with the Building, are hereinafter collectively referred to as the “Property”).

Premises:	Approximately 123,209 rentable square feet of space consisting of all rentable areas on the seventh (7th) floor of the Laboratory Addition (containing approximately 30,655 rentable square feet), all rentable areas on the eighth (8th) floor of the Laboratory Addition (containing approximately 30,655 rentable square feet), all rentable areas on the ninth (9th) floor of the Laboratory Addition (containing approximately 30,655 rentable square feet), all rentable areas on the tenth (10th) floor of the Laboratory Addition (containing approximately 30,655 rentable square feet), including associated mechanical, ground floor and lower level space and 589 rentable square feet, being half of the rentable square footage attributable to the ACF Elevator (hereinafter defined), all as more particularly shown as hatched, highlighted or outlined on the plans attached hereto as Exhibit 2A and made a part hereof (the “Lease Plan”). “Phase 1” of the Premises shall consist of all rentable areas on the seventh (7th), ninth (9th) and tenth (10th) floors of the Building. “Phase 2” of the Premises shall be all rentable areas on the eighth (8th) floor of the Building. Phase 1 and Phase 2 are each referred to herein as a “Phase.”

Term Commencement Dates:

With respect to Phase 1: The date on which Phase 1 is delivered to Tenant in the condition required by Section 3.1 of this Lease.

With respect to Phase 2: The date on which Phase 2 is delivered to Tenant in the condition required by Section 3.1 of this Lease.

Rent Commencement Dates:	Subject to acceleration on a day for day basis for each day of Tenant Delays (hereinafter defined), the Rent Commencement Date (a) with respect to Phase 1 shall occur on the Phase 1 Term Commencement Date, and (b) with respect to Phase 2 shall occur on the date which is four (4) months after the Phase 2 Term Commencement Date.

Expiration Date:	The last day of the month in which the twelfth (12th) anniversary of the Phase 2 Rent Commencement Date occurs; provided, however, if the Phase 2 Rent Commencement Date occurs on the first day of a calendar month, then the Expiration Date shall occur on the day immediately preceding the twelfth (12th) anniversary of the Phase 2 Rent Commencement Date.

Extension Terms:	Subject to Section 1.2 below, two (2) extension term(s) of five (5) years each.

Parking Passes:	Subject to Section 1.4(c) below. 0.8 parking passes for each 1.000 rentable square feet of the Premises.

Landlord’s Contribution:	Subject to the terms of the Work Letter attached hereto as Exhibit 5, Twenty-Three Million Four Hundred Nine Thousand Seven Hundred Ten Dollars ($23,409,710).

Permitted Uses:	Subject to Legal Requirements (hereinafter defined), general office, research, development and laboratory use, including vivarium (located on a single floor and not to exceed 10,000 rsf), and other ancillary uses related to the foregoing (all in proportions consistent with the design of the base Building). The Permitted Uses shall not include manufacturing of biotechnology or pharmaceutical products.

Base Rent:

With respect to Phase 1:	RENT YEAR[1]	ANNUAL BASE RENT		MONTHLY PAYMENT
	1	$8,874,622.50		$739,551.88
	2	$9,140,861.18		$761,738.43
	3	$9,415,087.01		$784,590.58
	4	$9,697,539.62		$808,128.30
	5	$9,988,465.81		$832,372.15
	6	$10,288,119.78		$857,343.32
	7	$10,596,763.38		$883,063.61
	8	$10,914,666.28		$909,555.52
	9	$11,242,106.27		$936,842.19
	10	$11,579,369.45		$964,947.45
	11	$11,926,750.54		$993,895.88
	12	$12,284,553.05		$1,023,712.75
	13	$12,653,089.65		$1,054,424.14

With respect to Phase 2:	PERIOD OF TIME	ANNUAL BASE RENT		MONTHLY PAYMENT
	Phase 2 RCD - End of Rent Year 1	$3,015,046.00	[2]	$251,253.83
	Rent Year 2	$3,105,497.38		$258,791.45
	Rent Year 3	$3,198,662.30		$266,555.19
	Rent Year 4	$3,294,622.17		$274,551.85
	Rent Year 5	$3,393,460.84		$282,788.40
	Rent Year 6	$3,495,264.66		$291,272.06
	Rent Year 7	$3,600,122.60		$300,010.22
	Rent Year 8	$3,708,126.28		$309,010.52
	Rent Year 9	$3,819,370.07		$318,280.84
	Rent Year 10	$3,933,951.17		$327,829.26
	Rent Year 11	$4,051,969.70		$337,664.14
	Rent Year 12	$4,173,528.79		$347,794.07
	Rent Year 13	$4,298,734.66	[2]	$358,227.89

[1]

For the purposes of this Lease, the first “Rent Year” shall be defined as the period commencing as of the Rent Commencement Date and ending on the last day of the month in which the first (1st) anniversary of the Rent Commencement Date occurs; provided, however, if the Rent Commencement Date occurs on the first day of a calendar month, then the first Rent Year shall end on the day immediately preceding the first (1st) anniversary of the Rent Commencement Date. Thereafter, “Rent Year” shall be defined as any subsequent twelve (12) month period during the term of this Lease; provided, however, the 13th Rent Year shall end no later than the Expiration Date.

[2]	Annualized.

Operating Costs and Taxes:	See Sections 5.2 and 5.3

Tenant’s Share:	A fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Laboratory Addition.

Tenant’s Tax Share:	A fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the buildings on the Tax Lot (hereinafter defined) recognized by the City of Cambridge as being used for purposes which are not exempt from real estate taxation as of the date on which the assessment is made for the tax year in question.

Letter of Credit:	Subject to Section 7.1. Eleven Million Eight Hundred Thirty-Two Thousand Eight Hundred Thirty Dollars ($11,832,830.00).

TABLE OF CONTENTS

1.	LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS	1

1.1.	Lease Grant	1

1.2.	Extension Terms	1

1.3.	Notice of Lease	3

1.4.	Appurtenant Rights	3

1.5.	Tenant’s Access	7

1.6.	Exclusions	7

2.	RIGHTS RESERVED TO LANDLORD	7

2.1.	Additions and Alterations	7

2.2.	Additions to the Property	7

2.3.	Landlord’s Access	8

2.4.	Pipes, Ducts and Conduits	9

2.5.	Minimize Interference	9

2.6.	Name and Address of Building	9

2.7.	REA; Condominium	9

2.8.	Construction in Vicinity	9

3.	CONSTRUCTION	10

3.1.	Condition of Premises	10

3.2.	Tenant’s Fitout	10

4.	USE OF PREMISES	10

4.1.	Permitted Uses	10

4.2.	Prohibited Uses	10

4.3.	Chemical Safety Program	11

4.4.	Vivarium; ACF Elevator	12

5.	RENT; ADDITIONAL RENT	13

5.1.	Base Rent	13

5.2.	Operating Costs	13

5.3.	Taxes	17

5.4.	Late Payments	19

5.5.	No Offset; Independent Covenants; Waiver	19

5.6.	Survival	20

6.	RIGHT OF FIRST OFFER	20

6.1.	Right of First Offer	20

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6.2.	Offer and Acceptance Procedures for Right of First Offer	21

6.3.	Termination of Rights	22

6.4.	Rights Personal to Tenant	22

6.5.	Time is of the Essence	22

7.	LETTER OF CREDIT	22

7.1.	Amount	22

7.2.	Application of Proceeds of Letter of Credit	23

7.3.	Transfer of Letter of Credit	23

7.4.	Credit of Issuer of Letter of Credit	23

7.5.	Security Deposit	23

7.6.	Return of Security Deposit or Letter of Credit	24

8.	WAIVER OF LANDLORD’S LIEN	24

9.	UTILITIES	24

9.1.	Electricity	24

9.2.	Water	25

9.3.	Gas	25

9.4.	HVAC	25

9.5.	Other Utilities; Utility Information	26

9.6.	Interruption or Curtailment of Utilities	26

9.7.	Telecommunications Providers	27

9.8.	Landlord’s Services	27

10.	MAINTENANCE AND REPAIRS	27

10.1.	Maintenance and Repairs by Tenant	27

10.2.	Maintenance and Repairs by Landlord	28

10.3.	Accidents to Sanitary and Other Systems	28

10.4.	Floor Load—Heavy Equipment	28

10.5.	Premises Cleaning	29

10.6.	Pest Control	29

11.	ALTERATIONS AND IMPROVEMENTS BY TENANT	29

11.1.	Landlord’s Consent Required	29

11.2.	Supervised Work	31

11.3.	Harmonious Relations	31

11.4.	Liens	31

11.5.	General Requirements	31

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12.	SIGNAGE	32

12.1.	Restrictions	32

12.2.	Building Directory	32

13.	ASSIGNMENT	32

13.1.	Landlord’s Consent Required	32

13.2.	Landlord’s Recapture Right	33

13.3.	Standard of Consent to Transfer	34

13.4.	Permitted Transfers	34

13.5.	Listing Confers no Rights	35

13.6.	Profits In Connection with Transfers	35

13.7.	Prohibited Transfers	35

13.8.	Restrictions on Subleases	35

13.9.	No Release	36

13.10.	Investment Policies	36

14.	INSURANCE: INDEMNIFICATION: EXCULPATION	36

14.1.	Tenant’s Insurance	36

14.2.	Indemnification	38

14.3.	Property of Tenant	38

14.4.	Limitation of Landlord’s Liability for Damage or Injury	38

14.5.	Waiver of Subrogation; Mutual Release	39

14.6.	Tenant’s Acts—Effect on Insurance	39

15.	CASUALTY: TAKING	40

15.1.	Damage	40

15.2.	Termination Rights	40

15.3.	Taking for Temporary Use	41

15.4.	Disposition of Awards	42

16.	ESTOPPEL CERTIFICATE	42

17.	HAZARDOUS MATERIALS	42

17.1.	Prohibition	42

17.2.	Environmental Laws	43

17.3.	Hazardous Material Defined	44

17.4.	Testing	44

17.5.	Hazardous Materials Indemnity; Remediation	45

17.6.	Disclosures	46

17.7.	Removal	46

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18.	RULES AND REGULATIONS	47

18.1.	Rules and Regulations	47

18.2.	Energy Conservation	47

18.3.	Recycling	47

19.	LAWS AND PERMITS	47

19.1.	Legal Requirements	47

19.2.	Required Permits	48

20.	DEFAULT	48

20.1.	Events of Default	48

20.2.	Remedies	50

20.3.	Damages - Termination	51

20.4.	Landlord’s Self-Help; Fees and Expenses	52

20.5.	Waiver of Redemption, Statutory Notice and Grace Periods	53

20.6.	Landlord’s Remedies Not Exclusive	53

20.7.	No Waiver	53

20.8.	Restrictions on Tenant’s Rights	53

20.9.	Landlord Default	53

21.	SURRENDER: ABANDONED PROPERTY; HOLD-OVER	54

21.1.	Surrender	54

21.2.	Abandoned Property	56

21.3.	Holdover	56

22.	SUBORDINATION; MORTGAGES AND MASTER LEASE	57

22.1.	Subordination	57

22.2.	Mortgagee Notices	57

22.3.	Mortgagee Liability	57

22.4.	Mortgagee Consent	57

22.5.	Master Lease	57

23.	QUIET ENJOYMENT	58

24.	NOTICES	58

25.	MISCELLANEOUS	59

25.1.	Separability	59

25.2.	Captions; Interpretation	60

25.3.	Broker	60

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25.4.	Entire Agreement	60

25.5.	Governing Law; Personal Jurisdiction	60

25.6.	Tenant Representations	60

25.7.	Expenses Incurred by Landlord Upon Tenant Requests	61

25.8.	Survival	61

25.9.	Limitation of Liability	61

25.10.	Binding Effect	61

25.11.	Landlord Obligations upon Transfer	61

25.12.	Grants of Interest	61

25.13.	No Air Rights	62

25.14.	[Intentionally omitted]	62

25.15.	Financial Information	62

25.16.	Measurements	62

25.17.	OFAC	62

25.18.	Confidentiality	62

25.19.	Security	65

25.20.	Time	65

25.21.	WAIVER OF JURY TRIAL	65

25.22.	Bankruptcy	65

25.23.	Not Binding Until Executed	66

25.24.	Office of Workforce Development	66

EXHIBIT 1	LEGAL DESCRIPTION
EXHIBIT 2A	LEASE PLAN
EXHIBIT 2B	PLAN OF CERTAIN COMPLEX AREAS
EXHIBIT 3	MEMORIALIZATION OF DATES AGREEMENT
EXHIBIT 4	FORM OF NOTICE OF LEASE
EXHIBIT 5	WORK LETTER
EXHIBIT 6	INTENTIONALLY OMITTED
EXHIBIT 7	FORM OF LETTER OF CREDIT
EXHIBIT 8	LANDLORD S SERVICES
EXHIBIT 9	ALTERATIONS CHECKLIST
EXHIBIT 9 A	ALTERATIONS INSURANCE SCHEDULE
EXHIBIT 10	TENANT’S HAZARDOUS MATERIALS
EXHIBIT 11	RULES AND REGULATIONS
EXHIBIT 12	FORM OF SNDA

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THIS INDENTURE OF LEASE (this “Lease”) is hereby made and entered into on the Execution Date by and between Landlord and Tenant.

As contemplated by (and as further detailed in) other provisions of this Lease, Landlord and Tenant are entering into this Lease for space in the Laboratory Addition, which is an addition to the Office Building, which is an existing building. The Laboratory Addition, together with an atrium connection between the Laboratory Addition and the Office Building (the “Atrium”), is to be constructed by Landlord, and will be collectively known as 238 Main Street, Cambridge, Massachusetts.

1.	LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS

1.1.    Lease Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon and subject to the terms and conditions of this Lease, for a term of years commencing on the Term Commencement Date and, unless earlier terminated or extended pursuant to the terms hereof, ending on the Expiration Date (the “Initial Term”; the Initial Term and any Extension Terms, if duly exercised, are hereinafter collectively referred to as the “Term”). Once the Phase 1 Term Commencement Date and the applicable Rent Commencement Dates are determined, Landlord and Tenant shall execute an agreement confirming the Phase 1 Term Commencement Date, the Phase 2 Term Commencement Date, the Phase 1 Rent Commencement Date, the Phase 2 Rent Commencement Date and the Expiration Date in substantially the form attached hereto as Exhibit 3. Tenant’s failure to execute and return any such agreement proposed by Landlord, or to provide written objection to the statements contained therein, within ten (10) business days after the date of Tenant’s receipt thereof, shall be deemed an approval by Tenant of Landlord’s determination of such dates as set forth therein.

1.2.    Extension Terms.

(a)    Provided that the following conditions (the “Extension Conditions”), any or all of which may be waived by Landlord in its sole discretion, are satisfied (i) Tenant is not then subleasing (other than to Affiliates) more than thirty percent (30%) of the Premises; and (ii) there is no Monetary Default (hereinafter defined) nor any Event of Default as of the date of the Extension Notice (hereinafter defined), Tenant shall have the option to extend the Initial Term for two (2) additional terms of five (5) years each (each, an “Extension Term”), commencing as of the expiration of the Initial Term, or the prior Extension Term, as the case may be. Tenant must exercise such option to extend, if at all, by giving Landlord written notice (the “Extension Notice”) no earlier than twenty-four (24) months and no later than twenty-one (21) months prior to the expiration of the Initial Term or the prior Extension Term, as the case may be, time being of the essence. Notwithstanding the foregoing, Landlord may nullify Tenant’s exercise of its option to extend the Term by written notice to Tenant (the “Nullification Notice”) if (A) on the date Landlord receives the applicable Extension Notice, there is an event which, with the passage of time and/or the giving of notice, would constitute an Event of Default hereunder and (B) Tenant fails to cure such default within the applicable cure period set forth in Section 20.1 after receipt of the Nullification Notice. Upon the satisfaction of the Extension Conditions and the timely giving of the Extension Notice without a subsequent nullification by Landlord, the Term shall be deemed extended for the applicable Extension Term upon all of the terms and conditions of this Lease, except that Base Rent during each Extension Term shall be

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calculated in accordance with this Section 1.2. Landlord shall have no obligation to construct or renovate the Premises and Tenant shall have one (1) fewer option to extend the Initial Term. If Tenant fails to give a timely Extension Notice, as aforesaid, Tenant shall have no further right to extend the Initial Term. Notwithstanding the fact that Tenant’s proper and timely exercise of such option to extend the Initial Term shall be self executing, the parties shall promptly execute a lease amendment reflecting such Extension Term after Tenant validly exercises its option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 1.2.

(b)    The Base Rent during each Extension Term (the “Extension Term Base Rent”) shall be determined in accordance with the process described hereafter. Extension Term Base Rent shall be the greater of (i) Base Rent for the last Rent Year of the prior term, increased by three percent (3%) on the first day of such Extension Term, or (ii) the fair market rental value of the Premises then demised to Tenant as of the commencement of the applicable Extension Term as determined in accordance with the process described below, for renewals of combination laboratory and office space in the Kendall Square area of equivalent quality, size, utility and location, with the length of the Extension Term, the credit standing of Tenant and all other relevant factors to be taken into account. Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver to Tenant written notice of its determination of the Extension Term Base Rent for the applicable Extension Term. Tenant shall, within thirty (30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Extension Term Base Rent (“Tenant’s Response Notice”). If Tenant fails timely to deliver Tenant’s Response Notice, Landlord’s determination of the Extension Term Base Rent shall be binding on Tenant.

(c)    If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Extension Term Base Rent and desires to submit the matter to the determination process described in this Section 1.2(c) (the “Determination Process”), then the Extension Term Base Rent shall be determined in accordance with the procedure set forth in this Section 1.2(c). In such event, within ten (10) days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Extension Term Base Rent to the Determination Process, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”). If Landlord’s Appraiser and Tenant’s Appraiser are unable to agree within thirty (30) days on the Extension Term Base Rent, Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days after the end of such 30-day period. All of the appraisers selected shall be individuals with at least ten (10) consecutive years’ commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection. The three appraisers shall determine the Extension Term Base Rent in accordance with the requirements and criteria set forth in Section 1.2(b) above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its determination of the Extension Term Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord’s Appraiser and Tenant’s Appraiser shall deliver

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their determinations of the Extension Term Base Rent to the Third Appraiser within five (5) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Extension Term Base Rent. The Third Appraiser’s decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its ow n appraiser, and the cost of the Third Appraiser shall be paid by the party w hose determination is not selected.

(d)    Commencing on the first (1st) anniversary of the first day of the applicable Extension Term, Base Rent shall increase annually by three percent (3%).

1.3.    Notice of Lease. Neither party shall record this Lease, but, after the Term Commencement Date, each of the parties hereto agrees to join in the execution of a statutory notice of lease in substantially the form attached hereto as Exhibit 4, which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and/or filed with the Registry District of the Land Court, as appropriate (collectively, the “Registry”) at Tenant’s sole cost and expense. If a notice of lease was previously recorded with the Registry, upon the expiration or earlier termination of this Lease, Landlord shall deliver to Tenant a notice of termination of lease and Tenant shall promptly execute, acknowledge and deliver the same (together with any other instrument(s) that may be necessary in order to record and/or file the same with the Registry) to Landlord for Landlord’s execution and recordation with the Registry, which obligation shall survive the expiration or earlier termination of the Lease. If Tenant fails to deliver the executed notice of termination of lease within ten (10) days of receipt thereof, time being of the essence, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to execute the same, such appointment being coupled with an interest.

1.4.    Appurtenant Rights.

(a)    Common Areas. Subject to the terms of this Lease and the Rules and Regulations (hereinafter defined), Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, the areas designated from time to time for the common use of Tenant and other tenants of the Property (such areas are hereinafter referred to as the “Common Areas”). The Common Areas include: (i) the common lobby(ies), hallways, elevators and stairways of the Laboratory Addition serving the Premises, (ii) common walkways necessary for access to the Laboratory Addition, (iii) common rooftop areas within which the Rooftop Premises (hereinafter defined) are located and other common rooftop areas necessary for access thereto, (iv) the Atrium, (v) if the Premises include less than the entire rentable area of any floor, the common restrooms and other common facilities of such floor, (vi) the loading dock(s) serving the Building, and (vii) other areas designated by Landlord from time to time for the common use of Tenant and other tenants of the Laboratory Addition; and no other appurtenant rights or easements.

(b)    Complex Areas. Subject to the terms of this Lease and reasonable rules and regulations promulgated with respect thereto (including without limitation rules regarding scheduling of access to the loading facilities serving the Building), Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, the areas designated from time to time pursuant to any REA (hereinafter defined) for the common use of tenants of the Property, including without limitation the Parking Areas, roadways, driveways and

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other areas serving and/or providing access to/from the Building’s loading dock(s), open space and indoor and outdoor bicycle storage with access to bicycle repair equipment (such areas are hereinafter referred to as the “Complex Areas”). As of the Execution Date, it is contemplated that the areas shown on the plan attached hereto as Exhibit 2B and made a part hereof, inter alia, shall be designated as Complex Areas.

(c)    Parking. During the Tenn. commencing on the Rent Commencement Date. Landlord shall, subject to the terms hereof, make available to Tenant monthly parking passes for parking in the shared subsurface parking garage serving the Building (the “Parking Areas”), based upon a ratio of 0.8 parking pass for each 1,000 rentable square feet of the Premises, for the parking of passenger vehicles in unreserved stalls in the Parking Areas by Tenant’s employees and the employees of any transferee pursuant to a Transfer permitted by Article 13 of this Lease (“Permitted Pass Holders”). Tenant shall receive one (1) parking pass, or other suitable device providing access to the Parking Areas, for each parking privilege paid for by Tenant. The number of parking passes provided to Tenant, as modified pursuant to this Lease or as otherwise permitted by Landlord, are hereinafter referred to as the “Parking Passes.” Tenant shall have no right to hypothecate or encumber the Parking Passes, and shall not sublet, assign, or otherwise transfer the Parking Passes except in connection with a Transfer permitted by Article 13 of this Lease. During the Term, commencing on the Rent Commencement Date, Tenant shall pay Landlord (or at Landlord’s election, directly to the parking operator3) for all of the Parking Passes at the then-current prevailing rate, as such rate may vary from time to time. Landlord shall deliver (or cause to be delivered) written notice to Tenant of any change in the monthly parking charge. If, for any reason, Tenant shall fail timely to pay the charge for any of said Parking Passes, and if such default continues for ten (10) days after written notice thereof, Landlord shall have the right to revoke Tenant’s right to the Parking Passes for which Tenant failed to pay the charge under this Section 1.4(c) and Landlord may allocate such Parking Passes for use by others free and clear of Tenant’s rights under this Section 1.4(c). Use of the Parking Areas and the Parking Passes will be subject to such reasonable rules and regulations as may be in effect from time to time (including, without limitation, Landlord’s right, without additional charge to Tenant above the prevailing rate for Parking Passes, to institute a valet or attendant-managed parking system). Tenant shall provide Landlord and/or the operator of the Parking Areas with such information as may be reasonably requested, including without limitation a monthly identification roster listing, for each Parking Pass, the name of the employee and the make, color and registration number of the vehicle to which it has been assigned. Except to the extent prohibited by Legal Requirements, neither Landlord nor the operator of the Parking Areas assumes any responsibility whatsoever for loss or damage due to casualty or theft or otherwise to any automobile or to any personal property therein, howsoever caused, and Tenant agrees to notify each Permitted Pass Holder of such limitation of liability. No bailment is intended or shall be created by the provision of, or use of, the parking privileges described herein. Reserved and handicap parking spaces must be honored. Landlord shall use commercially reasonable efforts to ensure that parking is not allocated to such an extent that Tenant is unable to utilize any of its Parking Passes. Notwithstanding anything to the contrary contained herein, Landlord shall have the right to relocate the parking privileges from time to time to other property owned, leased or controlled by Landlord or its affiliates, so long as such other property is within 1.000 feet of the Land.

[3]	E.g., in the event that Landlord has leased or subleased the Parking Areas to a third party.

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(d)    Rooftop Premises. During the Term, Tenant shall have the right, at no additional rental charge, to use a portion of the rooftop of the Laboratory Addition designated by Landlord (the “Rooftop Premises”) for the installation of certain equipment (which may include, without limitation, a standby power generator) serving only the Premises approved by Landlord and purchased and installed by Tenant (any equipment installed within the Rooftop Premises, as the same may be modified, altered or replaced during the Term, is collectively referred to herein as “Tenant’s Rooftop Equipment”). Landlord’s approval of such equipment shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord’s reasonable satisfaction that the proposed equipment (i) does not interfere with any base building equipment operated by Landlord on the roof; (ii) will not affect the structural integrity of the Building or impact the roof or the roof membrane in any manner or void, or adversely affect Landlord’s rights under, the roof warranty in any manner; (iii) shall be adequately screened so as to minimize the visibility of such equipment; and (iv) complies with all applicable Legal Requirements including without limitation sound-proofing to satisfy the same, as well as Landlord’s specified maximum decibel levels for equipment operations. Tenant shall not install or operate Tenant’s Rooftop Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation thereof. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in connection with the installation, maintenance and operation of Tenant’s Rooftop Equipment. Landlord shall have no obligation to provide any services including, without limitation, electric current or gas service, to the Rooftop Premises or to Tenant’s Rooftop Equipment. Tenant shall be responsible for the cost of repairing and maintaining Tenant’s Rooftop Equipment in good order, condition and repair and in compliance with Legal Requirements and for the cost of repairing any damage to the Building, or the cost of any necessary improvements to the Building, caused by or as a result of the installation, replacement and/or removal of Tenant’s Rooftop Equipment. Landlord makes no warranties or representations to Tenant as to the suitability of the Rooftop Premises for the installation and operation of Tenant’s Rooftop Equipment. Tenant shall use Landlord’s designated roof contractor for any work impacting the roof or roof membrane. If any of Tenant’s work on the roof of the Building, including without limitation the installation and maintenance of Tenant’s Rooftop Equipment, damages the roof or invalidates or adversely affects any warranty, Tenant shall be fully responsible for the cost of repairs (and any subsequent repairs to the roof to the extent that any warranty is invalidated or adversely affected); it being acknowledged and agreed that, notwithstanding anything to the contrary contained herein, Landlord’s waiver contained in Section 14.5 below shall not apply to the cost of any such repairs. In the event that at any time during the Term, Landlord determines, in its sole but bona fide business judgment, that the operation and/or periodic testing of Tenant’s Rooftop Equipment interferes with the operation of the Building or the business operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cause all further testing of Tenant’s Rooftop Equipment to occur after normal business hours (hereinafter defined). Landlord hereby reserves the right to install and to permit others to install, use and maintain equipment, antennas and similar installations on the rooftop of the Building. In connection with any maintenance, repair or replacement of the roof, Landlord may require Tenant to relocate within, on or in the Building any or all of Tenant’s Rooftop Equipment to a location with comparable functionality, which

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relocation shall be performed by Tenant, at Landlord’s expense, within ninety (90) days of such request, except that such relocation shall be performed promptly and no later than thirty (30) days after request in the event of an emergency.

(e)    Meeting Space. Subject to the terms of this Lease and reasonable rules and regulations (including without limitation rules and regulations pertaining to security and decorum), Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, portions of the sixth (6th) floor of the Building designated by Landlord from time to time (“Meeting Space”) for meetings and events held and hosted by Tenant (“Events”). Promptly after the end of each Event, Tenant shall remove from the Meeting Space all decorations and other personal property used in connection with the Event (any personal property not timely removed therefrom shall be deemed abandoned). Subject to Section 14.5 of the Lease, Tenant shall, at Tenant’s sole cost and expense, be responsible for any damage to the Building or personal property within the Building caused as a result of any Event (including without limitation any injury, breakage and damage caused by the acts or negligent omissions of Tenant or any of its employees, agents, contractors or invitees) and shall restore the Meeting Space to its condition immediately prior to such damage. Events shall be conducted by Tenant (i) at Tenant’s sole cost and expense, (ii) in compliance with all legal and regulatory requirements applicable thereto, and (iii) lien-free. Tenant covenants and agrees to (A) not use the Meeting Space for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance or unreasonably interfere with access to and from other areas on the sixth floor, (B) maintain order and decorum in and around all portions of the Meeting Space in association with such Events, and (C) not disturb occupants of the Building as a result of any Event. Without limiting the generality of the foregoing, in connection with any Event in which Tenant is serving or permitting the serving of alcoholic beverages, Tenant shall strictly comply with all applicable laws, rules, regulations, ordinances and other requirements of governmental authorities relating to the serving of alcoholic beverages, including without limitation, refusing to serve alcoholic beverages to people below the legal drinking age. Without limiting any other provision of this Lease, Tenant shall indemnify the Landlord Parties for any Claims arising from the use of the Meeting Space by any of the Tenant Parties, including without limitation Claims related to the provision of food and/or alcohol. Tenant shall cause each vendor and/or contractor engaged in connection with an Event to carry (1) commercial general liability insurance in the amount of One Million and 00/100 Dollars ($1,000,000.00) per occurrence and Two Million and 00/100 Dollars ($2,000,000.00) aggregate (and from time to time in such higher amounts as may be reasonably required by Landlord based on requirements of prudent owners of similar properties in East Cambridge), unless lesser limits are approved by Landlord in advance, on a primary and non-contributory basis, naming the Landlord Parties as additional insureds, (2) worker’s compensation insurance with statutory limits and (3) liquor liability coverage, if alcohol will be provided, in the amount of Five Million and 00/100 Dollars ($5,000,000.00) (and from time to time in such higher amounts as may be reasonably required by Landlord based on requirements of prudent owners of similar properties in East Cambridge), unless lesser limits are approved by Landlord in advance, on a primary and non-contributory basis, naming the Landlord Parties as additional insureds. Tenant shall provide Landlord with evidence reasonably acceptable to Landlord of such general liability, worker’s compensation and liquor liability insurance prior to each Event.

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1.5.    Tenant’s Access.

(a)    From and after the Term Commencement Date and until the end of the Term, Tenant shall have access to the Premises (and Permitted Pass Holders shall have access to the parking areas) twenty-four (24) hours a day, seven (7) days a week, subject to Legal Requirements, the Rules and Regulations, the terms of this Lease, Landlord’s Force Majeure (hereinafter defined) and matters of record.

(b)    Upon reasonable prior written notice to Landlord, and only so long as such access shall not (in Landlord’s sole judgment) interfere with the preparation or performance of Landlord’s Work, Tenant may access the applicable Phase (at Tenant’s sole risk) at times approved by Landlord prior to the applicable Term Commencement Date, to install Tenant’s wiring, cabling, furniture, fixtures and equipment therein. Tenant shall, prior to the first entry to either Phase pursuant to this Section 1.5(b). provide Landlord with certificates of insurance evidencing that the insurance required in Article 14 hereof is in full force and effect and covering any person or entity entering the Building. Tenant shall defend, indemnify and hold the Landlord Parties (hereinafter defined) harmless from and against any and all Claims (hereinafter defined) for injury to persons or property resulting from or relating to Tenant’s access to and use of the Premises prior to the applicable Term Commencement Date as provided under this Section 1.5(b).

1.6.    Exclusions. The following are expressly excluded from the Premises and reserved to Landlord: all the perimeter walls of the Premises (except the inner surfaces thereof), the Common Areas, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use of all of the foregoing, except as expressly permitted pursuant to Section 1.4(a) above.

2.	RIGHTS RESERVED TO LANDLORD

2.1.    Additions and Alterations. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Property (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and the exercise of any other rights expressly reserved to Landlord herein) and the fixtures and equipment therein, as well as in or to the street entrances and/or the Common Areas, as it may deem necessary or desirable (“Changes”), provided, however, that there be no material obstruction of permanent access to, or material interference with the use and enjoyment of, the Premises by Tenant. Subject to the foregoing, Landlord expressly reserves the right to temporarily close all, or any portion, of the Common Areas for the purpose of making repairs or changes thereto.

2.2.    Additions to the Property. Landlord may at any time or from time to time (i) construct additional improvements and related site improvements (collectively, “Future Development”) in all or any part of the Property, (ii) change the location or arrangement of (A) any improvement outside the Laboratory Addition in or on the Property and/or (B) all or any part of the Common Areas, and/or (iii) add or deduct any land to or from the Property; provided that there shall be no material increase in Tenant’s obligations under this Lease in connection with the exercise of the foregoing reserved rights.

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2.3.    Landlord’s Access. Subject to the terms hereof, Tenant shall (a) upon reasonable advance notice, which may be oral (except that no notice shall be required in emergency situations), permit Landlord, Fee Owner (hereinafter defined) and any holder of a Mortgage (hereinafter defined) (each such holder, a “Mortgagee”), and their respective agents, representatives, employees and contractors, where accompanied in non-routine and/or non-emergency situations by a representative of Tenant (so long as Tenant shall make such representative available upon at least one (1) business day’s request), to have reasonable access to the Premises at all reasonable hours, for the purposes of inspection, making repairs, replacements or improvements in or to the Premises or the Building or equipment therein (including, without limitation, sanitary, electrical, heating, air conditioning or other systems), complying with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and orders and requirements of all public authorities (collectively, “Legal Requirements”), or exercising any right reserved to Landlord under this Lease (including without limitation the right to take upon or through all necessary materials, tools and equipment); (b) permit Landlord and its agents and employees, at reasonable times, upon reasonable advance notice, to show the Premises during normal business hours (i.e. Monday - Friday 8:00 A.M. - 6:00 P.M., Saturday 8:00 A.M. - 1:00 P.M., excluding holidays) to any prospective Mortgagee, capital partner or purchaser of the Building and/or the Property or any portion thereof or of the interest of Landlord therein, and, during the last twenty-one (21) months of the Term or at any time after the occurrence of an Event of Default, prospective tenants; (c) upon reasonable prior written notice from Landlord, permit Landlord, Fee Owner and their agents and contractors, at Landlord’s sole cost and expense, to perform environmental audits, environmental site investigations and environmental site assessments (“Site Assessments”) in, on, under and at the Premises and the Land, it being understood that Landlord shall repair any damage arising as a result of the Site Assessments, and such Site Assessments may include both above and below the ground testing and such other tests as may be necessary or appropriate to conduct the Site Assessments; and (d) in case any excavation shall be made for building or improvements or for any other purpose upon the land adjacent to or near the Premises, afford without charge to Landlord, or the person or persons, firms or corporations causing or making such excavation, license to enter upon the Premises for the purpose of doing such work as Landlord or such person or persons, firms or corporation shall deem to be necessary to preserve the walls or structures of the Building from injury, and to protect the Building by proper securing of foundations. In addition, to the extent that it is necessary to enter the Premises in order to access any area that serves any portion of the Building outside the Premises, then Tenant shall, upon as much advance notice as is practical under the circumstances, and in any event at least twenty-four (24) hours’ prior written notice (except that no notice shall be required in emergency situations), permit contractors engaged by other occupants of the Building to pass through the Premises in order to access such areas but only if accompanied by a representative of Landlord. The parties agree and acknowledge that, despite reasonable and customary precautions (which Landlord agrees it shall exercise), any property or equipment in the Premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of performing Landlord’s obligations. Accordingly, Tenant shall take reasonable protective precautions appropriate for a lab operation in which sensitive property and equipment are used.

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2.4.    Pipes, Ducts and Conduits. Tenant shall permit Landlord to erect, use, maintain and relocate pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof.

2.5.    Minimize Interference. Except in the event of an emergency, Landlord shall use commercially reasonable efforts, consistent with accepted construction practice in light of the Permitted Use when applicable, to minimize any materially adverse interference with Tenant’s use and occupancy of the Premises as a result of the exercise of Landlord’s rights under Sections 2.1-2.4 above, including providing reasonable advance notice to Tenant of construction activity that is reasonably expected to cause material interference with Tenant’s use of the Premises. Tenant agrees to cooperate with Landlord as reasonably necessary in connection with the exercise of Landlord’s rights under this Section 2. Subject to Landlord’s obligations under this Section 2.5. Tenant further agrees that dust, noise, vibration, temporary closures of Common Areas, or other inconvenience or annoyance resulting from the exercise of Landlord’s rights under this Article 2 shall not be deemed to be a breach of Landlord’s obligations under the Lease.

2.6.    Name and Address of Building. Landlord reserves the right at any time and from time to time to change the name or address of the Building and/or the Property or any portion thereof, provided Landlord gives Tenant at least three (3) months’ prior written notice thereof.

2.7.    REA; Condominium. Landlord and Tenant each hereby acknowledges and agrees that (i) Landlord shall have the right to enter into, and subject the Property to the terms and conditions of, one or more reciprocal easement agreements, declarations of covenants and/or cross-easement agreements with any one or more of the neighboring or nearby property owners (including any owner of any portion of the Property that may be divided from the whole) (each, a “REA”); (ii) this Lease shall be subject and subordinate to any REA, provided that (A) such REA shall not materially impair Tenant’s use or occupancy of the Premises, (B) there shall be a reasonable allocation of costs thereunder, and (C) if any REA contains lien rights in favor of such neighboring or nearby property owners, such subordination shall be conditioned upon execution of a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”): (iii) Landlord shall have the right to subdivide the Property so long as Tenant’s use or occupancy of the Premises is not materially impaired; (iv) Landlord shall have the right to subject the Land and the improvements located now or in the future located thereon to a commercial condominium regime (“Condominium”) on terms and conditions consistent with first-class office and retail buildings; (v) this Lease shall be subject and subordinate to the Master Deed and other documents evidencing the Condominium (collectively, the “Condo Documents”) provided that Tenant’s use or occupancy of the Premises is not materially impaired, and provided, further, that such subordination shall be conditioned upon execution of a SNDA; and (vi) Tenant shall execute such reasonable documents (which may be in recordable form) evidencing the foregoing within ten (10) business days after Landlord’s request.

2.8.    Construction in Vicinity. Tenant acknowledges that (a) Landlord and/or its affiliates (“Neighboring Owners”) own several properties in the vicinity of the Building, (b) during the Term, the Neighboring Owners may undertake various construction projects, which may include the construction of new and/or additional buildings (each, a “Project.” and collectively, the “Projects”), and (c) customary construction impacts (taking into account the

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urban nature of the Property, the proximity of the Building to the Project site and other relevant factors) may result therefrom. Landlord shall use commercially reasonable efforts to minimize (and cause its affiliates to minimize) materially adverse construction impacts in accordance with the mitigation plan described below. Prior to the commencement of any Project, Landlord shall deliver to Tenant a construction mitigation plan that shall detail such commercially reasonable mitigation measures which shall take the Permitted Use into consideration. Subject to Landlord’s compliance with this paragraph, and notwithstanding any other provision of this Lease, in no event shall Landlord be liable to Tenant for any compensation or reduction of rent or any other damages arising from the Projects and Tenant shall not have the right to terminate the Lease due to the construction of the Projects, nor shall the same give rise to a claim in Tenant’s favor that such construction constitutes actual or constructive, total or partial, eviction from the Premises. Notwithstanding any provision in this Lease to the contrary, in no event shall Tenant seek injunctive or any similar relief to stop, delay or modify any Project.

3.	CONSTRUCTION

3.1.    Condition of Premises. On the applicable Term Commencement Date, the applicable Phase of the Premises shall be delivered to Tenant free of personal property and occupants and with Landlord’s Work with respect thereto substantially complete (as defined in the Work Letter). Subject to the foregoing, and subject further to Landlord’s obligation to perform Landlord’s Work in accordance with the terms of the Work Letter, Tenant acknowledges and agrees that Tenant is leasing each Phase in their “AS IS,” “WHERE IS” condition and with all faults on the applicable Term Commencement Date without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord.

3.2.    Tenant’s Fitout. Tenant’s Fitout shall be performed by Landlord in accordance with the Work Letter.

4.	USE OF PREMISES.

4.1.    Permitted Uses. During the Term, Tenant shall use the Premises only for the Permitted Uses and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed. All corridor doors, when not in use, shall be kept closed. Tenant shall keep the Premises equipped with appropriate safety appliances to the extent required by Legal Requirements or insurance requirements.

4.2.    Prohibited Uses.

(a)    Notwithstanding any other provision of this Lease. Tenant shall not use the Premises or the Building, or any part thereof, or suffer or permit the use and/or occupancy of the Premises or the Building or any part thereof by Tenant and/or Tenant’s agents, servants, employees, consultants, contractors, subcontractors, Working Partnerships, licensees and/or subtenants (collectively with Tenant, the “Tenant Parties”) (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease; (ii) for any unlawful purposes or in any unlawful manner; (iii) in a manner which, in the reasonable

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judgment of Landlord (taking into account the use of the Building as a combination laboratory, research and development and office building and the Permitted Uses) shall (a) impair the appearance or reputation of the Building; (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the Common Areas; (c) occasion discomfort, inconvenience or annoyance in any material respect (and Tenant shall not install or use any electrical or other equipment of any kind, including without limitation Tenant’s Rooftop Equipment, which, in the reasonable judgment of Landlord, will cause any such impairment, interference, discomfort, inconvenience, annoyance or injury), or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; or (d) cause harmful air emissions, laboratory odors or noises or any unusual or other objectionable odors, noises or emissions to emanate from the Premises; (iv) in a manner which is inconsistent with the operation and/or maintenance of the Building as a first-class combination office, research, development and laboratory facility; (v) for any fermentation processes whatsoever; or (vi) in a manner which shall increase such insurance rates on the Building or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder.

(b)    With respect to the use and occupancy of the Premises and the Common Areas, Tenant will not: (i) place or maintain any garbage, trash, rubbish or other refuse (collectively, “Trash”), signage (except as may be permitted by Article 12 below) or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Areas; (ii) permit undue accumulations of or bum Trash within or without the Premises; (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other Common Areas; (iv) receive or ship articles of any kind outside of those areas reasonably designated by Landlord; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; (vi) use the name of Landlord, Fee Owner or any of Landlord’s affiliates or subsidiaries in any publicity, promotion, trailer, press release, advertising, printed, or display materials without Landlord’s prior written consent (which may be withheld in Landlord’s sole discretion); (vii) except in connection with any vivarium, permit or keep any animals other than trained service animals in the Building; or (viii) except in connection with Alterations (hereinafter defined) permitted in accordance with Article 11 below, cause or permit any hole to be drilled or made in any part of the Building.

4.3.    Chemical Safety Program.

(a)    Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of the Massachusetts Water Resources Authority (“MWRA”) and any other applicable governmental authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (i) the MWRA and any other applicable governmental authority with respect to such chemical safety program and (ii) this Section 4.3.

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(b)    Landlord shall use commercially reasonable efforts to obtain and maintain any permit required by Legal Requirements (including without limitation any permit required by the MWRA) with respect to the operation of the acid neutralization system and tank serving the Premises (which may also serve other portions of the Building, collectively, the “Acid Neutralization System”), but expressly excluding any permits, licenses or approvals required for Tenant’s specific use thereof (for which Tenant shall be responsible). Tenant shall fully comply with the requirements of this Section 4.3 with respect to Tenant’s use of any Acid Neutralization System. Tenant shall not introduce anything into the Acid Neutralization System, if any, (i) in violation of the terms of the permit issued by the MWRA concerning the Acid Neutralization System (the “MWRA Permit”), (ii) in violation of Legal Requirements, or (iii) that would interfere with the proper functioning of any Acid Neutralization System. Tenant agrees to reasonably cooperate with Landlord in connection with Landlord’s efforts to obtain and/or maintain the MWRA Permit any other license, permit or approval relating to the Acid Neutralization System

4.4.    Vivarium; ACF Elevator.

(a)    Tenant shall be responsible, at its sole expense, for the operations of the vivarium in accordance with all Legal Requirements and with best industry practices. Without limiting the general application of the foregoing, Tenant shall separately dispose of all waste products from the operation of the vivarium, including, without limitation, dead animals, strictly in accordance with Legal Requirements. Landlord shall have the right, from time to time by written notice to Tenant, to promulgate reasonable rules and regulations with respect to the operation of the vivarium so as to minimize any adverse effects that such operation may have on other occupants of the Building, including without limitation, regulations as to noise mitigation.

(b)    Transportation to and from the Premises of any animals, animal waste, food or supplies relating to any animals maintained from time to time in any animal storage areas of the Premises (“Animal Transportation”) shall be subject to this Section 4.4 and Landlord’s reasonable rules and regulations therefor (which shall include, inter aha, consideration for the multi-tenant nature of the Building and the permitted path of any Animal Transportation). Animal Transportation shall only occur from 3 PM to 7 AM. At all times that animals are transported to and from the Premises, they shall be transported in an appropriate cage or other container. At no time shall any animals, animal waste, food or supplies relating to the animals be brought into, transported through, or delivered to the lobby of the Building or be transported within the Building in elevators other than the ACF Elevator (hereinafter defined); provided, however, if the ACF Elevator is out-of-service, Tenant may use the freight elevator of the Building for such purposes.

(c)    Notwithstanding anything to the contrary, Landlord and Tenant hereby agree as follows with respect to the freight elevator being installed by Landlord to provide direct freight elevator service to the vivarium within Phase 2 in substantially the location more particularly shown on the Lease Plan (the “ACF Elevator”):

(i)    Tenant shall have the non-exclusive right to use the ACF Elevator on the terms and conditions set forth in this Lease. Tenant shall not (and shall not permit any other Tenant Party to) use the ACF Elevator for any purpose other than Animal Transportation.

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(ii)    Landlord shall maintain the ACF Elevator in such good repair, order and condition as the same is in when the ACF Elevator is substantially complete, reasonable wear and tear, loss by Taking and damage by Casualty excepted, and shall repair and, as necessary, replace the same in order to keep the ACF Elevator in such condition. Tenant shall reimburse Landlord for fifty percent (50%) of the costs incurred in connection with such maintenance, repair and replacement within thirty (30) days after demand from time to time, but in event more than monthly.

5.	RENT; ADDITIONAL RENT

5.1.    Base Rent. Tenant shall pay to Landlord Base Rent in equal monthly installments, in advance and without demand on the first day of each month for and with respect to such month (except that, if the Rent Commencement Date is any day other than the first day of a calendar month, Base Rent due for the period between the Rent Commencement Date and the last day of the calendar month in which the Rent Commencement Date occurs shall be due on the Rent Commencement Date). Unless otherwise expressly provided herein, the payment of Base Rent and additional rent and other charges reserved and covenanted to be paid under this Lease with respect to the Premises (collectively, “Rent”) shall commence on the Rent Commencement Date, and shall be prorated for any partial months. Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment. In no event shall Tenant pay any installment of Base Rent more than one (1) month in advance.

5.2.    Operating Costs.

(a)    “Operating Costs” shall mean all reasonable costs incurred and expenditures of whatever nature made by Landlord in the operation, management, repair, replacement, maintenance and insurance (including without limitation environmental liability insurance and property insurance on Landlord-supplied leasehold improvements for tenants, but not property insurance on tenants’ equipment) of the Laboratory Addition or allocated to the Laboratory Addition, including without limitation: all costs of labor (wages, salaries, fringe benefits, etc.) up to and including the group or portfolio manager, however denominated (allocated equitably to all properties under the responsibility of such group or portfolio manager); any costs for utilities supplied to exterior areas and the Common Areas; any costs for repair and replacements, cleaning and maintenance of exterior areas and the Common Areas, related equipment, facilities and appurtenances and HVAC equipment; costs of consultants and/or experts engaged to evaluate cost-savings measures for the Building (such as, but not limited to, tax and energy conservation consultants); costs relating to open space serving the Kendall Square complex; costs incurred pursuant to any REA and/or Condo Documents (including without limitation costs related to the operation, management, repair, replacement, maintenance, and insurance of the Complex Areas and real estate taxes assessed with respect to the Complex Areas); any operating costs charged pursuant to the Master Lease; costs incurred in connection with the PTDM; costs of security services; a market rate management fee no greater than 4% of gross revenues paid to Landlord’s property manager; the costs, including, without limitation, a commercially reasonable rental factor, of Landlord’s management office for the Property (which management office may be located outside the Laboratory Addition and which

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may serve other properties in addition to the Laboratory Addition (in which event the costs thereof shall be equitably allocated among the properties served by such office)); and the cost of operating any amenities in the Property available to all tenants of the Laboratory Addition and any subsidy provided by Landlord for or with respect to any such amenity. For costs and expenditures made by Landlord in connection with the operation, management, repair, replacement, maintenance and insurance of the Property as a whole, Landlord shall make a reasonable allocation thereof between the retail areas, the Office Building and the Laboratory Addition. Operating Costs shall not include Excluded Costs (hereinafter defined). Landlord shall have the right but not the obligation, from time to time, to equitably allocate some or all of the Operating Costs among different tenants of the Building (for example, and without limiting the generality of the foregoing, based in whole or in part on shared or similar use of particular systems or equipment).

(b)    “Excluded Costs” shall be defined as (i) any mortgage charges (including interest, principal, points and fees); (ii) brokerage commissions; (iii) salaries of executives and owners not directly employed in the management/operation of the Property; (iv) the cost of work done by Landlord for a particular tenant; (v) the cost of items which, by generally accepted accounting principles, would be capitalized on the books of Landlord or are otherwise not properly chargeable against income, except to the extent such capital item is (A) required by any Legal Requirements enacted after the Phase 1 Term Commencement Date, (B) reasonably projected to reduce Operating Costs (in which event the expense shall be included as Operating Costs solely to the greater of (1) actual savings realized, or (2) reasonably projected savings), or (C) reasonably expected to improve the management and/or operation of the Building, such capital items to be amortized over their useful lives; (vi) any contributions made by Landlord to any tenant of the Property in connection with the build-out of its premises; (vii) franchise or income taxes imposed on Landlord; (viii) costs paid directly by individual tenants to suppliers, including tenant electricity, telephone and other utility costs; (ix) increases in premiums for insurance when such increase is caused by the use of the Property by Landlord or any other tenant of the Property; (x) maintenance and repair of capital items not a part of the Property; (xi) depreciation of the Property; (xii) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity, and related corporate overhead costs; (xiii) advertising and other fees and costs incurred in procuring tenants; (xiv) the cost of any items for which Landlord is actually reimbursed by insurance, condemnation awards, refund, rebate or otherwise, and any expenses for repairs or maintenance to the extent covered by warranties, guaranties and service contracts; (xv) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; and (xvi) the costs of the initial development and construction of the Building (including without limitation the costs of Landlord’s Work, mitigation payments, impact fees associated therewith, if any (including traffic mitigation expenses or payments pursuant to the approvals for the project), or costs to repair construction or design defects); provided, however, that the foregoing shall not exclude from Operating Costs the reasonable costs incurred in connection with the Parking Traffic Demand Management Plan, as more particularly described below; (xvii) amounts paid to affiliates of Landlord to the extent in excess of customary amounts for such services; (xviii) penalties and costs incurred as a result of violations of Legal Requirements by Landlord or its agents, contractors or tenants; (xix) reserves; (xx) Landlord’s political or charitable contributions, (xxi) the cost of acquiring (as opposed to leasing) sculptures, paintings and other objects of art; (xxii) income taxes or similar taxes paid by Landlord or the

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owner of any interest in the Property; (xxiii) the cost of testing, remediation, removal, transportation or storage of Hazardous Materials in on or under the Property, provided, however, with respect to the testing, remediation, removal, transportation or storage of (A) any material or substance that is part of the Building on the applicable Term Commencement Date and which, as of the applicable Term Commencement Date, is not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law and must be remediated or removed, and (B) any material or substance located in the Building after the applicable Term Commencement Date and which, when placed in the Building was not considered as a matter of law to be a Hazardous Material but which is subsequently determined to be a Hazardous Material as a matter of law, then the costs thereof may be included in Operating Costs; and (xxiv) base rent payable under any underlying ground or master lease (but operating costs and expenses payable thereunder shall be included in Operating Costs to the extent otherwise permitted as Operating Costs hereunder). In no event in any year shall Landlord collect more than one hundred percent (100%) of the actual Operating Costs for such year from Tenant and the other tenants of the Laboratory Addition, and Landlord shall not recover the costs of any item more than once; provided, however, Tenant’s sole remedy for Landlord’s breach of this sentence shall be to receive Tenant’s Share of the amount overcharged.

(c)    Payment of Operating Costs. Commencing on the Phase 1 Term Commencement Date, and thereafter throughout the Term, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of Operating Costs with respect to the entire Premises. Landlord may make a good faith estimate of Tenant’s Share of Operating Costs for any fiscal year or part thereof during the Term, and Tenant shall pay to Landlord, on the Phase 1 Term Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Share of Operating Costs for such fiscal year and/or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Share of Operating Costs and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Share of Operating Costs shall be appropriately adjusted in accordance with the estimations so that, by the end of the fiscal year in question, Tenant shall have paid all of Tenant’s Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each fiscal year.

(d)    Annual Reconciliation. Landlord shall, within one hundred twenty (120) days after the end of each fiscal year, deliver to Tenant a reasonably detailed statement of the actual amount of Operating Costs for such fiscal year (“Year End Statement”). Failure of Landlord to provide the Year End Statement within the time prescribed shall not relieve Tenant from its obligations hereunder. If the total of such monthly remittances on account of any fiscal year is greater than Tenant’s Share of Operating Costs actually incurred for such fiscal year, then provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord (it being understood and agreed that if Tenant cures any default prior to the expiration of the notice and/or cure periods set forth in

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Section 20.1 below, Tenant shall then be entitled to take such credit). If the total of such remittances is less than Tenant’s Share of Operating Costs actually incurred for such fiscal year, Tenant shall pay the difference to Landlord, as additional rent hereunder, within thirty (30) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate of Operating Costs for the next fiscal year shall be based upon the Operating Costs actually incurred for the prior fiscal year as reflected in the Year-End Statement plus a reasonable adjustment based upon estimated increases in Operating Costs.

(e)    Part Years. If the Rent Commencement Date or the Expiration Date occurs in the middle of a fiscal year, Tenant shall be liable for only that portion of the Operating Costs with respect to such fiscal year within the Term.

(f)    Gross-Up. If, during any fiscal year, less than 95% of the Laboratory Addition is occupied by tenants or if Landlord was not supplying 95% of tenants with the services being supplied to Tenant hereunder, actual Operating Costs incurred shall be reasonably extrapolated by Landlord on an item- by-item basis to the reasonable Operating Costs that would have been incurred if the Laboratory Addition was 95% occupied and such services were being supplied to 95% of tenants, and such extrapolated Operating Costs shall, for all purposes hereof, be deemed to be the Operating Costs for such fiscal year. This “gross up” treatment shall be applied only with respect to variable Operating Costs arising from services provided to Common Areas or to space in the Laboratory Addition being occupied by tenants (which services are not provided to vacant space or may be provided only to some tenants) in order to allocate equitably such variable Operating Costs to the tenants receiving the benefits thereof.

(g)    Audit Right. Provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may, upon at least thirty (30) days’ prior written notice, inspect or audit Landlord’s records relating solely to Operating Costs for the fiscal year covered by the Year End Statement in question. However, no audit or inspection shall extend to periods of time before the Phase 1 Term Commencement Date. If Tenant fails to object to the calculation of Tenant’s Share of Operating Costs on the Year-End Statement within one hundred twenty (120) days after such statement has been delivered to Tenant and/or fails to complete any such audit or inspection within one hundred eighty (180) days after receipt of the Year End Statement, then Tenant shall be deemed to have waived its right to object to the calculation of Tenant’s Share of Operating Costs for the year in question and the calculation thereof as set forth on such statement shall be final. Landlord’s records shall be made available electronically or, at Landlord’s election, at Landlord’s offices or the offices of Landlord’s property manager during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection, provided, however, if Tenant’s inspection or audit reveals an overcharge of more than five percent (5%), then Landlord shall reimburse Tenant for up to Ten Thousand Dollars ($ 10,000) of the reasonable cost of such audit or inspection within thirty (30) days of receipt of a reasonably detailed invoice therefor. Tenant may not conduct an inspection or have an audit performed more than once during any fiscal year. If such inspection or audit reveals that an error was made in the calculation of Tenant’s Share of Operating Costs previously charged to Tenant and Landlord does not reasonably object to such inspection or audit results, then, provided no Event of Default has occurred nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default, and provided, further, that Tenant has delivered to

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Landlord a copy of the final inspection or audit report reflecting such error, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord (it being understood and agreed that if Tenant cures any default prior to the expiration of the notice and/or cure periods set forth in Section 20.1 below, Tenant shall then be entitled to take such credit or refund, as the case may be). If such inspection or audit reveals an underpayment by Tenant, then Tenant shall pay to Landlord, as additional rent hereunder, any underpayment of any such costs, as the case may be, within thirty (30) days after receipt of an invoice therefor. Tenant shall maintain the results of any such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection, and (C) which executes Landlord’s standard confidentiality agreement whereby it shall agree to maintain the results of such audit or inspection confidential. Tenant hereby acknowledges and agrees that Tenant’s sole right to contest Landlord’s Year End Statement shall be as expressly set forth in this Section 5.2(g). Tenant hereby waives any and all other rights provided pursuant to any Legal Requirements to examine Landlord’s books and records and/or to contest Landlord’s Year End Statement. No subtenant or licensee shall have any right to conduct any such examination.

5.3.    Taxes.

(a)    “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the tax lot(s) on which the Building is located (the “Tax Lot”) and any other buildings located on the Tax Lot (collectively, the “Tax Property”), and upon any personal property of Landlord used in the operation thereof, or on Landlord’s interest therein or such personal property or reasonably allocated thereto; charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to the Tax Property (including without limitation any community preservation assessments and/or business improvement district assessments); service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operation, use or occupancy of the Tax Property or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. To the extent Taxes are assessed against the Tax Property as a whole, such amounts shall be allocated among the buildings located on the Tax Lot and shall be based on the assessor’s records or, if the records do not provide a separate allocation, based on square footage of the buildings in question unless Landlord reasonably determines that such allocation should be made on another basis. Furthermore, if different tax rates apply to spaces in the buildings located on the Tax Lot, Taxes will be allocated based on the applicable tax rate (e.g., if retail space is taxed at a different rate than office space, then Taxes subject to such different rate shall be allocated accordingly). If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. From and after substantial completion of any occupiable improvements constructed as part of a Future Development, if such improvements are not separately assessed, Landlord shall reasonably allocate Taxes between the Building and such improvements and the land area

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associated with the same. Taxes shall not include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership, operation or development of the Tax Property (including linkage fees, mitigation payments, import fees and similar charges), provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or in addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Tax Property were the only real estate owned by Landlord. “Taxes” shall also include reasonable expenses (including without limitation legal and consultant fees) of tax abatement or other proceedings contesting assessments or levies. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Tax Property is increased by a value attributable to improvements in or alterations to the Premises made by Tenant (and expressly excluding Landlord’s Work), whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, Landlord shall have the right, but not the obligation, to pay such Taxes. The amount of any such payment by Landlord shall constitute additional rent due from Tenant to Landlord within thirty (30) days of invoice therefor.

(b)    “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the Term of this Lease.

(c)    Payment of Taxes. Commencing on the Phase 1 Term Commencement Date, and thereafter throughout the Term, Tenant shall pay to Landlord, as additional rent, Tenant’s Tax Share of Taxes with respect to the entire Premises. Landlord may make a good faith estimate of the Taxes to be due by Tenant for any Tax Period or part thereof during the Term, and Tenant shall pay to Landlord, on the Phase 1 Term Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Tax Share of Taxes for such Tax Period or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Tax Share of Taxes and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Tax Share of Taxes shall be appropriately adjusted in accordance with the estimations so that, by the end of the Tax Period in question, Tenant shall have paid all of Tenant’s Tax Share of Taxes as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each Tax Period. If the total of such monthly remittances is greater than Tenant’s Tax Share of Taxes actually due for such Tax Period, then, provided no Event of Default has occurred nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Taxes due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord (it being understood and agreed that if Tenant cures any

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default prior to the expiration of the notice and/or cure periods set forth in Section 20.1 below, Tenant shall then be entitled to take such credit or refund, as the case may be). If the total of such remittances is less than Tenant’s Tax Share of Taxes actually due for such Tax Period, Tenant shall pay the difference to Landlord, as additional rent hereunder, within thirty (30) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate for the next Tax Period shall be based upon actual Taxes for the prior Tax Period plus a reasonable adjustment based upon estimated increases in Taxes. In the event that Payments in Lieu of Taxes (“PILOT”), instead of or in addition to Taxes, are separately assessed to certain portions of the Building or the Property including the Premises, Tenant agrees, except as otherwise expressly provided herein to the contrary , to pay to Landlord, as additional rent, the portion of such PILOT attributable to the Premises in the same manner as provided above for the payment of Taxes.

(d)    Effect of Abatements. Appropriate credit against Taxes or PILOT shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor after deduction of Landlord’s expenditures for reasonable legal fees and for other reasonable expenses incurred in obtaining the Tax or PILOT refund.

(e)    Part Years. If the Phase 1 Term Commencement Date or the Expiration Date occurs in the middle of a Tax Period. Tenant shall be liable for only that portion of the Taxes, as the case may be. with respect to such Tax Period within the Term.

5.4.    Late Payments.

(a)    Any payment of Rent due hereunder not paid when due shall bear interest for each month or fraction thereof from the due date until paid in full at the annual rate of twelve percent (12%), or at any applicable lesser maximum legally permissible rate for debts of this nature (the “Default Rate”). Acceptance of interest or any partial payment shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(b)    For each Tenant payment check to Landlord that is returned by a bank for any reason. Tenant shall pay a returned check charge equal to the amount as shall be customarily charged by Landlord’s bank at the time.

(c)    (c) Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: first, to any unpaid additional rent, including without limitation late charges, returned check charges, legal fees and/or court costs chargeable to Tenant hereunder; and then to unpaid Base Rent.

5.5.    No Offset; Independent Covenants; Waiver. Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided in Section 9.6(b) of this Lease and Section 2(f) of the Work Letter. TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT EXCEPT AS EXPRESSLY PROVIDED IN Section 9.6(b) OF THIS LEASE AND SECTION 2(f)

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OF THE WORK LETTER, AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF EXCEPT AS EXPRESSLY PROVIDED IN SECTION 15.2 HEREOF AND SECTION 2(f) OF THE WORK LETTER. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT UNDER THIS LEASE SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES. INC.. 437 MASS. 708 (2002). SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

5.6.    Survival. Any obligations under this Article 5 which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.

6.	RIGHT OF FIRST OFFER

6.1.    Right of First Offer. Subject to the provisions of this Article 6, from and after the date on which all rentable areas on the eleventh (11th) floor of the Laboratory Addition (the “ROFO Space”) are initially leased, and provided that as of the date of the ROFO Notice (hereinafter defined) (i) there is no Monetary Default nor any Event of Default, and (ii) Tenant has not subleased more than 25% of the Premises, Tenant shall have a one-time right of first offer to lease the ROFO Space if, as and when the same shall become available for lease on a full floor basis during the Initial Term, at the fair market rental value of the ROFO Space (taking into account all relevant factors), for a term specified in the ROFO Notice (which shall run at least until the expiration of the Initial Term) (the “ROFO Term”), and otherwise upon the terms and conditions specified in the ROFO Notice. It is understood and agreed that Tenant shall not have any right to lease less than the entire eleventh (11th) floor pursuant to this Article 6 unless Landlord elects, in its sole discretion, to make the eleventh (11th) floor a multi-tenant floor and lease portions of the eleventh floor to different tenants, in which event the “ROFO Space” shall be deemed to refer to any of such portions. Tenant’s right of first offer under this Article 6 is subject only to the currently-existing extension rights of the initial tenant of the ROFO Space.

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6.2.    Offer and Acceptance Procedures for Right of First Offer.

(a)    After Landlord determines, in its reasonable judgment, that the ROFO Space is available for lease and all of the preconditions to the right of first offer granted to Tenant in this Article 6 have been met, Landlord shall deliver to Tenant a written notice offering to lease the ROFO Space to Tenant upon the terms and conditions set forth herein (the “ROFO Notice”). The ROFO Notice shall identify the size, location and availability date of the ROFO Space, the length of the ROFO Term and Landlord’s determination of the fair market rental value of the ROFO Space. Tenant then shall have ten (10) days after receipt of the ROFO Notice to notify Landlord in writing (“Tenant’s ROFO Response”) whether Tenant will exercise its right to lease the ROFO Space upon the terms and conditions described in the ROFO Notice.

(b)    If Tenant fails to notify Landlord in writing within such 10-day period that Tenant accepts the offer contained in the ROFO Notice, or if Tenant refuses in writing the offer contained in the ROFO Notice, Landlord shall have the right to lease the ROFO Space to any third party tenant on whatever terms and conditions Landlord may decide in its sole discretion, provided that such terms are not less than ninety-five percent (95%) of the net effective rent (hereinafter defined) set forth in the ROFO Notice. As used herein, the term “net effective rent” shall mean the net present value of the rent, additional rent, and other charges that would be payable to Landlord under the terms of any proposed lease for and with respect to that portion of the term of the proposed lease equal to the ROFO Term, taking into account any construction allowance, the cost of any leasehold improvements proposed to be performed by Landlord, any free rent, and any other monetary inducements payable by Landlord under such proposed lease.

(c)    If Tenant timely notifies Landlord of its desire to lease the ROFO Space pursuant to this Article 6, (i) unless Tenant’s ROFO Response indicates that Tenant desires to determine the fair market rental value of the ROFO Space in accordance with the Determination Process (in which event the fair market rental value of the ROFO Space shall be determined in accordance with the Determination Process), Landlord’s determination of the fair market rental value shall be binding on Landlord and Tenant; and (ii) the Term of this Lease with respect to the originally demised Premises shall be extended to be coterminous with the ROFO Term if the term for the ROFO space would end later than the expiration of the Initial Term (such extension, the “Extended Term”) and the base rent payable with respect to the originally demised Premises during the Extended Term shall be equal to the greater of (A) the base rental rate applicable to the ROFO Space (on a per rentable square foot basis), and (B) the Base Rent payable with respect to the originally demised Premises in effect immediately prior to the Extended Term, increased by 3% on the first day of the Extended Term and annually thereafter. Notwithstanding the fact that Tenant’s proper and timely acceptance of such offer to lease the ROFO Space shall be self-executing, Landlord shall submit to Tenant, and Tenant shall execute and deliver to Landlord within forty-five (45) days of receipt thereof, a lease amendment which incorporates all of the terms and conditions set forth in the ROFO Notice. Landlord and Tenant shall reasonably diligently negotiate such lease amendment in good faith. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Article 6. If Tenant fails to execute and deliver the lease amendment within said forty-five (45) day period, subject to reasonable extensions of time if the parties are negotiating significant terms in good faith, then subject to the provisions of Section 6.2(b) above, Tenant’s right to lease the ROFO Space shall terminate and shall be null and void, and Landlord shall have no further

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obligation to lease the ROFO Space to Tenant and may lease any or all of the ROFO Space to another party upon such terms and conditions as Landlord may deem appropriate, free and clear of any rights in favor of Tenant contained herein.

6.3.    Termination of Rights. All rights of Tenant under this Article 6 shall terminate upon the expiration or earlier termination of the Term of this Lease.

6.4.    Rights Personal to Tenant. Except in connection with an assignment of all of Tenant’s right, title and interest in and to this Lease and the Premises in accordance with Section 13.4(a) below, Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under this Article 6, and any such purported transfer or attempt to transfer shall be void and without effect, shall terminate Tenant’s rights under this Article 6, and shall constitute an Event of Default under this Lease.

6.5.    Time is of the Essence. Time is of the essence with respect to all aspects of this Article 6.

7.	LETTER OF CREDIT

7.1.    Amount. Contemporaneously with the execution of this Lease, Tenant shall deliver to Landlord, an irrevocable letter of credit which shall (a) be in the amount specified in the Lease Summary Sheet and otherwise in the form attached hereto as Exhibit 7; (b) issued by a FDIC insured financial institution (i) reasonably acceptable to Landlord upon which presentment may be made in Boston, Massachusetts (if Landlord so requires at the time of its approval thereof), and (ii) which satisfies the Minimum Rating Agency Threshold and the Minimum Capital Threshold (as such terms are hereinafter defined); and (c) be for a term of one (1) year, subject to extension in accordance with the terms hereof (the “Letter of Credit”). The Letter of Credit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by the Tenant to be kept and performed during the Term. In no event shall the Letter of Credit be deemed to be a prepayment of Rent nor shall it be considered a measure of liquidated damages. Unless the Letter of Credit is automatically renewing, at least thirty (30) days prior to the maturity date of the Letter of Credit (or any replacement Letter of Credit), Tenant shall deliver to Landlord a replacement Letter of Credit which shall have a maturity date no earlier than the next anniversary of the Term Commencement Date or one (1) year from its date of delivery to Landlord, whichever is later.

(a)    If no Event of Default has occurred and no event has occurred which, with the passage of time and/or the giving of notice, would constitute an Event of Default and further provided that there is no material adverse change in Tenant’s tangible net worth (as defined in Section 13.4 below) as verified by Landlord based upon a certificate from Tenant’s chief financial officer and audited financials, then the face amount of the Letter of Credit may be reduced by Tenant to (a) $8,874,622.53 on or after the Phase 1 Rent Commencement Date, (b) $5,916,415.02 on or after the commencement of Rent Year 2, and (c) $3,944,276.68 on or after the commencement of Rent Year 3; it being understood and agreed that if Tenant cures any default prior to the expiration of the notice and/or cure periods set forth in Section 20.1 below, or Tenant thereafter demonstrates that there is no longer a material adverse change in Tenant’s

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tangible net worth, Tenant shall then be entitled to obtain a Letter of Credit in the reduced face amount in accordance with this Section 7.1(a). Landlord shall, at no cost to Landlord, cooperate with Tenant and the issuer of the Letter of Credit in connection with the amendment of the Letter of Credit to effectuate such reduction. Tenant hereby certifies that Tenant’s tangible net worth as of February 28. 2019 was at least One Hundred Fifty Million Dollars ($150,000,000.00).

7.2.    Application of Proceeds of Letter of Credit. Upon an Event of Default, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or upon the end of the Term if there remains any uncured default of which Tenant shall have received notice, Landlord at its sole option may draw down all or a part of the Letter of Credit. The balance of any Letter of Credit cash proceeds shall be held in accordance with Section 7.5 below. Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, upon the written demand of Landlord, deliver a replacement Letter of Credit in the amount drawn, and Tenant’s failure to do so within ten (10) days after receipt of such written demand shall constitute an additional Event of Default hereunder. The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.

7.3.    Transfer of Letter of Credit. In the event that Landlord transfers its interest in the Premises, Tenant shall upon notice from and at no cost to Landlord, deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord’s successor as the beneficiary thereof. If Tenant fails to deliver such amendment or replacement within ten (10) business days after written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with Section 7.5 below.

7.4.    Credit of Issuer of Letter of Credit. The “Minimum Rating Agency Threshold” shall mean that the issuing bank has outstanding unsecured, uninsured and unguaranteed senior long-term indebtedness that is then rated (without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation) “Baa” or better by Moody’s Investors Service, Inc. and/or “BBB” or better by Standard & Poor’s Rating Services, or a comparable rating by a comparable national rating agency designated by Landlord in its discretion. The “Minimum Capital Threshold” shall mean that the issuing bank has combined capital, surplus and undivided profits of not less than $10,000,000,000. If the issuer of the Letter of Credit fails to satisfy either or both of the Minimum Rating Agency Threshold or the Minimum Capital Threshold, Tenant shall be required to deliver a substitute letter of credit from another issuer reasonably satisfactory to the Landlord and that satisfies both the Minimum Rating Agency Threshold and the Minimum Capital Threshold not later than fifteen (15) business days after Landlord notifies Tenant of such failure.

7.5.    Security Deposit. Landlord shall hold the balance of proceeds remaining after a draw on the Letter of Credit (hereinafter referred to as the “Security Deposit”) as security for

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Tenant’s performance of all its Lease obligations. After an Event of Default, or upon the end of the Term if there remains any uncured default of which Tenant shall have received notice, Landlord may apply the Security Deposit, or any part thereof, to Landlord’s damages without prejudice to any other Landlord remedy. Should Landlord apply all or any portion of the Security Deposit in accordance with the terms of this Lease, Tenant shall, upon the written demand of Landlord, deliver cash in the amount applied, and Tenant’s failure to do so within twenty (20) days after receipt of such written demand shall constitute an additional Event of Default hereunder without further notice or opportunity to cure. Tenant shall have the right to deliver a replacement Letter of Credit in the form and amount required hereunder, and upon receipt of such replacement Letter of Credit, Landlord shall return the Security Deposit to Tenant. Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds. If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, may be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.

7.6.    Return of Security Deposit or Letter of Credit. Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Security Deposit and/or Letter of Credit or the remaining proceeds therefrom, as applicable, shall be returned to Tenant within sixty (60) days after the end of the Term, less any portion thereof which may have been utilized by Landlord to cure any default or applied to any actual damage suffered by Landlord.

8.	WAIVER OF LANDLORD’S LIEN.

Landlord hereby waives and disclaims all statutory and contractual lien rights in Tenant’s furniture, fixtures, trade fixtures, equipment, merchandise, and other property now or hereafter placed at the Premises except (a) any real estate fixtures within the Premises, (b) any item paid by Landlord, and (c) any item that must remain in the Premises upon surrender pursuant to Section 21.1 below. Landlord hereby agrees to execute a waiver and agreement in Landlord’s standard commercially reasonable form for the benefit of any national banking association or institutional lender of Tenant. It is understood and agreed by Tenant that the foregoing provisions shall not affect the prohibition set forth in Section 25.12 below.

9.	UTILITIES, HVAC; WASTE REMOVAL

9.1.    Electricity. Commencing on the Phase 1 Term Commencement Date, Tenant shall pay all charges for electricity furnished to the Premises and/or any equipment exclusively serving the Premises as additional rent, based on Landlord’s reasonable estimates and/or any applicable metering equipment. At Tenant’s request, Landlord shall provide Tenant with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Tenant. As part of Tenant’s Fitout, Landlord shall install in or near the Premises metering equipment to measure electricity furnished to all or any portion of the Premises. Tenant shall make any deposit (including but not limited to, such letters of credit) as the electric company or provider shall require. Tenant shall, at Tenant’s sole cost and expense, maintain and keep in good order, condition and repair any such metering equipment. Tenant shall pay the full amount of any charges attributable to such meter on or before the due date therefor either to Landlord or directly to the supplier thereof, at Landlord’s election.

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9.2.    Water. Commencing on the applicable Term Commencement Date, Tenant shall pay all water and sewer charges for water furnished to the Premises and/or any equipment exclusively serving the Premises as additional rent. Such charges shall be reasonably estimated by Landlord based on the percentage of air flow used by Tenant (measured through Landlord’s Building energy management system).

9.3.    Gas. Landlord shall provide natural gas service capacity for base Building systems and Tenant’s use in the Premises (as set forth on the Matrix attached to the Work Letter) at all times during the Term. Tenant shall, at Tenant’s expense, furnish and install in a location approved by Landlord in or near the Premises such necessary metering equipment approved by Landlord to measure gas furnished to the Premises and any equipment exclusively serving the same. Tenant, at Tenant’s expense, shall maintain and keep in good repair and condition such gas meter equipment. Commencing on the applicable Term Commencement Date. Tenant shall pay the full amount of any charges attributable to such meter(s) on or before the due date therefor directly to the supplier thereof.

9.4.    HVAC.

(a)    General. Consistent with the levels provided by Class A general office and laboratory/office buildings in Kendall Square and as further described in the Matrix, Landlord shall provide to the Common Areas and the Premises on a twenty-four (24) hours per day, seven (7) days per week basis (i) heat 365 days/year, and (ii) air conditioning during the normal cooling season (provided, however, that Landlord will use commercially reasonable efforts to provide air conditioning outside the normal cooling season as reasonably requested by Tenant), and (iii) general exhaust/ventilation. It is expressly acknowledged and agreed that Tenant shall be solely responsible for (A) cooling any data center, server rooms and any other similar areas located in the Premises beyond the standard level of cooling provided, and (B) specialty exhaust, including without limitation exhaust for H2 rooms, vivarium, chemical storage rooms which require Class I, Division II classification, if any, and any other special rooms or special Tenant equipment. All costs incurred by Landlord to provide HVAC service to the Premises shall be reimbursed by Tenant to Landlord as additional rent. Such costs shall include the cost of all utility services used in the operation of the HVAC system(s) providing HVAC service to the Premises and all costs incurred by Landlord in the operation, maintenance, and repair of such system(s). Landlord shall allocate to the Premises a portion of the total amount of such costs incurred with respect to the Building based upon the cubic footage of heated, chilled, and fresh air distributed in the Premises as indicated by the energy management system serving the Building as a percentage of the aggregate cubic footage of heated, chilled, and fresh air distributed in the entire Building for the applicable period. Tenant shall pay such costs monthly, together with monthly installments of Base Rent, on an estimated basis in amounts from time to time reasonably determined by Landlord. From time to time, and at least annually, Landlord shall deliver to Tenant a reasonably detailed statement of the actual amount of such costs for the period of time since the prior statement, together with a statement of the amounts paid by Tenant on an estimated basis toward such costs as aforesaid. If such statement indicates that the estimated amounts paid by Tenant are less than Tenant’s allocable share of the actual amount of

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such costs for such period of time, then Tenant shall pay the amount of such shortfall to Landlord within thirty (30) days after delivery of such statement. If such statement indicates that Tenant’s estimated payments for such period of time exceed the actual amount of such costs for such year, then Landlord shall credit the excess against the next due installment(s) of additional rent payable under this Section 9.4. Whenever the air conditioning systems are in operation, Tenant agrees to use reasonable efforts to lower and close the blinds or drapes when necessary because of the sun’s position, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning systems.

(b)    Additional Requirements. In the event Tenant requires additional air conditioning other than as specified in the Matrix for (i) meeting rooms or server rooms, (ii) laboratory and research and development uses or (iii) any other reason, then any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment may be installed by Landlord or, at Landlord’s election, by Tenant with Landlord’s supervision, in either case at Tenant’s sole cost and expense, but only if, in Landlord’s reasonable judgment, the same will not (A) cause damage or injury to the Building, (B) create a dangerous or hazardous condition, (C) unreasonably or materially interfere with or disturb other tenants, nor (D) entail excessive or unreasonable alterations or repairs. Tenant shall reimburse Landlord, as additional rent hereunder, for the cost incurred by Landlord in installing, maintaining and operating such additional air conditioning equipment and the charges for all utilities consumed thereby.

9.5.    Other Utilities; Utility Information. Subject to Landlord’s reasonable rules and regulations governing the same, Tenant shall obtain and pay, as and when due, for all other utilities and services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto. Within ten (10) business days after Landlord’s request from time to time, Tenant shall provide Landlord with reasonably detailed information regarding Tenant’s utility usage in the Premises.

9.6.    Interruption or Curtailment of Utilities.

(a)    When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon no less than five (5) business days’ notice except in the event of an emergency, to interrupt, curtail, or stop (i) the furnishing of heat, air conditioning, ventilation and/or hot or cold water, and (ii) the operation of the life safety, plumbing and/or electric systems. With respect to any planned interruption, Landlord shall consult with Tenant to schedule such interruption in an effort to minimize interference with Tenant’s business operations. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, subject to Section 9.6 below, there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

(b)    Notwithstanding anything to the contrary in this Lease contained, if the Premises or a material portion of the Premises is made untenantable as a direct result of

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Landlord’s failure to provide any service which Landlord is required to provide hereunder (a “Material Services Failure”) such that, for the duration of the Landlord Service Interruption Cure Period (hereinafter defined), the continued operation in the ordinary course of Tenant’s business in any portion of the Premises is materially and adversely affected, then, provided that Tenant does not use the Premises, or the untenantable portion of the Premises, as the case may be (the “Affected Portion”), during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord’s inability to cure such condition is not caused by the acts or omissions of any of the Tenant Parties, Base Rent shall thereafter be abated in proportion to such untenantability until the day such service is restored. For purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as the six (6) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Affected Portion (the “Interruption Notice”). The remedy set forth in this Section 9.6(b) shall be Tenant’s sole and exclusive remedy on account of an interruption of services or Landlord default resulting in an interruption of services other than Tenant’s right to obtain affirmative injunctive relief. The provisions of this Section 9.6(b) shall not apply in the event of Casualty or Taking (which shall be governed by Article 15 below) or in the event of untenantability caused by Landlord’s Force Majeure or if Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

9.7.    Telecommunications Providers. Notwithstanding anything to the contrary herein or in this Lease contained, Landlord has no obligation to allow any particular telecommunications service provider to have access to the Building or to Premises other than Verizon, Level 3 and Comcast (collectively, the “Approved Providers”). If Landlord determines there is available space and permits such access, Landlord may condition such access upon (a) the execution of Landlord’s standard telecommunications agreement (which shall include a provision requiring the payment of fair market rent for any space in the Property dedicated, licensed and/or leased to such provider), and (b) the payment to Landlord by Tenant or the service provider of any costs incurred by Landlord in facilitating such access. Subject to the preceding sentence, Landlord’s consent to providing access to the Building to any service provider other than the Approved Providers shall not be unreasonably withheld, conditioned or delayed provided such access does not require any street opening permits or approvals (unless otherwise agreed to by the City of Cambridge) or would unreasonably interfere with the use of the Common Areas.

9.8.    Landlord’s Services. Subject to reimbursement pursuant to Section 5.2 above, and subject further to Landlord’s Force Majeure, Landlord shall provide the services described in Exhibit 8 attached hereto and made a part hereof (“Landlord’s Services”). All costs incurred in connection with the provision of Landlord’s Sen ices shall be included in Operating Costs.

10.	MAINTENANCE AND REPAIRS

10.1.    Maintenance and Repairs by Tenant. Tenant shall keep the Premises (including, without limitation, all electronic, phone and data cabling and related equipment installed for the exclusive benefit of Tenant (other than building service equipment), fixtures, lighting, electrical equipment and wiring, non- structural walls, interior windows, floor coverings, doors and door frames and plate glass (provided that Landlord shall have the right to repair plate glass at Tenant’s cost)) neat and clean and free of insects, rodents, vermin and other

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pests and Trash and in such good repair, order and condition as the same are in on the applicable Term Commencement Date or in such better condition as the Premises may be put in during the Term, reasonable wear and tear and damage by insured Casualty excepted. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the proper maintenance of all building systems, sanitary, electrical, heating, air conditioning, plumbing, security or other systems and of all equipment and appliances to the extent installed and/or operated by Tenant and/or exclusively serving the Premises (provided that Landlord shall have the right to repair the same at Tenant’s cost). Tenant agrees to provide regular maintenance by contract with a reputable qualified service contractor for the heating and air conditioning, electrical, plumbing and life-safety equipment servicing the Premises. Such maintenance contract and contractor shall be subject to Landlord’s reasonable approval. Tenant, at Landlord’s request, shall at reasonable intervals provide Landlord with copies of such contracts and maintenance and repair records and/or reports.

10.2.    Maintenance and Repairs by Landlord. Except as otherwise provided in Article 15, and subject to Tenant’s obligations in Section 10.1 above, Landlord shall maintain the roof, Building structure (including without limitation the foundation, structural floor slabs and columns) and Building core (including without limitation the restroom facilities), exterior window frames, and except to the extent exclusively serving the Premises (or any other leasable space in the Building), the base building systems and equipment (including without limitation sanitary, electrical, heating, air conditioning, plumbing and security systems) in reasonable repair, order and condition and in compliance with Legal Requirements. In addition, Landlord shall operate and maintain the Common Areas in compliance with Legal Requirements and otherwise in substantially the same manner as comparable combination office and laboratory facilities in the Kendall Square area. All costs incurred by Landlord under this Section 10.2 shall be included in Operating Costs as provided in Section 5.2.

10.3.    Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, the sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Article 15, and subject to Tenant’s obligations in Section 10.1 above, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but, subject to Section 14.5 below, if such damage or defective condition w as caused by any of the Tenant Parties, the cost to remedy the same shall be paid by Tenant.

10.4.    Floor Load—Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements. Landlord reserves the right to prescribe the weight and position of all safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”), which shall be placed so as to distribute the weight. Heavy Equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any Heavy Equipment into or out of the Building without giving Landlord prior written notice thereof and observing all of Landlord’s Rules and Regulations with respect to the same. If such Heavy Equipment requires special handling, Tenant

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agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Legal Requirements. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord, Fee Owner and their respective agents (including without limitation its property manager), contractors and employees (collectively with Landlord, the “Landlord Parties”) harmless from and against any and all claims, damages, judgments, losses, penalties, costs, expenses and fees (including without limitation reasonable legal fees) (collectively, “Claims”) resulting directly or indirectly from such moving. Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility.

10.5.    Premises Cleaning. Tenant shall be responsible, at its sole cost and expense, for janitorial and trash removal services and other biohazard disposal services for the Premises, including the laboratory areas thereof. Such services shall be performed by licensed (where required by law or governmental regulation), insured and qualified contractors approved in advance, in writing, by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) and on a sufficient basis to ensure that the Premises are at all times kept neat and clean.

10.6.    Pest Control. Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a regular basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

11.	ALTERATIONS AND IMPROVEMENTS BY TENANT

11.1.    Landlord’s Consent Required.

(a)    Tenant shall not make any alterations, decorations, installations, removals, additions or improvements (collectively, “Alterations”) in or to the Premises without Landlord’s prior written approval of the contractor(s), written plans and specifications, a time schedule therefor and the items listed in Exhibit 9 attached hereto and made a part hereof. Landlord reserves the right to require that Tenant use Landlord’s preferred vendor(s) for any Alterations that involve roof penetrations, alarm tie-ins, sprinklers, fire alarm and other life safety equipment. Tenant shall not make any amendments or additions to plans and specifications approved by Landlord without Landlord’s prior written consent. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In seeking Landlord’s approval, Tenant shall provide Landlord, at least ten (10) business days in advance of any proposed construction, with plans, specifications,

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bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), code compliance certifications, work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials (whether building standard or non-building standard), appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant.

(b)    Subject to Sections 11.1(c) and (d) below, Landlord’s approval of non- structural Alterations shall not be unreasonably withheld, conditioned or delayed.

(c)    Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion (a) to any Alteration to or affecting the roof and/or building systems (provided that Landlord shall not unreasonably withhold its consent with respect to the installation of Tenant’s Rooftop Equipment in accordance with Section 1.4(d) above), (b) with respect to matters of aesthetics relating to Alterations to or affecting the exterior of the Building, (c) to any Alteration affecting the Building structure, (d) to any Alteration to or affecting any of the fume hoods if such Alteration would, in Landlord’s reasonable discretion, materially adversely affect the marketability or value of the Premises; provided, however, if Tenant (i) agrees to restore the fume hoods to their condition prior to such Alteration (which may include re-installing any fume hoods that are removed) prior to the end of the Term, and (ii) posts such security reasonably required by Landlord to secure Tenant’s obligation to perform such restoration, then Landlord shall not unreasonably withhold its consent to such Alterations to the fume hoods, and (e) to any Alteration enlarging the rentable square footage of the Premises (collectively, “Restricted Alterations”).

(d)    Notwithstanding the foregoing, Landlord’s consent shall not be required (but the applicable Exhibit 9 items shall be provided if reasonably required by Landlord) with respect to any Alterations that are purely decorative in nature nor with respect to non-structural Alterations that are not Restricted Alterations and which cost less than $100,000 in any one instance (and $300,000 in the aggregate per calendar year, prorated for any partial calendar year) so long as any such Alterations are consistent with the quality and character of the Building, are in compliance with Legal Requirements and do not (i) affect, and do not require access to, any part of the Building outside the Premises; nor (ii) trigger any Legal Requirement to perform work outside the Premises (each, a “Permitted Alteration”), provided Tenant shall provide Landlord with reasonably detailed written notice thereof.

(e)    Except as otherwise expressly set forth herein, all Alterations shall be done at Tenant’s sole cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate.

(f)    If Tenant shall make any specialized Alterations (including without limitation interstitial stairs and Alterations that are more costly to remove than standard lab/office alterations), then Landlord may elect to require Tenant at the expiration or sooner termination of the Term to restore the Premises to substantially the same condition as existed

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immediately prior to such Alterations (if Tenant requests, at the time it requests Landlord’s approval, that Landlord make such election at the time of its approval thereof, Landlord shall be required to make such election, if at all, at such time; or in the case of Permitted Alterations, within thirty (30) days after receipt of request for Landlord to make such election, together with reasonably detailed notice regarding the Permitted Alterations in question). Notwithstanding the foregoing, Landlord shall have the right, by written notice to Tenant at least sixty (60) days prior to the expiration of the Term (or within five (5) business days after any earlier termination) to waive the requirement to restore any specialized Alteration.

(g)    Tenant shall provide Landlord with reproducible record drawings (in CAD format) of all Alterations within sixty (60) days after completion thereof.

11.2.    Supervised Work. Landlord and Tenant recognize that to the extent Landlord permits Tenant to perform any Alterations outside the Premises and/or affecting the Building systems, or if required by Legal Requirements, Landlord may need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least two (2) business days’ prior written notice of any proposed Alterations outside the Premises and/or affecting the Building systems (the “Supervised Work”). Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for the reasonable cost of Landlord’s supervisory personnel overseeing the Supervised Work.

11.3.    Harmonious Relations. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Property or any part thereof. In the event of any such difficulty, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such difficulty to leave the Property immediately.

11.4.    Liens. No Alterations shall be undertaken by Tenant until Tenant has made provision for written waiver of liens from all contractors for such Alteration and taken other appropriate protective measures approved and/or required by Landlord. If the cost of any such Alteration exceeds $100,000, then Tenant shall either: (a) demonstrate to Landlord, to Landlord’s reasonable satisfaction, that Tenant is able to pay for the cost of such Alteration, or (b) procure appropriate surety payment and performance bonds naming Landlord as an additional obligee and file lien bond(s) (in jurisdictions where available) on behalf of such contractors. Any mechanic’s hen filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense by filing the bond required by law or otherwise.

11.5.    General Requirements. Unless Landlord and Tenant otherwise agree in writing, Tenant shall (a) obtain Landlord’s written approval of any and all building permit applications relating to Alterations to the Premises prior to submission thereof; (b) procure or cause others to procure on its behalf all necessary permits before undertaking any Alterations in the Premises (and provide copies thereof to Landlord); (c) perform all of such Alterations in a good and workmanlike manner, employing materials of good quality and in compliance with Landlord’s construction rules and regulations, all insurance requirements of this Lease, and Legal Requirements; and (d) defend, indemnify and hold the Landlord Parties harmless from and

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against any and all Claims occasioned by or growing out of such Alterations. Tenant shall cause contractors employed by Tenant to (i) carry the insurance specified in Exhibit 9A, and (ii) submit certificates evidencing such coverage to Landlord prior to the commencement of any such Alterations. In addition, if construction during normal business hours unreasonably disturbs other tenants of the Property, in Landlord’s sole discretion, Landlord may require Tenant to stop the performance of Alterations during normal business hours and to perform the same after hours. If Landlord reasonably determines that, in connection with Alterations by Tenant, (A) any base Building system (including without limitation the fire alarm system) should be or is required to be shut down, and/or (B) base Building mechanical system filters be changed pre- or post-construction, Tenant shall reimburse Landlord for the reasonable out-of-pocket costs incurred by Landlord in connection therewith.

12.	SIGNAGE

12.1.    Restrictions. Tenant shall have the right to install Building standard signage identifying Tenant’s business at the entrance to each floor of the Premises, which signage shall be (a) at Tenant’s sole cost and expense, and (b) subject to Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Except for interior signage at the entrance to the Premises as permitted in the preceding sentence, Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises, or any part of the interior visible from the exterior thereof, any sign, banner, advertising matter or any other thing of any kind (including, without limitation, any hand-lettered advertising), and shall not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building. Landlord shall provide building standard blinds for each window within the Premises and the same shall be installed as part of Tenant’s Fitout. Tenant may not remove the building standard blinds without Landlord’s prior written consent. Tenant may hang its own drapes, provided that they shall not in any way interfere with any building standard drapery or blinds provided by Landlord or be visible from the exterior of the Building, and that such drapes are so hung and installed that, when drawn, the building standard drapery or blinds are automatically also drawn.

12.2.    Building Directory. Landlord shall list Tenant within the directory in the Building lobby at Landlord’s sole cost and expense. Subject to reasonable limits on the number of lines on the directory Landlord can provide and all such additional signage in the lobby directory, Landlord shall, at Tenant’s sole cost and expense, add the names of any approved subtenants or licensees occupying any portion of the Premises.

13.	ASSIGNMENT. MORTGAGING AND SUBLETTING

13.1.    Landlord’s Consent Required. Tenant shall not, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, mortgage or otherwise encumber this Lease or the Premises in whole or in part. Except as expressly otherwise set forth in Section 13.4 below, Tenant shall not, without Landlord’s prior written consent (which shall be granted or withheld in accordance with Section 13.3 below), assign, sublet, license or transfer this Lease or the Premises in whole or in part whether by changes in the ownership or control of Tenant, or any direct or indirect owner of Tenant, whether at one time or

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at intervals, by sale or transfer of stock, partnership or beneficial interests, operation of law or otherwise, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”). Any purported Transfer made without Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease (but such rent shall be applied as a credit against Tenant’s Rent obligations hereunder). In the event of any Transfer in violation of this Article 13, Landlord shall have the right to terminate this Lease upon thirty (30) days’ written notice to Tenant given within sixty (60) days after receipt of written notice from Tenant to Landlord of any Transfer, or within one (1) year after Landlord first learns of the Transfer if no notice is given.

13.2.    Landlord’s Recapture Right.

(a)    Subject to Section 13.4 below, Tenant shall, prior to offering or advertising the Premises or any portion thereof for a Transfer for the balance of the Term or accepting an offer for a Transfer for the balance of the Term, give a written notice (the “Recapture Notice”) to Landlord which: (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises (the “Recapture Premises”), (iii) identifies the period of time (the “Recapture Period”) during which Tenant proposes to sublet the Recapture Premises, or indicates that Tenant proposes to assign its interest in this Lease, and (iv) offers to Landlord to terminate this Lease with respect to the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in this Lease or a subletting for the remainder of the term of this Lease) or to suspend the Term for the Recapture Period (i.e. the Term with respect to the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be proportionately reduced). Landlord shall have fifteen (15) business days within which to respond to the Recapture Notice.

(b)    If Tenant does not enter into a Transfer on the terms and conditions contained in the Recapture Notice on or before the date which is nine (9) months after the earlier of (x) the expiration of the 15-business day period specified in Section 13.2(a) above, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant’s offer contained in the Recapture Notice, time being of the essence, then prior to entering into any Transfer after such 9-month period, Tenant must deliver to Landlord a new Recapture Notice in accordance with Section 13.2(a) above.

(c)    Notwithstanding anything to the contrary contained herein, if Landlord notifies Tenant that it accepts the offer contained in any Recapture Notice, Tenant shall have the right, for a period of ten (10) days following receipt of such notice of acceptance from Landlord, time being of the essence, to notify Landlord in writing that it wishes to withdraw such offer. Upon delivery to Landlord of such withdrawal notice, Landlord’s acceptance of the offer in the applicable Recapture Notice shall be of no further force and effect, Tenant shall not thereafter offer or accept an offer for a Transfer (other than as described in Section 13.4 below) without sending another Recapture Notice to Landlord, and this Lease shall continue in full force and effect.

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13.3.    Standard of Consent to Transfer. Subject to Landlord’s rights set forth in Section 13.2 to terminate the Lease or suspend the Term, Landlord agrees that, subject to the provisions of this Article 13. Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer. It shall be reasonable for Landlord to withhold its consent to a Transfer, inter aha, (a) if the Transferee will not use the Premises for the Permitted Uses; (b) if, in Landlord’s reasonable opinion, the Transferee (i) does not have a tangible net worth and other financial indicators sufficient to meet the Transferee’s obligations under the Transfer instrument in question; (ii) does not have a business reputation compatible with the operation of a first-class combination laboratory, research, development and office building; and/or (c) intends to use the space subject to the Transfer for a use that violates any exclusive or restrictive use provisions then in effect with respect to space in the Property.

13.4.    Permitted Transfers.

(a)    Affiliates and Successors. Notwithstanding the foregoing provisions of this Article 13, Tenant shall have the right, subject to Section 13.7 below, without giving Landlord a Recapture Notice and without obtaining Landlord’s consent, but with prior written notice to Landlord (unless contractually prohibited from doing so, in which event such notice shall be provided within ten (10) days after the effective date thereof), to (A) make a Transfer to an Affiliate so long as such entity remains in such relationship to Tenant, and (B) assign the Lease to a Successor, provided that prior to or simultaneously with any assignment pursuant to this Section 13.4, such Affiliate or Successor, as the case may be, and Tenant execute and deliver to Landlord an assignment and assumption agreement in form and substance reasonably acceptable to Landlord whereby such Affiliate or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed, and whereby such Affiliate or Successor, as the case may be, shall expressly agree that the provisions of this Article 13 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers. For the purposes hereof, an “Affiliate” shall be defined as any entity that is controlled by, is under common control with, or which controls Tenant. As used herein, “control” means direct or, either together with others acting as a group or otherwise, indirect ownership or possession of the right or power, by vote of stockholders or directors, or by contract, agreement or other arrangements, or otherwise, to direct, determine, prevent or otherwise dictate managerial, operational or other actions or activities of any such person, firm or corporation. For the purposes hereof, a “Successor” shall mean any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that the surviving entity shall have a tangible net worth (i.e., the excess of total assets, less intangible assets, over total liabilities, as evidenced by either (1) publicly available annual report(s) or SEC or other public filings, or (2) audited financial statements (or, with respect to newly created entities, pro-forma statements) prepared in accordance with GAAP delivered to Landlord) at least equal to Tenant’s tangible net worth immediately prior to the Transfer.

(b)    Working Partnerships. Notwithstanding any provision to the contrary in this Lease, occupancy of less than fifteen thousand (15,000) rentable square feet of the Premises by companies, firms or other entities (each, a “Working Partnership”) (i) who are members of a group with whom Tenant has a contractual or other relationship providing for cooperative or

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collaborative research or development work, who are or typically would be located by Tenant in one of its facilities, and/or (ii) in which Tenant has a beneficial interest and which are actively engaged in research activities using technology, techniques and/or equipment developed by or in collaboration with Tenant, shall not be a Transfer for the purposes of this Article 13 and shall be permitted without the necessity of obtaining Landlord’s consent thereto (and Tenant shall not be obligated to give Landlord a Recapture Notice with respect thereto), but Tenant shall provide Landlord with prior written notice thereof (which notice shall include the number of square feet in occupancy by such entities and such other information reasonably required for financing, insurance and other risk management purposes, but which notice may otherwise be limited in detail to the extent required by applicable confidentiality agreements).

(c)    Notwithstanding the provisions of this Section 13.4. no transaction or series of transactions which are effected solely for the purpose of qualifying as a transaction which does not require Landlord’s consent (i.e. and thereby avoiding the operation of the provisions of this Article 13) shall be permitted pursuant to this Section 13.4.

13.5.    Listing Confers no Rights. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

13.6.    Profits In Connection with Transfers. Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord fifty percent (50%) of any rent, sum or other consideration to be paid or given in connection with any Transfer, either initially or over time, in excess of Rent hereunder as if such amount were originally called for by the terms of this Lease as additional rent, after deducting: the reasonable actual out-of-pocket legal, and brokerage expenses incurred by Tenant; and the cost of improvements paid for by Tenant in connection with such Transfer.

13.7.    Prohibited Transfers. Notwithstanding any contrary provision of this Lease, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, there is no Monetary Default nor any uncured Event of Default by Tenant under this Lease. Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer (a) to any government agency; (b) to any entity with whom Landlord shall have negotiated for space in the Property in the six (6) months immediately preceding such proposed Transfer as evidenced by an exchange of written proposals), provided Landlord has comparable space in the Laboratory Addition to offer the prospective occupant for a comparable term; or (c) if any part of the rent payable under such Transfer instrument shall be based in whole or in part on the income or profits derived from the Premises.

13.8.    Restrictions on Subleases. In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, subleases or licenses of less than an entire floor of the Premises shall only be permitted under the following terms and conditions: (a) the layout of both the subleased premises and the remainder of the Premises must comply with Legal Requirements and be approved by Landlord (acting reasonably), including, without

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limitation, all requirements concerning access and egress and any modifications necessary to have the Premises function as a multi-tenant space rather than as a single tenant space; and (b) each subleased premises shall be separately physically demised from the remainder of the Premises, and Tenant shall pay all costs thereof. There shall be no more than two (2) subleases on any single floor, and no more than four (4) subleases in the aggregate, in effect in the Premises at any given time.

13.9.    No Release. No Transfer shall relieve Tenant of its primary obligation as party Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.

13.10.    Investment Policies. Notwithstanding anything to the contrary contained herein, Tenant may not enter into any Transfer with any person or entity if the identity of such person or entity is inconsistent with the written investment policies of Landlord and/or Landlord’s parent (as the same may change from time to time) as provided to Tenant by Landlord prior to Landlord’s receipt of Tenant’s notice of such proposed Transfer, and any such Transfer shall be void ab initio. The provisions of this Section 13.9 shall apply to all Transferees, including without limitation, Affiliates and Successors. Notwithstanding the foregoing, the provisions of this Section 13.9 shall be of no further force and effect if Landlord and/or Fee Owner are no longer affiliates of Massachusetts Institute of Technology.

14.	INSURANCE: INDEMNIFICATION: EXCULPATION

14.1.    Tenant’s Insurance.

(a)    Tenant shall procure, pay for and keep in force on a primary and non-contributory basis throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises) commercial general liability insurance insuring Tenant on an occurrence basis against all claims and demands for bodily injury (including, without limitation, sickness, disease, and death), damage to property (including products liability coverage (to the extent Tenant has products in clinical trials, or commercial products or otherwise) and completed operations and contractual liability coverage) (it being understood and agreed that either (i) such commercial general liability insurance shall include, without limitation, coverage for claims and demands for bodily injury or damage to property related to sudden and accidental releases of environmental contamination, hazardous materials or pollution, or (ii) Tenant shall take out and maintain a Pollution/Environmental Policy covering the environmental risks of Tenant’s business with limits of not less than Two Million Dollars ($2,000,000) per occurrence and not less than Three Million Dollars ($3,000,000) in the aggregate, with respect to environmental contamination and pollution of the Property caused by Tenant) which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than Two Million Dollars ($2,000,000) per occurrence, Five Million Dollars ($5,000,000) aggregate, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord. Tenant shall also carry umbrella liability coverage on a follow form basis in an amount of no less than Ten Million Dollars ($10,000,000). Such policy shall also include contractual liability coverage covering Tenant’s liability assumed under this Lease, including without limitation Tenant’s indemnification obligations. Such insurance policy(ies) shall name Landlord, Fee Owner, Landlord’s managing agent and persons claiming by, through or under them, if any, as additional insureds.

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(b)    Tenant shall take out and maintain throughout the Term on a primary and non-contributory basis a policy of fire, vandalism, malicious mischief, extended coverage and so-called “special form” or special cause of loss property insurance in an amount equal to one hundred percent (100%) of the replacement cost insuring (i) all items or components of Tenant’s Fitout and Alterations (collectively, the “Tenant-Insured Improvements”), and (ii) Tenant’s furniture, equipment, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building, including without limitation Tenant’s Rooftop Equipment and all of Tenant’s animals (collectively, “Tenant’s Property”). Such insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time.

(c)    Tenant shall take out and maintain a policy of business interruption insurance throughout the Term sufficient to cover at least twelve (12) months of Rent due hereunder and Tenant’s business losses during such 12-month period.

(d)    During periods when Tenant’s Fitout or any Alterations are being performed, Tenant shall maintain (or cause to be maintained) so-called “special form” or special cause of loss property insurance or its equivalent and/or Builders Risk Insurance on 100% replacement cost coverage basis, including hard and soft costs coverages. Such insurance shall protect and insure Landlord, Landlord’s agents, Tenant and Tenant’s contractors, as their interests may appear, against loss or damage by fire, water damage, vandalism and malicious mischief, and such other risks as are customarily covered by so-called “special form” or special cause of loss property / builders risk coverage or its equivalent and shall otherwise include no less than the coverage terms required for property insurance under Section 14.1(b) above.

(e)    [Intentionally Omitted].

(f)    Tenant shall take out and maintain an Automobile Liability Policy for owned, hired and non-owned automobiles, with limits of liability of not less than One Million Dollars ($1,000,000) combined single limit each accident for bodily injury and property damage.

(g)    Tenant shall procure and maintain at its sole expense medical malpractice insurance in commercially reasonable amounts during such periods, if any, that Tenant engages in the practice of medicine by licensed physicians, nurses or other medical personnel providing services to human patients; provided, however, that the foregoing coverage shall not be separately required for clinical trials to the extent that subjects, rather than patients, are enrolled in the clinical trials and such clinical trials are otherwise covered by the products liability coverage set forth in Section 14.1(a) above.

(h)    Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any Legal Requirements.

(i)    The insurance required pursuant to Sections 14.1(a), (b), (c), (d), (e), (f), (g) and (h) (collectively, “Tenant’s Insurance Policies”) shall be effected with insurers approved by Landlord, with a rating of not less than “A-VII” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. Tenant shall provide Landlord with at least thirty (30) days’ prior written

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notice if any of Tenant’s Insurance Policies are canceled, not renewed (unless replaced with another policy meeting the requirements hereof) or modified in a manner not meeting the requirements hereof. Tenant’s Insurance Policies may include commercially reasonable deductibles given the size and financial strength of Tenant. On or before the date on which any of the Tenant Parties shall first enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord binders of Tenant’s Insurance Policies issued by the respective insurers setting forth in full the provisions thereof together with evidence satisfactory to Landlord of the payment of all premiums for such policies. In the event of any claim, and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s Insurance Policies. Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

14.2.    Indemnification.

(a)    Except to the extent caused by the negligence or willful misconduct of Landlord, Tenant shall defend, indemnify and save the Landlord Parties harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority arising from (i) Tenant’s breach of any covenant or obligation under this Lease; (ii) any injury to or death of any person, or loss of or damage to property, sustained or occurring in, upon, at or about the Premises; (iii) any injury to or death of any person, or loss of or damage to property (A) arising out of the use or occupancy of the Premises by and/or (B) caused by or arising from the negligence or willful misconduct of any of the Tenant Parties; and (iv) on account of or based upon any work or thing whatsoever done (other than by Landlord or any of the Landlord Parties) at the Premises during the Term and during the period of time, if any, prior to the Term Commencement Date that any of the Tenant Parties may have been given access to the Premises. Tenant shall require its subtenants and any other occupants of the Premises to provide similar indemnities in favor of the Landlord Parties in a form reasonably acceptable to Landlord.

(b)    Except to the extent caused by the negligence or willful misconduct of any of the Tenant Parties, Landlord shall, subject to Sections 14.5 and 25.9 hereof, defend, indemnify and save Tenant harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority to the extent directly arising from (i) Landlord’s breach of any covenant or obligation under this Lease, or (ii) any injury to or death of any person or loss of or damage to property occurring within the Property to the extent directly caused by or arising from the negligence or willful misconduct of Landlord.

14.3.    Property of Tenant. Tenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Tenant’s Property at the Premises shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 14.5 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of any of the Landlord Parties.

14.4.    Limitation of Landlord’s Liability for Damage or Injury. Landlord shall not be liable for any injury or damage to persons, animals, or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic

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emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the negligence or willful misconduct of any of the Landlord Parties, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence or willful misconduct, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Notwithstanding the foregoing, in no event shall any of the Landlord Parties be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Lease; nor shall any of the Landlord Parties be liable for any acts, omissions or negligence of other tenants or persons in the Building or damage caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Landlord Parties be liable for any latent defect in the Premises or in the Building.

14.5.    Waiver of Subrogation; Mutual Release. Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage (excluding rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by Tenant but including rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by any Casualty (hereinafter defined)) that may occur to or within the Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any property insurance policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties. Landlord and Tenant each agrees to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions.

14.6.    Tenant’s Acts—Effect on Insurance. Tenant shall not do or permit any Tenant Party to do any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies or warranties covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. If by reason of Tenant’s particular use of the Premises (as opposed to office and laboratory use generally) or the failure of Tenant to comply with the provisions of this Lease, the insurance rate applicable to any policy of insurance shall at any time thereafter be

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higher than it otherwise would be, Tenant shall reimburse Landlord upon demand for that part of any insurance premiums which shall have been charged because of such use or failure by Tenant, together with interest at the Default Rate until paid in full, within thirty (30) days after receipt of an invoice therefor.

15.	CASUALTY: TAKING

15.1.    Damage. If the Premises are damaged in whole or part because of fire or other insured casualty (“Casualty”), or if the Premises are subject to a taking in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a “Taking”), then unless this Lease is terminated in accordance with Section 15.2 below, Landlord shall restore the Laboratory Addition and/or the Premises to substantially the same condition as existed immediately following completion of Landlord’s Work, or in the event of a partial Taking which affects the Laboratory Addition and the Premises, restore the remainder of the Laboratory Addition and the Premises not so Taken to substantially the same condition as is reasonably feasible. Subject to delays due to riots, acts of God, war, acts of terrorism, governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or any other causes reasonably beyond Landlord’s control (collectively “Landlord’s Force Majeure”), delays due to any act or omission by any of the Tenant Parties which causes an actual delay in the performance of Landlord’s restoration, and subject further to rights of Mortgagees, Legal Requirements then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, Landlord shall substantially complete such restoration within one (1) year after the date of the Casualty or taking of possession by the Taking authority. Upon substantial completion of such restoration by Landlord, Tenant shall use diligent efforts to complete restoration of the Premises to substantially the same condition as existed immediately prior to such Casualty or Taking, as the case may be, or to such other condition as may be approved by Landlord pursuant to the provisions of Section 11 expeditiously. Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Laboratory Addition. In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Laboratory Addition or the Net Taking award attributable to the Premises and/or the Laboratory Addition. Net means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) less all costs and expenses, including adjusters and attorney’s fees, of obtaining the same. In the fiscal year in which a Casualty occurs, there shall be included in Operating Costs up to One Hundred Fifty Thousand Dollars ($150,000) of the deductible under Landlord’s property insurance policy. Under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of. (a) any Tenant-Insured Improvements (except as Landlord may elect pursuant to this Section 15.1). (b) the Office Building, or (c) the Atrium.

15.2.    Termination Rights.

(a)    Landlord’s Termination Rights. Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant if (i) any material portion of the Building or any material means of access thereto is subject to a Taking; or (ii) more than thirty-five percent (35%) of the Building is damaged by Casualty.

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(b)    Tenant’s Termination Right. If Landlord is so required but fails to complete restoration of the Premises within the time frames and subject to the conditions set forth in Section 15.1 above, then Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord; provided, however, that if Landlord completes such restoration within thirty (30) days after receipt of any such termination notice, such termination notice shall be null and void and this Lease shall continue in full force and effect. The remedies set forth in this Section 15.2(b) and in Section 15.2(c) below are Tenant’s sole and exclusive rights and remedies based upon Landlord’s failure to complete the restoration of the Premises as set forth herein.

(c)    Either Party May Terminate.

(i)    In the case of any Casualty or Taking affecting the Premises and occurring during the last twelve (12) months of the Term, then (A) if such Casualty or Taking results in more than twenty-five percent (25%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (B) the damage to the Premises costs more than $250,000 to restore, then either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other.

(ii)    In addition, if any Mortgagee does not release sufficient insurance proceeds to cover the cost of Landlord’s restoration work, Landlord shall notify Tenant thereof. In such event, unless Landlord agrees in writing to cover the difference, Landlord or Tenant may terminate this Lease by written notice to the other within thirty (30) days after such notice.

(iii)    Furthermore, if the estimated time for Landlord to complete Landlord’s restoration work exceeds one (1) year from the date of the Casualty or taking of possession by the Taking authority, either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other.

(d)    Automatic Termination. In the case of a Taking of the entire Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.

(e)    Insurance Proceeds. Tenant shall assign to Landlord a portion of its right, title and interest in and to the insurance proceeds for Tenant’s Fitout if this Lease expires or is terminated pursuant to any provision of this Lease (including without limitation pursuant to this Article 15 or Article 20 below) prior to the completion of Tenant’s restoration pursuant to Section 15.1 above, equal to the sum of (A) unamortized amounts paid pursuant to the Work Letter by Landlord for Tenant’s Fitout, and (B) the unamortized costs of any portion of any other Alterations that were not designated for removal pursuant to Article 11, calculated on a straight line basis, without interest, over the Term.

(f)    Notwithstanding anything to the contrary contained herein, Tenant may not terminate this Lease pursuant to this Article 15 if the Casualty in question was caused by the gross negligence or willful misconduct of any of the Tenant Parties.

15.3.    Taking for Temporary Use. If the Premises are Taken for temporary use, this Lease and Tenant’s obligations, including without limitation the payment of Rent, shall continue. For purposes hereof, a “Taking for temporary use” shall mean a Taking of ninety (90) days or less.

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15.4.    Disposition of Awards. Except for any separate award for Tenant’s movable trade fixtures, relocation expenses, and unamortized leasehold improvements paid for by Tenant (provided that the same may not reduce Landlord’s award), all Taking awards to Landlord or Tenant shall be Landlord’s property without Tenant’s participation, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant may pursue its own claim against the Taking authority.

16.	ESTOPPEL CERTIFICATE.

Each of Landlord and Tenant shall at any time and from time to time upon not less than ten (10) business days’ prior notice from the other, execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, stating whether or not the requesting party is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and such other facts as the requesting party may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and Tenant, any prospective or actual capital partner of either, any party to the REA, any prospective purchaser of the Building or any portion thereof or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, any prospective assignee of any mortgage thereof, any prospective assignee or sublessee of Tenant or any investor in or lender to Tenant. Time is of the essence with respect to any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like. If Tenant shall fail to execute and deliver to Landlord any such statement within such 10-business day period, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact in its name and behalf to execute such statement, such appointment being coupled with an interest.

17.	HAZARDOUS MATERIALS

17.1.    Prohibition. Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought to or kept at, in or on the Premises or elsewhere in the Building or the Property (a) any inflammable, combustible or explosive fluid, material, chemical or substance (except for de minimis quantities of standard office and cleaning supplies stored in compliance with Environmental Laws (hereinafter defined) and in proper containers); and (b) any Hazardous Material (hereinafter defined), other than the types and quantities of Hazardous Materials which are listed on Exhibit 10 attached hereto (“Tenant’s Hazardous Materials”), provided that the same shall at all times be brought to, kept at or used in so-called ‘control areas’ (the number and size of which shall be reasonably determined by Landlord) and in accordance with all applicable Environmental Laws (hereinafter defined) and prudent environmental practice (including without limitation best practices to minimize quantities of stored Hazardous Materials using a “just in time” method of purchasing the same) and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice, and provided further that in no event shall Tenant generate, produce, bring upon, use, store or treat any infectious biological micro-organisms or any other Hazardous Materials in the Premises with a risk category above the level of Biosafety Level 2 as established and described

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by the Department of Health and Human Services Publication Biosafety in Microbiological and Biomedical Laboratories (Fifth Edition) (as it may be further revised, the “BMBL”) or such nationally recognized new or replacement standards as may be reasonably selected by Landlord; and provided further that to the extent any Legal Requirement sets a maximum quantity of any Hazardous Materials which may be stored, used or brought into the Building without additional licensing, permitting or authorizations therefor, Tenant shall not be permitted to use, store or bring into the Building more than Tenant’s Share of such Hazardous Materials. In all events, Tenant shall comply with all applicable provisions of the BMBL. Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented. On or before each anniversary of the Rent Commencement Date, and at least thirty (30) days prior to any earlier date during the 12-month period on which Tenant intends to add a new Hazardous Material to, or materially increase the quantity of any Hazardous Material already on, the list of Tenant’s Hazardous Materials, Tenant shall submit to Landlord an updated list of Tenant’s Hazardous Materials for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall provide such further information concerning any Tenant’s Hazardous Materials and/or their use, storage and/or disposal within thirty (30) days of Landlord’s reasonable request concerning the same. Landlord shall have the right, from time to time, in accordance with the provisions of Section 2.3 to inspect the Premises for compliance with the terms of this Section 17.1 at Tenant’s sole cost and expense. With respect to any Hazardous Material brought or permitted to be brought or kept in or on the Premises or elsewhere in the Building or the Property in accordance with the foregoing, Tenant shall (i) not permit any such Hazardous Material to escape, be released or be disposed in or about the Premises, the Building or the Land and (ii) within five (5) business days of Landlord’s reasonable request, which request shall not be made more frequently than one time per calendar year unless otherwise required by a governmental authority or Landlord reasonably suspects, that a release of a Hazardous Material has occurred upon the Premises, provide evidence reasonably satisfactory to Landlord of Tenant’s compliance with all applicable Environmental Laws including copies of all licenses, permits and registrations that Tenant has been required to obtain prior to handling any Hazardous Material at the Premises and that have not been previously provided to Landlord. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws (hereinafter defined), prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Property until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material. In order to induce Landlord to waive its otherwise applicable requirement that Tenant maintain insurance in favor of Landlord against liability arising from the presence of radioactive materials in the Premises, and without limiting the foregoing, Tenant hereby represents and warrants to Landlord that at no time during the Term will Tenant bring upon, or permit to be brought upon, the Premises any radioactive materials whatsoever.

17.2.    Environmental Laws. For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by any of the Tenant Parties into the air (including outdoor air and indoor air), surface water, sewers, soil or groundwater of any Hazardous Material (hereinafter

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defined) whether within or outside the Premises, including, without limitation (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., (e) Chapter 21C of the General Laws of Massachusetts, and (f) Chapter 2 IE of the General Laws of Massachusetts. Tenant, at its sole cost and expense, shall comply with (i) all Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the City of Cambridge and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

17.3.    Hazardous Material Defined. As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, including without limitation live organisms, viruses and fungi, medical waste and any so-called “biohazard” materials, and any materials on the right to know list of the Occupational Safety and Health Administration. The term “Hazardous Material” includes, without limitation, oil and/or any material or substance which is (i) designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law or (ii) contains any component now or hereafter designated as such.

17.4.    Testing. If any Mortgagee or governmental authority requires testing to determine whether there has been any release of Hazardous Material(s) and such testing is required as a result of the acts or omissions of any of the Tenant Parties, then Tenant shall reimburse Landlord upon demand, as additional rent, for the reasonable costs thereof, together with interest at the Default Rate until paid in full. If and to the extent as a result of such testing Tenant is found to have caused any release of a Hazardous Material at, in, on, under or upon the Property, all reasonable, out of pocket costs incurred by Landlord in connection with Landlord’s monitoring of Tenant’s compliance with Article 17, including Landlord’s reasonable attorneys’ fees and costs, shall be additional rent and shall be due and payable to Landlord within thirty (30) days after the delivery to Tenant of Landlord’s invoice therefor, accompanied by copies of third-party invoices evidencing the amount of such fees and costs. Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Materials at, in or, on or under the Premises, the Building or the Property. From time to time during the term of this Lease, Tenant shall provide Landlord with such evidence of Tenant’s compliance with the terms of this Article 17 as Landlord may reasonably request, which request shall not be made more frequently than one time per calendar year unless otherwise required by a governmental authority or Landlord reasonably suspects that a release of a Hazardous Material has occurred at or upon the Premises. Further, at Landlord’s option, Landlord may (but shall have no obligation to) obtain a report or reports from time to time (each, a “Landlord’s Report”) addressed to Landlord by a licensed environmental engineer or certified industrial hygienist, which Landlord’s Report shall be based on the environmental engineer’s or certified industrial hygienist’s inspection of the Premises and shall set forth the current condition of the Premises with respect to Tenant’s use, storage and disposal of Hazardous Materials. Landlord may obtain a Landlord’s Report at Tenant’s cost at any time that Tenant is in default under this Lease. In addition, if any Landlord’s Report indicates that there is a material deficiency in

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compliance with the standards set forth in this Article 17, then (x) Tenant shall reimburse Landlord for the costs of such Landlord’s Report upon demand, as additional rent, together with interest at the Default Rate until paid in full, (y) Tenant shall promptly remedy such deficiency, and (z) Landlord shall be entitled to a written evaluation by Landlord’s consultant at Tenant’s cost to confirm the proper completion of such remedy, such costs also to be reimbursed by Tenant to Landlord upon demand as additional rent, together with interest at the Default Rate until paid in full.

17.5.    Hazardous Materials Indemnity; Remediation.

(a)    Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all Claims against any of the Landlord Parties arising out of contamination of any part of the Property or other adjacent property, or exacerbation of any contamination of any part of the Property or adjacent property, which contamination or exacerbation, as the case may be, arises as a result of: (i) the presence of Hazardous Material in the Premises, the presence of which is caused by any act or omission of any of the Tenant Parties, or (ii) from a breach by Tenant of its obligations under this Article 17. This indemnification of the Landlord Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work or any other response action required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, soil vapor, or ground water at, on or under, or any indoor air in, the Building based upon the circumstances identified in the first sentence of this Section 17.5. In the event Tenant’s indemnity obligations under both Section 14.2 above and this Section 17.5 apply, the broader indemnity shall be applicable. Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise at the Property is caused or permitted by any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to return the Property and/or the Building or any adjacent property to their condition as of the date of this Lease, provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any adverse effect on the Property, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws.

(b)    Without limiting the obligations set forth in Section 17.5(a) above, if any Hazardous Material is in, on, under, at or about the Building or the Property as a result of the acts or omissions of any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property that is in violation of any applicable Environmental Law or that requires the performance of any response action pursuant to any Environmental Law, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to reduce such Hazardous Material to amounts below any applicable Reportable Quantity, any applicable Reportable Concentration and any other applicable standard set forth in any Environmental Law such that (i) no further response actions, (ii) no Activity and Use Limitation (as that term is defined in the Massachusetts Contingency Plan, 310 CMR 40.0000 et seq. (the “MCP”)). and (iii) no Condition (as that term is defined in the MCP) is or are required; provided that Tenant shall first obtain Landlord’s written approval of such actions, which approval shall not be

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unreasonably withheld, conditioned or delayed so long as such actions would not be reasonably expected to have an adverse effect on the market value or utility of the Property for the Permitted Uses, and in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws and comply with the provisions of Sections 17.5(b)(i). (ii). and (iii). above (such approved actions. “Tenant’s Remediation”).

(c)    In the event that Tenant fails to complete Tenant’s Remediation prior to the end of the Term, then:

(i)    until the completion of Tenant’s Remediation (as evidenced by the certification of Tenant’s Licensed Site Professional (as such term is defined by applicable Environmental Laws), who shall be reasonably acceptable to Landlord) (the “Remediation Completion Date”). Tenant shall pay to Landlord, with respect to the portion of the Premises which reasonably cannot be occupied by a new tenant until completion of Tenant’s Remediation, (A) additional rent on account of Operating Costs and Taxes and (B) Base Rent in an amount equal to the greater of (1) the fair market rental value of such portion of the Premises (determined in substantial accordance with the process described in Section 1.2 above), and (2) Base Rent attributable to such portion of the Premises in effect immediately prior to the end of the Term; and

(ii)    Tenant shall maintain responsibility for Tenant’s Remediation and Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with all Environmental Laws. If Tenant does not diligently pursue completion of Tenant’s Remediation, Landlord shall have the right to either (A) assume control for the performance of Tenant’s Remediation, in which event Tenant shall pay all reasonable costs and expenses of Tenant’s Remediation (it being understood and agreed that all costs and expenses of Tenant’s Remediation incurred pursuant to contracts entered into by Tenant shall be deemed reasonable) within thirty (30) days of demand therefor (which demand shall be made no more often than monthly), and Landlord shall be substituted as the party identified on any governmental filings as the party performing such Tenant’s Remediation or (B) require Tenant to maintain responsibility for Tenant’s Remediation, in which event Tenant shall complete Tenant’s Remediation as soon as reasonably practicable in accordance with all Environmental Laws, it being understood that Tenant’s Remediation shall not contain any requirement that Tenant remediate any contamination to levels or standards more stringent than those associated with the Property’s current office, research and development, laboratory, and vivarium uses.

17.6.    Disclosures. Prior to bringing any Hazardous Material into any part of the Property, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation Tenant’s Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; and (c) other information reasonably requested by Landlord.

17.7.    Removal. Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for the Premises. Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure

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that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord. In addition, if any Legal Requirements or the trash removal company requires that any substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site.

18.	RULES AND REGULATIONS

18.1.    Rules and Regulations. Tenant will faithfully observe and comply with all reasonable rules and regulations promulgated from time to time with respect to the Laboratory Addition, the Property and construction within the Property (collectively, the “Rules and Regulations”). The current version of the Rules and Regulations is attached hereto as Exhibit 11. In the case of any conflict between the provisions of this Lease and any future rules and regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees, provided, however, Landlord agrees to enforce the Rules and Regulations against all tenants unaffiliated with Landlord in a non-discriminatory manner.

18.2.    Energy Conservation. Notwithstanding anything to the contrary contained herein, Landlord may institute upon written notice to Tenant such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services and/or the resiliency of the Building (with respect to flooding or otherwise), including without limitation such policies, programs and measures as may be necessary to achieve and/or maintain any LEED or similar certification (collectively, the “Conservation Program”), provided, however, that the Conservation Program does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises below the level of energy or energy services then being provided in comparable combination laboratory, research and development and office buildings in the Kendall Square area, or as may be necessary or required to comply with Legal Requirements or standards or the other provisions of this Lease. Upon receipt of such notice, Tenant shall comply with the Conservation Program and reasonable reporting requirements relating thereto.

18.3.    Recycling. Upon written notice, Landlord may establish policies, programs and measures for composting and/or the recycling of paper, products, plastic, tin and other materials (a “Recycling Program”). Upon receipt of such notice. Tenant will comply with the Recycling Program at Tenant’s sole cost and expense.

19.	LAWS AND PERMITS

19.1.    Legal Requirements. Tenant shall be responsible at its sole cost and expense for complying with (and keeping the Premises in compliance with) all Legal Requirements which are applicable to Tenant’s Rooftop Equipment and/or Tenant’s particular use (as opposed to office and lab use generally) or occupancy of, or Tenant’s Fitout or Alterations made by or on

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behalf of Tenant to, the Premises. In addition, Tenant shall, at Tenant’s sole expense, comply with the “tenant” obligations pursuant to that certain Parking and Traffic Demand Management Plan dated March 11, 2016 (as the same may be amended, the PTDM ) including without limitation the obligations to: designate a liaison to work with the employee transportation coordinator designated by Landlord; join the Charles River TMA (or replacement shuttle service provider); provide Tenant’s employees and patrons with access to the Charles River TMA’s programs and EZ Ride shuttle service (or equivalent shuttle service) fare free; offer an emergency ride home program to all employees who commute by non-SOV mode at least three days per week and who are eligible to park in the Parking Areas; allow employees to set aside pre-tax funds as allowed under the Commuter Choice provisions of the Federal Tax Code; and offer and provide the subsidy options described therein) and Tenant shall provide information to Landlord in connection with any reporting requirements thereunder and cooperate with Landlord in encouraging employees to seek alternate modes of transportation. Tenant is encouraged to allow flexible work schedules within typical work hours for employees in order to reduce peak impacts of commuting and to work with the Cambridge Office of Workforce Development to expand employment opportunities for Cambridge residents (see also Section 25.24 below). Tenant shall furnish all data and information to governmental authorities, with a copy to Landlord, as required in accordance with Legal Requirements as they relate to Tenant’s use or occupancy of the Premises or the Building. If Tenant receives notice of any violation of Legal Requirements applicable to the Premises or the Building, it shall give prompt notice thereof to Landlord. Nothing contained in this Section 19.1 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses.

19.2.    Required Permits. Tenant shall, at Tenant’s sole cost and expense, apply for, seek and obtain all necessary state and local licenses, permits and approvals needed for the operation of Tenant’s business and/or Tenant’s Rooftop Equipment, including without limitation, any and all necessary permits and approvals directly or indirectly relating or incident to the conduct of its activities on the Premises, its scientific experimentation, transportation, storage, handling, use and disposal of any Hazardous Materials or animals or laboratory specimens, (collectively, the “Required Permits”), as soon as reasonably possible. Tenant shall thereafter maintain all Required Permits. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each such Required Permit. Landlord shall reasonably cooperate with Tenant, at Tenant’s sole cost and expense, in connection with its application for Required Permits. Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any Mortgagee or unless Landlord reasonably suspects that Tenant has violated the provisions of this Article 19, Tenant shall furnish Landlord with copies of all Required Permits that Tenant has obtained together with a certificate certifying that such permits are all of the permits that Tenant has obtained with respect to the Premises.

20.	DEFAULT

20.1.    Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:

(a)    If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due (a “Monetary Default”), and such failure shall continue for

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a period of three (3) days after notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to make any payment on or before the due date therefor, and (ii) Landlord has given Tenant written notice under this Section 20.1(a) on more than one (1) occasion during the twelve (12) month interval preceding such failure by Tenant;

(b)    If Tenant shall fail to timely perform its obligations under the Work Letter and such failure continues for fifteen (15) business days after notice thereof;

(c)    If Tenant shall vacate all or substantially all of the Premises without having a permitted Transfer in full force and effect with respect to such vacated space (provided, however, it shall not be an Event of Default if Tenant vacates all or substantially all of the Premises so long as (i) Tenant maintains all insurance required under Section 14.1 above, and (ii) the Premises are kept lit, well- maintained and secured); or if Tenant shall abandon the Premises (whether or not the keys shall have been surrendered or the Rent shall have been paid);

(d)    If Tenant shall fail to execute and deliver to Landlord an estoppel certificate pursuant to Article 16 above or a subordination and attornment agreement pursuant to Article 22 below, within the timeframes set forth therein and such failure continues for five (5) days after notice thereof;

(e)    If Tenant shall fail to maintain any insurance required hereunder;

(f)    If Tenant shall fail to restore the Security Deposit to its original amount or deliver a replacement Letter of Credit as required under Article 7 above;

(g)    If Tenant causes or suffers any release of Hazardous Materials in. on or near the Property:

(h)    If Tenant shall make a Transfer in violation of the provisions of Article 13 above, or if any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 133 hereof;

(i)    If Tenant fails to comply with (i) the provisions of Sections 2.3, 4.2(a), 4.2(a)(iii)(d), 4.2(b)(vi) or 4.2(b)(vii) above, and such failure shall continue for a period of three (3) calendar days’ after written notice thereof from Landlord to Tenant, or (ii) the provisions of Sections 2.4, 2.5, 4.2(a)(i), 4.2(a)(iii)(B), 4.2(a)(iii)(C), 4.2(a)(vi), 4.2(b)(iii) or 4.2(b)(v) and such failure shall continue for a period of ten (10) business days after written notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to comply with the provisions of any of the foregoing listed subsections above, and (ii) Landlord has given Tenant written notice under this Section 20.1(i) with respect to a particular violation of the same enumerated subsection on more than one (1) occasion during the twelve (12) month interval preceding such failure by Tenant;

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(j)    The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after notice thereof from Landlord; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord regardless of the reason for lack of completion;

(k)    Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors;

(l)    Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors,

(m)    An attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder:

(n)    intentionally omitted:

(o)    The leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter;

(p)    A receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s Property and such appointment shall not be vacated within thirty (30) days; or

(q)    Any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding.

Wherever “Tenant” is used in subsections (k), (l), (m), (n), (o), (p) or (q) inclusive of this Section 20.1, it shall be deemed to include any parent entity of Tenant and any guarantor of any of Tenant’s obligations under this Lease.

Tenant shall reimburse Landlord, within thirty (30) days after demand, for up to $2,000.00 of Landlord’s reasonable out-of-pocket costs and expenses (including without limitation legal fees and costs) incurred in connection with the preparation and delivery of each notice of default delivered pursuant to this Section 20.1 (which notice of default may include such demand for payment).

20.2.    Remedies. Upon an Event of Default, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available to Landlord, including without limitation, for arrears of Rent or preceding

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breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date. Upon such termination, Landlord shall have the right to utilize the Security Deposit or draw down the entire Letter of Credit, as applicable, and apply the proceeds thereof to its damages hereunder. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, by lawful process, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

20.3.    Damages - Termination.

(a)    Upon the termination of this Lease under the provisions of this Article 20, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

(i)    the amount (discounted to present value at the rate of five percent (5%) per annum) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 20.3(a)(ii) below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected rental value of the Premises for such period, taking into account a reasonable time period during which the Premises shall be unoccupied, plus all Reletting Costs (hereinafter defined); or

(ii)    amounts equal to Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom (collectively, “Reletting Costs”), it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term at Landlord’s sole and absolute discretion without otherwise affecting this remedy; and provided, further, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 20.3(a)(ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

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(b)    In calculating the amount due under Section 20.3(a)(i), above, there shall be included, in addition to the Base Rent, all other considerations agreed to be paid or performed by Tenant, including without limitation Tenant’s Share of Operating Costs and Tenant’s Tax Share of Taxes, on the assumption that all such amounts and considerations would have increased at the rate of three percent (3%) per annum for the balance of the full term hereby granted.

(c)    Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder.

(d)    Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.

(e)    In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 20.3, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions herein contained or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of (x) an amount equal to the lesser of (1) Rent accrued under this Lease in the twelve (12) months immediately prior to such termination, or (2) Rent payable during the remaining months of the Term if this Lease had not been terminated, plus (y) the amount of Rent accrued and unpaid at the time of termination, less (z) the amount of any recovery by Landlord under the foregoing provisions of this Section 20.3 up to the time of payment of such liquidated damages; Tenant hereby acknowledging that the damages which Landlord may suffer as the result of the termination of this Lease as a result of an Event of Default over cannot be determined as of the Execution Date.

(f)    Landlord shall use reasonable efforts to mitigate its damages in the event of a termination of this Lease by reason of any Event of Default hereunder, however Landlord’s obligation to relet the Premises shall be subject to the reasonable requirements of Landlord to lease other available space for comparable use prior to reletting the Premises and to lease to high quality tenants in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like.

20.4.    Landlord’s Self-Help; Fees and Expenses. If Tenant shall default in the performance of any covenant on Tenant’s part to be performed in this Lease contained, including without limitation the obligation to maintain the Premises in the required condition pursuant to Section 10.1 above, Landlord may, after the expiration of the cure periods set forth in Section 20.1 above and upon reasonable advance notice (except that in an emergency or if any such default constitutes a violation of Legal Requirements, no notice shall be required and Landlord shall not be required to wait for the expiration of such cure periods), immediately, or at any time thereafter, perform the same for the account of Tenant. Tenant shall pay to Landlord within thirty (30) days after invoicing therefor any reasonable costs incurred by Landlord in connection

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therewith, together with interest at the Default Rate until paid in full. In addition, Tenant shall pay all of Landlord’s reasonable costs and expenses, including without limitation reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord or any of the Landlord Parties being made party to any litigation pending by or against any of the Tenant Parties.

20.5.    Waiver of Redemption, Statutory Notice and Grace Periods. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Except to the extent prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

20.6.    Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for, in all event without prejudice to any and all remedies contained in this Lease.

20.7.    No Waiver. Landlord’s failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party against whom a waiver is claimed. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

20.8.    Restrictions on Tenant’s Rights. During the continuation of any Event of Default, (a) Landlord shall not be obligated to provide Tenant with any notice pursuant to Section 2.6 above; and (b) Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations.

20.9.    Landlord Default. Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided Landlord commences cure within 30 days) after written notice by Tenant to Landlord

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properly specifying wherein Landlord has failed to perform any such obligation. Tenant shall not have the right to terminate or cancel this Lease or to withhold rent or to set-off or deduct any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord, and then only if the same continues after notice to Landlord thereof and an opportunity for Landlord to cure the same as set forth above. In addition, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from rent thereafter due and payable under this Lease.

21.	SURRENDER; ABANDONED PROPERTY; HOLD-OVER

21.1. Surrender

(a)    Upon the expiration or earlier termination of the Term, Tenant shall (i) peaceably quit and surrender to Landlord the Premises (including without limitation all lab benches, fume hoods, electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment therein) broom clean, in good order, repair and condition, excepting only ordinary wear and tear and damage by fire or other Casualty; (ii) remove all of Tenant’s Property (including without limitation all cabling, Tenant’s Rooftop Equipment and all autoclaves and cage washers) and, to the extent specified by Landlord in accordance with Section 11.1 above, Alterations made by Tenant; and (iii) repair any damages to the Premises or the Building caused by the installation or removal of Tenant’s Property and/or such Alterations. Tenant’s obligations under this Section 21.1(a) shall survive the expiration or earlier termination of this Lease.

(b)    Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been contacted by any Hazardous Materials or other chemical or biological materials used in the operation of the Premises, and shall otherwise clean the Premises so as to permit the Surrender Plan (defined below) to be issued. At least thirty (30) days prior to the expiration of the Term (or, if applicable, within five (5) business days after any earlier termination of this Lease), Tenant shall deliver to Landlord a narrative description prepared by a third-party provider reasonably acceptable to Landlord of the actions proposed (or required by any Legal Requirements) to be taken by Tenant in order to render the Premises (including, without limitation, floors, walls, ceilings, counters, piping, supply lines, waste lines and plumbing in or serving the Premises and all exhaust or other ductwork in or serving the Premises) free of Hazardous Materials and otherwise released for unrestricted use and occupancy including without limitation causing the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health (the MDPH ) for the control of radiation and cause the Premises to be released for unrestricted use by the Radiation Control Program of the MDPH (the “Surrender Plan”). The Surrender Plan shall be prepared so that, following its implementation, all exhaust and other duct work in the Premises may be reused by a subsequent tenant or disposed of in conformance with

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all applicable Environmental Laws without incurring special costs on account of any Hazardous Materials or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials or needing to give notice in connection with such Hazardous Materials. The Surrender Plan (i) shall be accompanied by a current list of (A) all local, state and federal licenses, registrations, permits and approvals held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) Tenant’s Hazardous Materials, and (ii) shall be subject to the review and approval of Landlord’s environmental consultant. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall reasonably request. On or before the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease, during which period Tenant’s use and occupancy of the Premises shall be governed by Section 21.3 below), Tenant shall (i) perform or cause to be performed all actions described in the approved Surrender Plan, and (ii) deliver to Landlord a certification from a third party certified industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor acceptable to Landlord (the “Decommissioning Closure Report”), and the Decommissioning Closure Report shall also include reasonable detail concerning the clean up measures taken, the clean up locations, the tests run, and the analytic results. Landlord shall have the right, subject to reimbursement at Tenant’s expense, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid. Landlord shall have the unrestricted right to deliver the Surrender Plan, the Decommissioning Closure Report and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties subject to the requirement that such parties execute a commercially reasonable confidentiality agreement with respect thereto. Such third parties and the Landlord Parties shall be entitled to rely on the Decommissioning Closure Report. If Tenant shall fail to prepare a Surrender Plan or submit a Decommissioning Closure Report based on the Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, (A) Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Property are surrendered in the condition required hereunder, the cost of which actions shall be reimbursed by Tenant as additional rent upon demand; and (B) if the Term shall have ended, unless and until Landlord elects to take such actions to assure that the Premises are surrendered in the condition required hereunder, Tenant shall be deemed to be a holdover tenant subject to the provisions of Section 21.3 below until the date on which Tenant delivers the Decommissioning Closure Report (in the form required hereunder) to Landlord. Tenant’s obligations under this Section 21.1(b) shall survive the expiration or earlier termination of this Lease.

(c)    No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. Unless otherwise agreed by the parties in writing, no

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employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

(d)    Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, remove from the Premises, prior to the end of the Term, any item installed by or for Tenant and which, pursuant to Legal Requirements, must be removed therefrom before the Premises may be used by a subsequent tenant.

(e)    Tenant hereby assigns to Landlord any warranties in effect on the last day of the Term with respect to any fixtures and Alterations remaining in the Premises. Tenant shall provide Landlord with copies of any such warranties prior to the expiration of the Term (or, if the Lease is earlier terminated, within five (5) days thereafter).

21.2.    Abandoned Property. After the expiration or earlier termination hereof, if Tenant fails to remove any property from the Building or the Premises which Tenant is obligated by the terms of this Lease to remove within five (5) business days after written notice from Landlord, such property (the “Abandoned Property”) shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Article 20 hereof or pursuant to law, and to any arrears of Rent.

21.3.    Holdover. If any of the Tenant Parties holds over after the end of the Term, Tenant shall be deemed a tenant-at-sufferance subject to the provisions of this Lease; provided that whether or not Landlord has previously accepted payments of Rent from Tenant, (i) Tenant shall pay Base Rent at 150% of the highest rate of Base Rent payable during the Term for the first sixty (60) days of holdover and 200% thereafter, (ii) Tenant shall continue to pay to Landlord all additional rent, and (iii) if such holdover persists for more than thirty (30) days, Tenant shall be liable for all damages, including without limitation lost business and consequential damages, incurred by Landlord as a result of such holding over, Tenant hereby acknowledging that Landlord may need the Premises after the end of the Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding over cannot be determined as of the Execution Date. If Tenant holds over in less than all of the Premises the provisions of this Section 21.3 shall apply only to the floor(s) on which Tenant is holding over unless Landlord has a replacement tenant for more than one floor including the floor(s) on which Tenant is holding over, in which event the provisions of this Section 21.3 shall apply to the floors of the Premises to be leased to such replacement tenant. Nothing contained herein shall grant Tenant the right to holdover after the expiration or earlier termination of the Term. Nothing herein shall in any way affect Tenant’s status as a tenant-at-sufferance during any holdover period.

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22.	SUBORDINATION; MORTGAGES AND MASTER LEASE.

22.1.    Subordination. Subject to the execution of a commercially reasonable subordination, non-disturbance and attornment agreement, Tenant’s rights and interests under this Lease shall be (i) subject and subordinate to any existing or future ground or master lease and to any mortgages, deeds of trust, overleases, or similar instruments covering the Premises, the Building and/or the Land or any portion thereof or Landlord’s interest therein and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord. The provisions of this Section 22.1 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and attornment in such form as shall be requested by any such holder within ten (10) business days of request therefor.

22.2.    Mortgagee Notices. Tenant shall give each Mortgagee of which it has notice the same notices given to Landlord concurrently with the notice to Landlord, and each Mortgagee shall have a reasonable opportunity to cure a Landlord default after the expiration of Landlord’s applicable notice and/or cure periods if Landlord fails to do so. and Mortgagee’s curing of any of Landlord’s default shall be treated as performance by Landlord.

22.3.    Mortgagee Liability. Tenant acknowledges and agrees that if any Mortgage shall be foreclosed, (a) the liability of the Mortgagee and its successors and assigns shall exist only so long as such Mortgagee or purchaser is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership; and (b) such Mortgagee and its successors or assigns shall not be (i) liable for any act or omission of any prior lessor under this Lease; (ii) liable for the performance of Landlord’s covenants pursuant to the provisions of this Lease which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (iii) subject to any offsets or defense which Tenant may have at any time against Landlord; (iv) bound by any base rent or other sum which Tenant may have paid previously for more than one (1) month; or (v) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord.

22.4.    Mortgagee Consent. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of a Mortgagee; and the failure or refusal of such Mortgagee to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its consent or approval. Subject to the terms and conditions of the Mortgage in question, Landlord shall use commercially reasonable efforts to enforce any obligation of a Mortgagee to grant its approval within the time periods, if any, specified in such Mortgage, provided, however, in no event shall Landlord be required to commence litigation in connection therewith.

22.5.    Master Lease. Landlord and Tenant each hereby acknowledges and agrees that (i) Landlord has the right to master lease all or any portion of the Building, together with (or

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without) all or any portion of the Land, pursuant to a commercially reasonable master lease (as the same may be amended, modified or amended and restated, the “Master Lease”), a notice of which shall be recorded with the Registry; (ii) simultaneously with the execution of the Master Lease, Landlord shall assign to the master tenant named therein (“New Landlord”), and New Landlord shall assume, all of Landlord’s right, title and interest in and to this Lease, notice of which shall be recorded with the Registry (it being understood that such assignment may be referenced in the notice of lease with respect to the Master Lease, rather than in a separate document); (iii) this Lease shall be subject and subordinate to the Master Lease, provided that Fee Owner, New Landlord and Tenant enter into an agreement in substantially the form attached hereto as Exhibit 12; (iv) Tenant shall execute such reasonable documents (which may be in recordable form) evidencing the foregoing within ten (10) business days after Landlord’s request. From and after the implementation of the foregoing, all references to (1) “Landlord” in this Lease (except in this paragraph) shall mean New Landlord (or its successor-in-interest, in accordance with Sections 25.10 and 25.11 below), and (2) “Fee Owner” in this Lease shall mean the landlord under the Master Lease. In the event the Master Lease relates to less than all of the Building and Land, all references herein to the “Property” shall mean the premises demised under the Master Lease.

23.	QUIET ENJOYMENT.

Landlord covenants that so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term from and against the claims of all persons lawfully claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease, any matters of record or of which Tenant has knowledge and to any Mortgage to which this Lease is subject and subordinate, as hereinabove set forth.

24.	NOTICES.

Any notice, consent, request, bill, demand or statement hereunder (each, a “Notice”) by either party to the other party shall be in writing and shall be deemed to have been duly given when either delivered by hand or by nationally recognized overnight courier or refused, as the case may be (in either case with evidence of delivery or refusal thereof) and addressed as follows:

If to Landlord:	Massachusetts Institute of Technology
c/o MIT Investment Management Company
One Broadway, 09-200
Cambridge, MA 02142
Attention: President

With copies to:	MIT Investment Management Company
One Broadway, 09-200
Cambridge, MA 02142
Attention: Director of Real Estate Legal Services

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and:	MIT Investment Management Company
One Broadway, 09-200
Cambridge, MA 02142
Attention: Senior Vice President

and:	Goulston & Storrs PC
400 Atlantic Avenue
Boston, MA 02110
Attention: Colleen P. Hussey, Esquire

and:	Jones Lang LaSalle Americas, Inc.
One Broadway, 6th Floor
Cambridge, MA 02142
Attention: Group Manager

With a copy by email to:	RELegal@mitimco.mit.edu

If to Tenant:	Prior to Phase 2 Term Commencement Date
Beam Therapeutics, Inc.
26 Lansdowne Street
2nd Floor
Cambridge, MA 02139
Attention: CEO

with a copy to:	WilmerHale
60 State Street
Boston. MA 02109
Attention: Paul Jakubowski

Notwithstanding the foregoing, any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, maintenance activities, invoices, etc.) may also be given by written notice delivered by facsimile or electronic mail to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies as specified above. Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States and is not a post office box. Notices shall be effective upon the date of receipt or refusal thereof. Any notice given by an attorney on behalf of Landlord shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

25.	MISCELLANEOUS

25.1.    Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby

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25.2.    Captions; Interpretation. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. Unless expressly stated otherwise, the use of the word “including” in this Lease shall be deemed to mean “including without limitation” in each instance.

25.3.    Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than CBRE/ New England (“Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of its representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

25.4.    Entire Agreement. This Lease, Lease Summary Sheet and Exhibits 1-12 attached hereto and incorporated herein contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto, provided that no amendment or modification may be effected by text message, electronic mail or similar communication. Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.

25.5.    Governing Law; Personal Jurisdiction. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like. Any litigation relating to this Lease shall be brought in the state or federal courts in the Commonwealth of Massachusetts, and each party consents to personal jurisdiction in such courts.

25.6.    Tenant Representations. Tenant hereby guarantees, warrants and represents to Landlord that (i) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) Tenant has and is duly qualified to do business in the state in which the Property is located, (iii) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, (iv) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so; and (v) neither the execution, delivery or performance of this Lease, nor the consummation of the transactions contemplated hereby, will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party.

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25.7.    Expenses Incurred by Landlord Upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations (other than Tenant’s Fitout) to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer. Such costs shall be deemed to be additional rent under this Lease.

25.8.    Survival. Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including without limitation Sections 14.2 and 17.5 hereof) shall survive the expiration or prior termination of the Term.

25.9.    Limitation of Liability. Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Lease or otherwise, other than against Landlord’s interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. This Section 25.9 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord. Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Landlord or any of the other Landlord Parties ever be personally liable for any obligation under this Lease, nor shall Landlord or any of the other Landlord Parties be liable for consequential, incidental or punitive damages or for lost profits whatsoever in connection with this Lease.

25.10.    Binding Effect. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 13 hereof shall operate to vest any rights in any successor or assignee of Tenant. A facsimile, PDF or other electronic signature on this Lease shall be equivalent to, and have the same force and effect as, an original signature.

25.11.    Landlord Obligations upon Transfer. Upon any sale, transfer or other disposition of the Laboratory Addition, Landlord shall be entirely freed and relieved from the performance and observance accruing thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord, except as otherwise agreed in writing.

25.12.    Grants of Interest. Tenant shall not grant any security interest whatsoever in (a) any fixtures within the Premises or (b) any item paid in whole or in part with Landlord’s Contribution without the consent of Landlord.

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25.13.    No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

25.14.    [Intentionally omitted].

25.15.    Financial Information. Tenant shall deliver to Landlord, within thirty (30) days after Landlord’s reasonable request, Tenant’s most recently completed balance sheet and related statements of income, shareholder’s equity and cash flows statements (audited if available) reviewed by an independent certified public accountant and certified by an officer of Tenant as being true and correct in all material respects. Any such financial information may be relied upon by any actual or potential lessor, purchaser, or mortgagee of the Property or any portion thereof.

25.16.    Measurements. After (a) substantial completion of restoration of the Building (or any portion thereof) after a Casualty; (b) the effective date of any Taking affecting the Property or any portion thereof, and/or (c) substantial completion of any Changes pursuant to Section 2.1 of this Lease, Landlord shall have the right to measure the Building and/or the Premises in accordance with the Building’s then- current version of the Standard Method of Measurement for Office Buildings (ANSI/BOMA) (or if such standard is no longer in use, using an industry-standard method of measurement reasonably selected by Landlord) and to make an appropriate adjustment to Base Rent, Tenant’s Share and Tenant’s Tax Share. Tenant shall execute an agreement confirming such measurements and adjustments within ten (10) business days after Landlord’s request therefor. Tenant’s failure to execute and return any such agreement proposed by Landlord, or to provide written objection to the statements contained therein, within ten (10) business days after the date of Tenant’s receipt thereof, shall be deemed an approval by Tenant of Landlord’s determination of such figures as set forth therein.

25.17.    OFAC. Tenant warrants and represents, as of the date hereof and throughout the Term, that it is not owned or controlled, directly or indirectly, by any person or government from countries or other areas that are subject to economic, trade, sectoral, or transactional sanctions imposed by the United States Government, and that neither Tenant nor any of its owners, directors, officers or group companies appears on any lists of known or suspected terrorists, terrorist organizations or other prohibited persons made publicly available or published by any agency of the government of the United States or any other jurisdiction in which Tenant is doing business, including but not limited to the List of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury. Tenant shall notify Landlord immediately if these circumstances change.

25.18.    Confidentiality.

(a)    Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and may impair Landlord’s relationship with other tenants of the Building. Tenant agrees that it and its partners, officers, directors,

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employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord, which may be given or withheld by Landlord, in Landlord’s sole discretion, except as required for financial disclosures or securities filings, as required by the order of any court or public body with authority over Tenant, in connection with prospective assignments and subleases in connection with prospective investments in Tenant or mergers or similar transactions involving Tenant or in connection with any litigation between Landlord and Tenant with respect to this Lease. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach. Landlord and Tenant agree that no press or other publication release or communication to the general public concerning this Lease will be issued without the other party’s prior written approval.

(b)    Landlord’s Proprietary Information. In connection with this Lease, Landlord has delivered and/or will deliver to Tenant from time to time certain information about the Property, which may include, without limitation, master leases, environmental reports and other title, zoning, geotechnical, permitting, environmental and operational materials relating to the Property (such information whether furnished before or after the Execution Date, whether oral or written, and regardless of the manner in which it is furnished, is collectively hereinafter referred to as the “Landlord’s Proprietary Information”). Landlord’s Proprietary Information does not include, however, information which (1) is or becomes generally available to the public other than as a result of a disclosure in violation of this Section 25.18 by Tenant or Tenant’s Engaged Persons; (2) was available to Tenant on a non-confidential basis prior to its disclosure by Landlord; (3) becomes available to Tenant on a non-confidential basis from a person other than Landlord who is not to the knowledge of Tenant or Tenant’s Engaged Persons otherwise bound by a confidentiality agreement with Landlord, or is otherwise not under an obligation to Landlord not to transmit the information to Tenant; or (4) is independently developed by Tenant without the use of any Landlord’s Proprietary Information.

(i)    Tenant hereby covenants and agrees, using a reasonable degree of care: (A) to keep all Landlord’s Proprietary Information confidential in accordance herewith; (B) not to disclose or reveal any Landlord’s Proprietary Information to any person other than Tenant’s Engaged Persons; (C) to cause Tenant’s Engaged Persons to observe the terms of this Section 25.18(b); and (D) not to use any Landlord’s Proprietary Information for any purpose other than in connection with the Lease. “Tenant’s Engaged Persons” shall mean those persons, including without limitation Tenant’s employees, agents, consultants, attorneys, accountants and representatives, whose duties and responsibilities reasonably require that Landlord’s Proprietary Information be disclosed to them in connection with this Lease.

(ii)    In the event that Tenant is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Landlord’s Proprietary Information, Tenant agrees that it will make reasonable efforts to provide Landlord with reasonable notice of such request or requirement in order to enable Landlord to seek an appropriate protective order or other remedy, to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 25.18. In any such event Tenant will use reasonable efforts under the circumstances in which disclosure is sought to ensure that all Landlord’s Proprietary Information and other information that is so

63

disclosed will be accorded confidential treatment by the entity compelling such disclosure and Landlord shall respond in such a time and manner that does not put Tenant or any of Tenant’s Engaged Persons at risk of violation of such law or regulation or legal process.

(iii)    Without prejudice to the rights and remedies otherwise available at law or in equity, Tenant agrees that Landlord shall be entitled to seek equitable relief by way of injunction or otherwise if Tenant or any of Tenant’s Engaged Persons breach or reasonably threaten to breach any of the provisions of this Section 25.18(b).

(c)    In connection with this Lease, from time to time Tenant has delivered and/or will deliver to Landlord and the Landlord Parties may observe or have the opportunity to review, certain information about Tenant and/or its affiliates, including but not limited to financial information and other information related to the business operations of Tenant and/or its affiliates (such information whether furnished, observed, or reviewed before or after the Execution Date, whether oral, written, or visual, and regardless of the manner in which it is furnished, observed or reviewed, is collectively hereinafter referred to as “Tenant’s Proprietary Information”). Tenant’s Proprietary Information does not include, however, information which (1) is or becomes generally available to the public other than as a result of a disclosure in violation of this Section 25.18(c) by Landlord or Landlord’s Engaged Persons; (2) was available to Landlord on a non-confidential basis prior to its disclosure by Tenant; (3) becomes available to Landlord on a non-confidential basis from a person other than Tenant who is not to the knowledge of Landlord or Landlord’s Engaged Persons otherwise bound by a confidentiality agreement with Tenant, or is otherwise not under an obligation to Tenant not to transmit the information to Landlord; or (4) is independently developed by Landlord without the use of any Tenant’s Proprietary Information. Nothing in this Section 25.18 shall be construed to require Tenant to deliver any information about Tenant and/or its affiliates, including but not limited to financial information and other information related to the business operations of Tenant and/or its affiliates unless expressly required pursuant to this Lease or reasonably necessary for Landlord to comply with any Legal Requirements.

(i)    Landlord hereby covenants and agrees, using a reasonable degree of care: (A) to keep all Tenant’s Proprietary Information confidential in accordance herewith; (B) not to disclose or reveal any Tenant’s Proprietary Information to any person other than Landlord’s Engaged Persons; (C) to cause Landlord’s Engaged Persons to observe the terms of this Section 25.18(c); and (D) not to use any Tenant’s Proprietary Information for any purpose other than in connection with the ownership, financing, and/or sale of any of Landlord’s interest in and to the Property or any portion thereof including the Premises. “Landlord’s Engaged Persons” shall mean those persons, including without limitation Landlord’s or its affiliates’ actual or prospective lenders, investors and purchasers and the brokers, appraisers, employees, agents, consultants, attorneys, accountants and representatives thereof or of Landlord or its affiliates, whose duties and responsibilities reasonably require that Tenant’s Proprietary Information be disclosed to them in connection with the ownership, management, insurance, maintenance, repair, operation, financing, and/or sale of any of Landlord’s interest in and to the Property or any portion thereof including the Premises.

(ii)    In the event that Landlord is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Tenant’s Proprietary Information,

64

Landlord agrees that it will make reasonable efforts to provide Tenant with reasonable notice of such request or requirement in order to enable Tenant to seek an appropriate protective order or other remedy, to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 25.18(c). In any such event Landlord will use reasonable efforts under the circumstances in which disclosure is sought to ensure that all Tenant’s Proprietary Information will be accorded confidential treatment by the entity compelling such disclosure and Tenant shall respond in such a time and manner that does not put Landlord or any of its Engaged Persons at risk of violation of such law or regulation or legal process.

(iii)    Without prejudice to the rights and remedies otherwise available at law or in equity, Landlord agrees that Tenant shall be entitled to seek equitable relief by way of injunction or otherwise if Landlord or any of Landlord’s Engaged Persons breach or reasonably threaten to breach any of the provisions of this Section 25.18(c).

(d)    Tenant will be responsible for any breach of the terms of this Section 25.18 by it and/or Tenant’s Engaged Persons. Landlord will be responsible for any breach of the terms of this Section 25.18 by it and/or Landlord’s Engaged Persons.

(e)    No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

The obligations of the parties under this Section 25.18 shall survive the expiration or prior termination of the Term for one (1) year.

25.19.    Security. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval.

25.20.    Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease. Except as expressly set forth herein, any time period which ends on a non-business day shall be extended to the first subsequent business day.

25.21.    WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

25.22.    Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Legal

65

Requirements, proposes to cure any Tenant default under this Lease or to assume or assign Tenant’s interest under this Lease, and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease, and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion: (i) those acts specified in the Bankruptcy Code or other Legal Requirements as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Legal Requirements; (ii) a prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease; (iii) a cash deposit in an amount at least equal to the then-current amount of the Letter of Credit; or (iv) the assumption or assignment of all of Tenant’s interest and obligations under this Lease.

25.23.    Not Binding Until Executed. This Lease shall have no binding force or effect, shall not constitute an offer or an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution and delivery of this Lease by both parties.

25.24.    Office of Workforce Development. Tenant hereby covenants and agrees that it shall notify the City of Cambridge Office of Workforce Development of all new job opportunities in the Premises as they become available.

[SIGNATURES ON FOLLOWING PAGE]

66

IN WITNESS WHEREOF the parties hereto have executed this Lease as of the Execution Date.

LANDLORD

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ Seth Alexander
Name:	Seth Alexander, Authorized Signatory, and not individually as President of MIT
Investment Management Company

TENANT

BEAM THERAPEUTICS INC.

By:	/s/ Giuseppe Ciaramella
Name:	Giuseppe Ciaramella
Title:	Chief Scientific Officer

EXHIBIT 1

LEGAL DESCRIPTION

A certain parcel of land situated in the City of Cambridge, Middlesex County, and Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point at the intersection of the southerly sideline of Main Street and the westerly sideline of Wadsworth Street;

Thence running S05°30’09”W by the westerly sideline of Wadsworth Street, a distance of 279.34 feet to a point;

Thence turning and running N84°29’51”W by Lot 3B. a distance of 215.91 feet to a point on the easterly sideline of a private way known as Hayward Street;

Thence turning and running N05°30’09”E by the easterly sideline of a private way known as Hay ward Street, a distance of 282.61 feet to a point on the southerly sideline of Main Street;

Thence turning and running S84°29’51”E a distance of 158.80 feet to a point of curvature;

Thence running along a curve to the right with a radius of 500.00 feet and an arc length of 57.23 feet to the point of beginning.

Containing 60.954 square feet, more or less.

A portion of the above-described parcel is registered land, which is depicted as the registered parcel on Land Court Plan No. 23568A, and described in Transfer Certificate of Title No. 105748. filed with the Middlesex Registry District of the Land Court in Book 658, at Page 198.

For title, see Deed dated March 6, 1962 and recorded with the Middlesex South Registry of Deeds in Book 9995, Page 432 and Deed dated September 15, 1961 and filed with the Middlesex South Registry District of the Land Court as Document No. 370630 creating Certificate of Title 10574.

Exh. 1 - 1

EXHIBIT 2A

LEASE PLAN

238 MAIN ST
	SHARED 20% GARAGE 20% 238 MAIN ST 60% ADDITION
	SHARED 80.39% ADDITION 19.61% 238 MAIN ST
	POTENTIAL TENANT MECHANICAL SPACE
	EXCLUDED AREA (GARAGE)
	EXCLUDED AREA (RETAIL)
	OCCUPANT AREA
	MAJOR VERTICAL PENETRATIONS
	FLOOR SERVICE AREA
	BUILDING SERVICE AREA
	ROOF TERRACE

238 MAIN STREET LABORATORY ADDITION
MASSACHUSETTS INSTITUTE OF TECHNOLOGY

BEAM PREMISES PLAN - LEVEL 7

PERKINS+WILL
4/17/2019

238 MAIN ST

SHARED 20% GARAGE
20% 238 MAIN ST
60% ADDITION

SHARED 80.39% ADDITION
19.61% 238 MAIN ST

POTENTIAL TENANT MECHANICAL SPACE

EXCLUDED AREA (GARAGE)

EXCLUDED AREA (RETAIL)

OCCUPANT AREA

MAJOR VERTICAL PENETRATIONS

FLOOR SERVICE AREA

BUILDING SERVICE AREA

ROOF TERRACE

238 MAIN STREET LABORATORY ADDITION
MASSACHUSETTS INSTITUTE OF TECHNOLOGY

BEAM PREMISES PLAN - LEVEL 8

PERKINS+WILL
4/17/2019

238 MAIN ST
SHARED 20% GARAGE 20% 238 MAIN ST 60% ADDITION
SHARED 80.39% ADDITION 19.61% 238 MAIN ST
POTENTIAL TENANT MECHANICAL SPACE
EXCLUDED AREA (GARAGE)
EXCLUDED AREA (RETAIL)
OCCUPANT AREA
MAJOR VERTICAL PENETRATIONS
FLOOR SERVICE AREA
BUILDING SERVICE AREA
ROOF TERRACE

238 MAIN STREET LABORATORY ADDITION
MASSACHUSETTS INSTITUTE OF TECHNOLOGY

BEAM PREMISES PLAN - LEVEL 9

PERKINS+WILL
4/17/2019

- 238 MAIN ST
- SHARED 20% GARAGE 20% 238 MAIN ST 60% ADDITION
- SHARED 80.39% ADDITION 19.61% 238 MAIN ST
- POTENTIAL TENANT MECHANICAL SPACE
- EXCLUDED AREA (GARAGE)
- EXCLUDED AREA (RETAIL)
- OCCUPANT AREA
- MAJOR VERTICAL PENETRATIONS
- FLOOR SERVICE AREA
- BUILDING SERVICE AREA
- ROOF TERRACE

238 MAIN STREET LABORATORY ADDITION
MASSACHUSETTS INSTITUTE OF TECHNOLOGY

BEAM PREMISES PLAN - LEVEL 10

PERKINS+WILL
4/17/2019

RETAIL 01
111
BUILDING 3 LOBBY
152
SERVICE ELEVATOR LOBBY
102
SECURITY OFFICE
105
PE1
PE4
PE6
TRANSFORMER STAIR
SHAFT
BULK STOR
DISPENSING
TENANT 1
5'-6"

SECURED SPACE (CABINETS IN CAGES) - CONFIGURED FOR 5 TENANTS	
SPACE	# CABINETS
TENANT 1	6
TENANT 2	6
TENANT 3	5
TENANT 4	5
TENANT 5	4
TOTAL	26

KENDALL SITE 3

CHEMICAL STORAGE - SECURED SPACE

Scale: 3/32" = 1'-0"

PERKINS+WILL

4/17/2019

PERKINS
+WILL

CONSULTANTS

ELEVATOR CONTROL ROOM
TENANT STORAGE
TENANT FH NEUTRALIZATION
TRASH/RECYCLING
DOCK SECURITY OFFICE
DOCK TOILET
LOADING DOCK CORRIDOR
SITE 3 LOADING DOCK
TENANT CORRIDOR
MAINTENANCE ROOM
ELEVATOR LOBBY

LEVEL	RSF IN BO	% OF TOTAL	STORAGE ALLOCATION	CIRC	CAGE
L2	23000	8%	115	23	92
L3	30700	10%	152	30	121
L4	30700	10%	152	30	121
L5	30700	10%	152	30	121
L6	8000	3%	39	8	32
L7	30700	10%	152	30	121
L8	30700	10%	152	30	121
L9	30700	10%	152	30	121
L10	30700	10%	152	30	121
L11	30700	10%	152	30	121
L12	30700	10%	152	30	121
TOTAL	307000	100%	1518	304	1214

TENANT STORAGE - BEAM - 4/17/2019

1 ENLARGED PLAN LOADING DOCK LEVEL

PROJECT

238 MAIN STREET
LABORATORY
ADDITION
CAMBRIDGE, MA

MASSACHUSETTS
INSTITUTE OF
TECHNOLOGY
c/o MITIMCO
238 MAIN ST. SUITE 200
CAMBRIDGE, MA 02142

KEYPLAN

ISSUE CHART

TITLE

ENLARGED PLAN
LOADING DOCK LEVEL

SHEET NUMBER

A40-01

EXHIBIT 2B

PLAN OF CERTAIN COMPLEX AREAS

EXHIBIT 2B
COMPLEX AREAS

PAGE 1 OF 7

MAIN STREET
314 MAIN
5
290 MAIN
4
238 MAIN
3
DOCK STREET
CHARLOTTE'S WAY
CARLETON STREET
HAYWARD STREET
WADSWORTH STREET
E25
E23
E40
HEADHOUSE
AMHERST STREET

NOTE: INTERIOR SPACES OF BUILDINGS 3, 4, 5 AND THE MBTA STATION HEADHOUSE ARE NOT INCLUDED WITHIN OPEN SPACE

EXHIBIT 2B

PAGE 2 OF 7

COMPLEX AREA
RAMP UP TO STREET LEVEL
DRIVE AISLE
PEDESTRIAN RAMP
COMPLEX AREA
COMPLEX AREA
ELEVATOR LOBBY

GARAGE LEVEL 1

EXHIBIT 3

MEMORIALIZATION OF DATES AGREEMENT

[Date]

[Tenant Name]

[Address]

[Attn:                     ]

Re:	Lease dated ([as amended,] the “Lease”) by and between (“Landlord”), and (“Tenant”) with respect to rentable square feet on the floor of the Building located at , Cambridge, MA.

Dear

In accordance with the terms and conditions of the Lease, Tenant accepts possession of the Premises and acknowledges:

The Phase 1 Term Commencement Date is                     .

The Phase 1 Rent Commencement Date is                     .

The Phase 2 Term Commencement Date is                     .

The Phase 2 Rent Commencement Date is                     .

The Expiration Date is                     .

This letter is binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

Please acknowledge the foregoing and your acceptance of possession by signing a copy of this letter in the space provided and returning it to                     . Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within ten (10) business days after the date of this letter, shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

[NAME OF LANDLORD]

By:
Name:
Title:

EXHIBIT 3, PAGE 1

Acknowledged and Accepted:

[NAME OF TENANT]

By:
Name:
Title:
Date: , 20

EXHIBIT 3, PAGE 2

EXHIBIT 4

FORM OF NOTICE OF LEASE

NOTICE OF LEASE

Notice is hereby given pursuant to Chapter 183, Section 4 of the General Laws, of a lease upon the following terms:

Landlord:

Tenant:

Date of Lease Execution:	, 20 .

Premises:	. The land on which the Premises are located is more particularly described on Exhibit A attached hereto and incorporated herein.

Term and Commencement Date:	Approximately ( ) years, commencing on , 20 and expiring on , 20 .

Extension Options:	( ) extension options of ( ) years each. An affidavit signed by the Landlord and recorded with the Middlesex South Registry of Deeds shall be conclusive in favor of any person acting in reliance thereon, without necessity of further inquiry, as to whether such option has been exercised by Tenant or has lapsed unexercised, or has been waived or terminated.

An affidavit signed by the Landlord and recorded with the Middlesex South Registry of Deeds shall be conclusive in favor of any person acting in reliance thereon, without necessity of further inquiry, as to whether the Lease was terminated prior to its scheduled expiration.

This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants thereof which are incorporated herein by reference. The parties hereto do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease.

EXHIBIT 4, PAGE 1

Executed as an instrument this                      day of             , 20

LANDLORD:	TENANT:

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT 4, PAGE 2

COMMONWEALTH OF MASSACHUSETTS

, ss.	, 20

On this day, before me, the undersigned notary public, personally appeared                      (name of document signer), proved to me through satisfactory evidence of identification, which was                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose[, (as partner for                     , a corporation) (as                      for                      a corporation) (as attorney in fact for                     , the principal) (as                      for                     , (a) (the)                     )] as the voluntary act of [INSERT NAME OF THE ENTITY].

                     (official signature and seal of notary)

My commission expires

COMMONWEALTH OF MASSACHUSETTS

, ss.	, 20

On this day, before me, the undersigned notary public, personally appeared                      (name of document signer), proved to me through satisfactory evidence of identification, which was                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose[, (as partner for                     , a corporation) (as                      for                      a corporation) (as attorney in fact for                     , the principal) (as                      for                     , (a) (the)                     )] as the voluntary act of [INSERT NAME OF THE ENTITY].

                     (official signature and seal of notary)

My commission expires

EXHIBIT 4, PAGE 3

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT 4, PAGE 4

EXHIBIT 5

WORK LETTER

1.	Representatives.

(a)    Landlord’s Authorized Representative. Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”). Maureen McCaffrey as the individual authorized by Landlord to approve on behalf of Landlord all plans, drawings and other matters for which the approval of Landlord is required or contemplated pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed or submitted in writing (as applicable) by Landlord’s Authorized Representative. Landlord may change Landlord’s Authorized Representative and/or name additional persons to serve as Landlord’s Authorized Representative (provided that Tenant may rely upon the authorization of any one of such persons) upon one (1) business day’s prior written notice to Tenant. Landlord agrees that Landlord’s Authorized Representative(s) shall be reasonably available to meet and consult with Tenant’s Authorized Representative in person (in the vicinity of the Property) or by phone (at the election of Tenant’s Authorized Representative) upon reasonable prior notice by Tenant.

(b)    Tenant’s Authorized Representative. Tenant designates, as Tenant’s authorized representative (“Tenant’s Authorized Representative”), Chris Hill as the individual authorized by Tenant to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed or submitted in writing (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative and/or name additional persons to serve as Tenant’s Authorized Representative (provided that Landlord may rely upon the authorization of any one of such persons) upon one (1) business day’s prior written notice to Landlord. Tenant agrees that Tenant’s Authorized Representative shall be reasonably available to meet and consult with Landlord’s Authorized Representative in person (in the vicinity of the Property) or by phone (at the election of Tenant’s Authorized Representative) as and when needed, upon reasonable prior notice by Landlord.

(c)    Methods of Communication. Notwithstanding anything to the contrary, all notices, plan deliveries, requests for approval and the like required under this Work Letter shall be delivered by email (or other means agreed to by the parties), and shall not be required to be sent to the parties listed in or designated pursuant to Article 24 of the Lease. With respect to email communications, each party shall cc any parties designated for such copies by Landlord’s Authorized Representative(s) or Tenant’s Authorized Representative(s), as applicable. It is understood and agreed that approvals or consents must be communicated by a written signed document, which may be delivered by a PDF, TIF or JPG file or other mutually agreed image file delivered by email (the parties acknowledging that such electronic signatures on approvals and/or consents shall be binding for the purposes set forth in this Work Letter). Landlord and Tenant hereby agree that all plans, pricing information and schedules to be delivered pursuant to this Work Letter may also be delivered by uploading the same to a website to which Landlord’s Authorized Representative and Tenant’s Authorized Representative (and any persons designated by Landlord’s Authorized Representative and/or Tenant’s Authorized Representative, such

EXHIBIT 5, PAGE 1

designation including the person’s name, email address and company) shall have access. Promptly after uploading any document to such website, an email shall be sent to all parties having access thereto. Other project-related information (including, without limitation, commissioning documents, meeting minutes, basis for design, design submissions and contractor submittals, including without limitation requests for information) may also be posted to a project website to which Landlord’s Authorized Representative and Tenant’s Authorized Representative (and any persons designated by Landlord’s Authorized Representative and/or Tenant’s Authorized Representative, such designation including the person’s name, email address and company) shall have access. Promptly after uploading any document to such project website, an email shall be sent to all parties having access thereto.

2.	Landlord’s Work.

(d)    General. Landlord, at Landlord’s sole cost and expense (subject to Section 5 below), shall perform (i) the work (“Landlord’s Base Building Work”) more particularly described in the plans and specifications referenced in Schedule A attached hereto and made a part hereof (as the same may be changed pursuant to Section 4(b) below, the “Base Building Plans”), which work includes, among other things, the general categories of work specified in the table attached hereto as Schedule B (the “Matrix”) which are marked with an “x” in the column under the heading “Landlord Shell/Core”, and (ii) all of the improvements set forth in the Final Plans, as hereinafter defined (“Tenant’s Fitout”; and together with Landlord’s Base Building Work, “Landlord’s Work”). All of Landlord’s Work shall be constructed using new materials of the quality called for in the Base Building Plans or the Final Plans, as applicable, in a good and workmanlike manner, and in accordance with all Legal Requirements, and Landlord shall use commercially reasonable efforts to substantially complete Landlord’s Work with respect to each Phase on or before the applicable Estimated Delivery Date (hereinafter defined).

(e)    General Contractor. Landlord and Tenant have agreed that Landlord shall enter (or, with respect to Landlord’s Base Building Work, may have previously entered) into guaranteed maximum price construction contracts with Turner Construction Company (having an office at Two Seaport Lane, Suite 200, Boston, MA 02210) (as such contractor may be replaced by Landlord with the approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed, the “Approved Contractor”) to construct pursuant to separate and distinct construction contracts (i) Landlord’s Base Building Work in accordance with the Base Building Plans, and (ii) Tenant’s Fitout in accordance with the Final Plans. Landlord shall cause the Approved Contractor to agree to reasonably allocate general conditions between Landlord’s Base Building Work and Tenant’s Fitout. Landlord shall use commercially reasonable efforts to execute the GMP Contract for Tenant’s Fitout within thirty (30) days after the Execution Date and shall deliver to Tenant a copy thereof prior to execution. In addition to the amendments contemplated by Section 3(b) below, Landlord shall execute one or more amendments to such GMP Contract for Tenant’s Fitout to incorporate the scope of work reflected on the Final Plans and the price reflected in the Final Cost Estimate (each, a “Budget / Scope Amendment”), and shall deliver to Tenant a copy of each Budget / Scope Amendment prior to execution. In connection with the construction of Landlord’s Work, Landlord shall use commercially reasonable efforts to enforce the terms of the construction contracts. Without limiting the foregoing, if timely notice has been given and if Landlord has the benefit of any guarantees, contract rights, or other claims against contractors, materialmen or architects, Landlord shall, with regard to any defects in Landlord’s Work, exercise

EXHIBIT 5, PAGE 2

commercially reasonable efforts (which shall not require any litigation or alternative dispute resolution) to enforce such guarantees or contract rights; provided, however, Landlord shall have no such obligation with respect to any (A) defect(s) in the Final Plans, (B) manufacturer’s defects with respect to any equipment or fixtures purchased directly by Tenant, nor (C) with respect to any defect(s) resulting from (w) misuse, (x) Tenant’s breach of its maintenance and repair obligations under the Lease, (y) the negligence or willful misconduct of any Tenant Party, or (z) reasonable wear and tear.

(f)    Construction Meetings. During the performance of Tenant’s Fitout, Landlord shall schedule and conduct weekly meetings regarding the scheduling, progress, performance, construction and completion of Tenant’s Fitout. Periodically at such meetings, Landlord’s Authorized Representative shall provide Tenant’s Authorized Representatives with status updates regarding the progress of Landlord’s Base Building Work. Landlord’s Authorized Representative and Tenant’s Authorized Representative shall attend such meetings (in person or by phone). Prior to commencement of Tenant’s Fitout, Landlord’s Authorized Representative shall provide Tenant’s Authorized Representatives with periodic status updates regarding the progress of Landlord’s Base Building Work.

(g)    Permitting. Landlord shall obtain all permits for construction of Landlord’s Work. The cost of all permits for construction of Tenant’s Fitout (and the cost of obtaining the same) shall be included in Work Costs (hereinafter defined). Tenant shall cooperate with Landlord in executing permit applications and performing other ministerial acts reasonably necessary to enable Landlord to obtain any such permit.

(h)    Timing of Construction. Landlord shall substantially complete Landlord’s Work (i) with respect to Phase 1 on or before the date which is twenty-eight (28) months after the Execution Date (the “Estimated Phase 1 Delivery Date”), and (ii) with respect to Phase 2 on or before the date which is forty (40) months after the Execution Date (the “Estimated Phase 2 Delivery Date” and each, an “Estimated Delivery Date”). The Estimated Delivery Dates shall be extended on a day-for-day basis on account of Landlord’s Force Majeure and Tenant Delays.

(i)    Remedies for Late Delivery.

(i)    Milestone. If, subject to Tenant Delays, installation of the structural steel for the Lab Addition has not been substantially completed (as reasonably determined by Landlord’s architect) on or before the date which is twenty-eight (28) months after the Execution Date, Tenant shall have the right, exercisable by notice to Landlord while such failure persists, to terminate the Lease.

(ii)    Late Delivery. If the applicable Phase is not delivered to Tenant in the condition required by Section 3.1 of the Lease within sixty (60) days after the applicable Estimated Delivery Date (as same may be delayed due to Landlord’s Force Majeure and Tenant Delays, the “Delay Date”), the applicable Rent Commencement Date shall be delayed one day for each day after the Delay Date that such Phase is not so delivered through the Double Delay Date (hereinafter defined). If the applicable Phase is not delivered to Tenant in the condition required by Section 3.1 of the Lease within one hundred twenty (120) days after the applicable Estimated Delivery Date (as same may be delayed due to Landlord’s Force Majeure and Tenant Delays, the “Double Delay

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Date”), then after the delay to the Rent Commencement Date set forth in the previous sentence, the Rent Commencement Date shall be delayed two (2) days for each day after the Double Delay Date that the applicable Phase is not so delivered. If Phase 1 is not delivered to Tenant in the condition required by Section 3.1 of the Lease by the date that is twelve (12) months after the Estimated Phase 1 Delivery Date (as same may be delayed due to Landlord’s Force Majeure and Tenant Delays), then Tenant shall have the right, exercisable by notice to Landlord while such failure persists, to terminate the Lease. If Phase 1 is not delivered to Tenant in the condition required by Section 3.1 of the Lease by the date that is twenty-one (21) months after the Estimated Phase 1 Delivery Date (as same may be delayed due to Tenant Delays, but not due to Landlord’s Force Majeure), then Tenant shall have the right, exercisable by notice to Landlord while such failure persists, to terminate the Lease. The remedies set forth in this Section 2(f) are Tenant’s sole and exclusive rights and remedies if either Phase is not delivered on or before the applicable Estimated Delivery Date.

(j)    Tenant Delays. A “Tenant Delay” for purposes of this Work Letter means any actual delay to substantial completion of Landlord’s Work to the extent arising from any act or omission of any of the Tenant Parties and includes without limitation (A) Tenant’s failure to timely act or respond or cause Tenant’s Architect to act or respond within the time periods expressly provided under this Work Letter, (B) changes to Landlord’s Work initiated by Tenant, and (C) those specific acts or omissions which, under the express terms of this Work Letter, constitute a Tenant Delay. Landlord shall give written notice to Tenant of any Tenant Delays within a reasonable time, and in all events within five (5) business days, after Landlord becomes actually aware of any Tenant Delay. Landlord shall, at Tenant’s cost, use commercially reasonable efforts to mitigate the impact of any Tenant Delay.

(k)    Completion of Performance. Subject to performance of the BB Punchlist Items and the TF Punchlist Items (each as hereinafter defined), and subject to the last sentence of Section 2(b) above, Landlord will be deemed to have fully performed all of its obligations under this Work Letter upon the applicable Term Commencement Date.

(l)    Schedule. Attached hereto as Schedule C is a preliminary schedule for the construction phase of Landlord’s Base Building Work and the estimated schedule for design and construction phases of Tenant’s Fitout (as the same is updated pursuant to the terms hereof, the “Construction Schedule”). During the course of design and construction of Tenant’s Fitout, Landlord shall cause the Construction Schedule to be updated periodically to reflect the actual progress of such design and construction, as applicable, and shall cause such updates to be delivered to Tenant monthly, but such updates shall not be deemed to amend or modify any of Landlord’s obligations under this Work Letter.

3.	Tenant’s Fitout.

(a)    Tenant’s Plans. In connection with the performance of the work necessary to prepare the Premises for Tenant’s occupancy and business operations (“Tenant’s Fitout”), Tenant shall engage AHA Consulting Engineers, Inc. as Tenant’s MEP Engineer and shall engage Perkins & Will as Tenant’s architect for Tenant’s Fitout. Furthermore, in connection with Tenant’s Fitout, (i) on or before August 1, 2019, an electronic copy and four (4) full sized copies of schematic drawings (the “Schematic Drawings”) containing a layout and designation of all offices,

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laboratories, rooms and other partitioning, their intended use, and identity and size of all equipment (including without limitation lab casework) to be contained therein, (ii) on or before December 15, 2019, an electronic copy and four (4) full sized copies of design development plans based on the approved Schematic Drawings, with sufficient information and detail to accurately describe the proposed design of the Premises and document the programmatic requirements for Tenant’s Fitout (it being understood and agreed that the mechanical and electrical portions of such plans shall be suitable for purchase of subcontract bidding and contracting) (the “Design Development Plans”), and (iii) on or before April 15, 2020, an electronic copy and four (4) full sized copies of a fully coordinated set of architectural, structural, mechanical, electrical and plumbing engineering plans and specifications based on the approved Design Development Plans and in a form which is sufficiently complete to allow the Approved Contractor and subcontractors to bid on the work and to obtain all applicable permits for Tenant’s Fitout (“Final Construction Drawings”). The Schematic Drawings, the Design/ Development Plans and the Final Construction Drawings are collectively referred to herein as the “Plans.” It is understood and agreed that Tenant’s Fitout does not include the installation of Tenant’s furniture, trade fixtures or equipment (the installation of which shall be performed by Tenant (as contemplated by Section 3(h) below) in accordance with Section 11 of the Lease). Landlord’s approval of the Schematic Drawings and the Design Development Plans (and the Final Construction Drawings, provided that the Final Construction Drawings are consistent with the Design/Development Plans) shall not be unreasonably withheld, conditioned or delayed provided the Plans comply with the requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building and the Property; and provided, further that Landlord may withhold its approval in its sole discretion with respect to (v) any density of use of the Premises in a manner inconsistent with the design of the base building, (w) any work that materially and adversely affects the roof and/or Building systems, (x) material matters of aesthetics related to work to or materially affecting the exterior of the Premises, (y) any work adversely affecting the Building structure and/or (z) any work resulting in a change to the rentable square footage of the Premises. Landlord may reasonably disapprove any iteration of any of the Plans based on Landlord’s reasonable conclusion that one or more aspects of such Plans will cause an actual delay of the substantial completion of Landlord’s Work beyond the applicable Estimated Delivery Date (it being understood that if Landlord reasonably disapproves any of the Plans on such basis, and Tenant determines in writing to negate such disapproval, any such actual delay of substantial completion of Landlord’s Work shall be deemed a Tenant Delay, and Landlord shall not disapprove such Plans based on such potential delay). Landlord’s approval is solely given for the benefit of Landlord and Tenant under this Section 3 and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of the Plans for any other purpose whatsoever. Landlord shall not be responsible for any errors, omissions or defects contained in the Plans or the costs resulting therefrom. To the extent substantial completion of Landlord’s Work is delayed due to errors, omissions or defects in any of the Plans, such delays shall be Tenant Delays. Any request for approval of the Plans shall be accompanied by (A) a certification from a licensed code engineer that such plans are code compliant, and (B) a certification from Landlord’s MEP engineer that the Plans are compatible with the base building design. If Tenant timely submits drafts of the Plans for review and approval, Landlord shall use commercially reasonable efforts to respond to any such timely request for approval of the Plans within twelve (12) business days after receipt thereof; provided, however, if Landlord engages Perkins & Will as the architect for Tenant’s Fitout, Landlord shall use commercially reasonable efforts to respond to any such timely request for approval of the Plans within five (5) business days after receipt thereof. Landlord shall notify

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Tenant in reasonable detail if any of the Plans are unsatisfactory or incomplete in any respect. In the event Landlord disapproves any of the Plans, Tenant shall revise the same to address Landlord’s comments and shall submit such revised Plan to Landlord for approval (and such process shall be continued until such Plan is approved by Landlord). The iteration of the Final Construction Drawings that is approved by Landlord shall be referred to herein as the “Approved Plans.” The Approved Plans, as they may be changed pursuant to Section 3(b) below, are hereinafter referred to as the “Final Plans.”

(b)    Changes.

(i)    Tenant Changes. Prior to submitting a Change Proposal (hereinafter defined) to Landlord for approval, Tenant shall have the right to submit inquiries to Landlord based on conceptual information then available to Tenant (which may include sketches) in order to obtain an understanding from Landlord as to whether certain changes to the Approved Plans would be conceptually acceptable to Landlord. Landlord shall promptly respond to such inquires (or shall promptly notify Tenant if further information is necessary in order for Landlord to respond to such inquiry). Landlord shall include in its response to any such inquiry Landlord’s preliminary approval or disapproval of the conceptual work that is the subject of such inquiry, it being understood and agreed that any such conceptual approval shall be subject to Landlord’s review of the detailed information required to be included in a Change Proposal with respect thereto (as contemplated below). Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval (which approval shall be given or withheld in accordance with the standards set forth in Section 3(a) above) change proposals to amend or modify the Approved Plans, which proposals shall include detailed plans, cut sheets and specifications suitable for construction and shall detail the nature and extent of any requested changes (each, a “Change Proposal”). Change Proposals shall be signed by Tenant’s Authorized Representative. Landlord agrees to respond to any such Change Proposal within five (5) business days after the submission thereof by Tenant (unless Landlord has previously advised Tenant that a longer time period for such response is reasonably necessary due to the nature and/or scope of the Change Proposal, together with Landlord’s good faith estimate as to the amount of additional time that will be necessary, or the fact that the information provided by Tenant in the Change Proposal is insufficient for the purposes of enabling Landlord to make the determination set forth herein), and if approved by Landlord, advising Tenant of any anticipated increase or decrease in costs associated with such Change Proposal (“Anticipated Costs”), as well as an estimate of any delay to substantial completion of Landlord’s Work that would result if such Change Proposal is implemented (“Landlord’s Change Order Response”). If Landlord does not approve any Change Proposal, Landlord shall provide Tenant with a reasonably detailed explanation thereof in writing. Tenant shall have the right to approve or withdraw any Change Proposal within five (5) business days after receipt of Landlord’s Change Order Response. If Tenant fails to respond to any Landlord’s Change Order Response within such five (5) business day period, the applicable Change Proposal shall be deemed withdrawn. If Tenant timely approves Landlord’s Change Order Response, then (a) such Change Proposal shall be deemed a “Change Order” hereunder, and (b) Landlord shall perform the work described in the Change Order as part of Tenant’s Fitout on all the terms and conditions applicable to Tenant’s Fitout. Any actual delay in the substantial completion of Landlord’s Work resulting from Change Proposals (whether approved or not) shall constitute a Tenant Delay.

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(ii)    Landlord Changes. With respect to Tenant’s Fitout, Landlord shall have the right to make (A) field changes that do not (individually or in the aggregate) (1) impact the dimensions of the Premises except to a de minimis extent, (2) materially affect the appearance or utility of the Premises, (3) interfere with Tenant’s access to, or use or enjoyment of, the Premises except to a de minimis extent, (4) delay (and are not reasonably expected to delay) substantial completion of Landlord’s Work beyond the applicable Estimated Delivery Date (as extended by Tenant Delay(s) and Landlord’s Force Majeure), or (5) increase the amount payable by Tenant pursuant to Section 5 below by more than a de minimis amount unless Landlord agrees to pay such increase in costs, and (B) non-discretionary field changes required by governmental authorities (all of the foregoing, “Permitted Changes”). No Landlord delay shall be deemed to result from any Permitted Changes. Any changes by Landlord to the Approved Plans other than Permitted Changes (each, a “Landlord Change”) shall be requested and instituted in accordance with the provisions of this Section 3(b)(ii) and shall be subject to the written approval of Tenant in accordance with this Section 3(b)(ii). Landlord may request Landlord Changes in writing by written notice (a “Landlord Change Request”) providing reasonable detail regarding the nature and extent of any requested Landlord Changes and shall include (x) Approved Contractor’s reasonable and detailed estimate of any increase or decrease in the Work Costs and (y) Approved Contractor’s reasonable and detailed good faith estimate of any change in the projected date for substantial completion of Landlord’s Work resulting therefrom. All Landlord Change Requests shall be signed by Landlord’s Authorized Representative. As soon as reasonably possible, and in any event within ten (10) business days of receipt of a Landlord Change Request, Tenant shall deliver a written response to such Landlord Change Request and in such response shall indicate Tenant’s approval or disapproval of such Landlord Change Request, which approval shall not be unreasonably withheld, conditioned or delayed, and if Tenant shall disapprove such Landlord Change Request, Tenant shall advise Landlord of the reasons therefor. If Tenant fails to timely respond to any Landlord Change Request, Tenant shall be deemed to have approved the same.

(c)    Long-Lead Items. After approval of the Schematic Drawings (as to scope of work and budget), the Approved Contractor shall prepare a list of long-lead items required in connection with the performance of the work reflected on such Schematic Drawings (the “Long-Lead Items List”), if any, and Landlord shall deliver the Long-Lead Items List to Tenant for review and approval, which approval shall not be unreasonably withheld or conditioned. Within ten (10) business days, Tenant shall deliver a written approval or disapproval of such Long-Lead Items List, and if Tenant shall disapprove such Long-Lead Items List, Tenant shall advise Landlord of the reasons therefor. If Tenant fails to timely respond to the Long-Lead Items List, Landlord shall have the right to send a “reminder notice,” which shall be sent in an envelope that conspicuously states the following in bold caps “NOTICE REQUIRING TIMELY RESPONSE” and which shall include (i) a copy of the originally requested Long-Lead Items List, (ii) an explicit statement that such notice is a “reminder notice” as provided in this Section 3(c), and (iii) an explicit statement that the failure to respond will trigger the provisions of this Section 3(c) for deemed approval. If Tenant fails to respond to such reminder notice within two (2) business days after receipt thereof, Tenant shall be deemed to have approved the Long-Lead Items List. Upon Tenant’s approval (or deemed approval) of the Long-Lead Items List, Landlord shall be authorized to proceed with the acquisition of the items included in the Long-Lead Items List and the cost of such items shall be included in Work Costs.

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(d)    Bidding. The Approved Contractor shall solicit at least three (3) subcontract bids for each trade for which the total cost is expected to exceed $50,000 other than electrical and fire alarm subcontractors (it being understood and agreed that Landlord shall have the right to engage the same electrical and fire alarm subcontractors for Tenant’s Fitout as are engaged for Landlord’s Base Building Work). Landlord shall promptly supply Tenant with such detailed available information about bid requests and the background of, and negotiations with, subcontractors as Tenant may reasonably request. Landlord and the Approved Contractor shall select such bids based on Approved Contractor’s good faith assessment of such subcontractor’s prior performance and reputation, price, likelihood of timely completion and all other relevant factors customarily considered by prudent owners of first-class office and laboratory buildings.

(e)    Architect Duties. Tenant shall cause its architect to timely perform such acts as may be reasonably required or requested in order to effectuate the provisions hereof, including without limitation (i) providing reasonably detailed information within two (2) business days (or such additional time reasonably necessary) after request therefor, (ii) attending meetings, visiting the site and/or conducting inspections and/or walk-throughs of the Premises upon at least five (5) days’ notice, (iii) preparing the TF Punchlist (hereinafter defined) within three (3) business days after Landlord’s request, which request shall be accompanied by the Approved Contractor’s work-to-complete list, (iv) assuming there is no dispute over the facts, delivering the certificate of substantial completion referenced in Section 3(f) below within five (5) business days after preparation of the TF Punchlist. Any actual delays to substantial completion of Tenant’s Fitout to the extent resulting from such architect’s failure to timely perform such obligations shall constitute Tenant Delays. Any actual delays to substantial completion of Tenant’s Fitout to the extent resulting from such architect’s failure to timely perform such obligations shall constitute Tenant Delays. If Tenant’s architect fails to timely prepare the TF Punchlist and/or deliver the certificate of substantial completion, then unless Tenant is using Perkins & Will as its architect throughout the design and construction phases of Tenant’s Fitout, Landlord shall have the right to substitute another architect in place of Tenant’s architect, in which event such substituted architect’s TF Punchlist and certificate of substantial completion shall be binding on Tenant, and the reasonable costs of such substituted architect shall be included in Work Costs.

(f)    Substantial Completion. Tenant’s Fitout with respect to each Phase shall be deemed “substantially complete” on the date that all of Tenant’s Fitout with respect to such Phase has been completed except for TF Punchlist Items (hereinafter defined) relative thereto, as certified in writing by Tenant’s architect (subject to Section 3(e) above). Promptly after Tenant’s Fitout with respect to each Phase is substantially complete, Tenant’s architect shall deliver a written certification to Landlord and Tenant, which certification shall be presumptive evidence of substantial completion of Tenant’s Fitout with respect to such Phase.

(g)    TF Punchlist Items. Attached to each certificate of substantial completion referenced in Section 3(f) above shall be a list prepared by Tenant’s architect (each, a “TF Punchlist”) of outstanding items (the “TF Punchlist Items”) which (i) need to be performed to complete Tenant’s Fitout with respect to such Phase, and (ii) do not materially interfere with the use of such Phase for the Permitted Use. Subject to Landlord’s Force Majeure and Tenant Delays, Landlord shall, unless otherwise specified on the TF Punchlist, endeavor to complete the applicable TF Punchlist Items within sixty (60) days of the date of the applicable TF Punchlist.

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(h)    Certificate of Occupancy. Landlord and Tenant acknowledge and agree that Tenant must perform certain installations and other work beyond the scope of Landlord’s Work (which may include, without limitation, installation of its furniture and/or performance of any Alterations not included in Tenant’s Fitout) in order for a certificate of occupancy for the applicable Phase to be issued (such work, the “Certificate Work”). Within three (3) business days after the later to occur of (i) substantial completion of Landlord’s Work with respect to each Phase, and (ii) the date on which Tenant notifies Landlord in writing (“Tenant’s CW Notice”) that Tenant has completed the Certificate Work relative to such Phase, Landlord shall apply for a certificate of occupancy for the applicable Phase, and shall thereafter diligently pursue and secure the same (Landlord agreeing that it shall endeavor to secure the same within forty-five (45) days following Tenant’s CW Notice, subject to delays caused by the acts or omissions of any of the Tenant Parties); provided, however, to the extent that Tenant elects to make Alterations to the applicable Phase after the applicable Term Commencement Date but prior to the issuance of a final certificate of occupancy for such Phase, Landlord shall not be obligated to apply for a certificate of occupancy for such Phase until such Alterations have been substantially completed or Tenant notifies Landlord that Tenant has elected not to perform such Alterations. In no event shall Landlord be obligated to apply for a certificate of occupancy prior to the date which is three (3) Business Days after the date of Tenant’s CW Notice.

4.	Landlord’s Base Building Work.

(a)    Changes. Landlord shall have the right from time to time, without Tenant’s consent and at no direct or indirect cost to Tenant (including Operating Expenses and Taxes), to make (i) changes to Landlord’s Base Building Work and the sequencing of performance thereof so long as such changes do not (individually or in the aggregate) (A) impact the dimensions of the Premises except to a de minimis extent, (B) materially affect the appearance or utility of the Premises, (C) interfere with Tenant’s access to, or use or enjoyment of, the Premises except to a de minimis extent, (D) delay (and are not reasonably expected to delay) substantial completion of Landlord’s Work beyond the applicable Estimated Delivery Date (as extended by Tenant Delay(s) and Landlord’s Force Majeure), or (E) increase the amount payable by Tenant pursuant to Section 5 below by more than a de minimis amount unless Landlord agrees to pay such increase in cost; (ii) changes to Landlord’s Base Building Work and the sequencing of performance thereof to reflect (A) the ACF Elevator (hereinafter defined), and (B) the construction of one or more bridges connecting the Office Building and the Laboratory Addition (but in no event shall any such bridge be constructed above the fifth (5 th) floor of the Office Building); and (iii) non-discretionary field changes to Landlord’s Base Building Work required by governmental authorities (and the sequencing of performance of Landlord’s Base Building Work as a result thereof). Landlord shall have the right to make other changes to Landlord’s Base Building Work and the sequencing of performance thereof from time to time at no cost to Tenant so long as Landlord shall first obtain Tenant’s approval, which shall not be unreasonably withheld, conditioned or delayed, and which approval shall be deemed given if Tenant does not disapprove the same in a written notice delivered to Landlord within five (5) business days after delivery of Landlord’s request for such approval. Tenant shall not have the right to make changes to Landlord’s Base Building Work.

(b)    Substantial Completion. Landlord’s Base Building Work shall be deemed “substantially complete” on the date that all of Landlord’s Base Building Work (other than the ACF Elevator) has been completed except for BB Punchlist Items (hereinafter defined), as certified

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in writing by Landlord’s architect. Promptly after Landlord’s Base Building Work is substantially complete, Landlord’s architect shall deliver a written certification to Landlord and Tenant, which certification shall be presumptive evidence of substantial completion of Landlord’s Base Building Work, subject to reasonable challenge by Tenant within five (5) business days following the date of Tenant’s receipt of such written certification.

(c)    BB Punchlist Items. Attached to the certificate of substantial completion referenced in Section 4(b) above shall be a list prepared by Landlord’s architect (the “BB Punchlist”) of outstanding items (the “BB Punchlist Items”) which (a) need to be performed to complete Landlord’s Base Building Work, and (b) do not materially impair Tenant’s ability to use the Premises for the Permitted Use (it being understood and agreed that the ACF Elevator may not be substantially complete at the time of the BB Punchlist and the same shall not be deemed to Tenant’s ability to use the Premises for the Permitted Use). Subject to Landlord’s Force Majeure and Tenant Delays, Landlord shall, unless otherwise specified on the BB Punchlist, complete all BB Punchlist Items relating to or affecting the Premises and the Common Areas within sixty (60) days of the date of the BB Punchlist.

(d)    ACF Elevator. Landlord and Tenant acknowledge and agree that Landlord will make certain changes to Landlord’s Base Building Work to add the ACF Elevator. Notwithstanding anything to the contrary (including without limitation Sections 4(b) and 4(c) above and Section 3.1 of the Lease), so long as Tenant has reasonable non-exclusive use of the Building freight elevator for Animal Transportation,

(e)    the construction and installation of the ACF Elevator may not be substantially complete prior to the Phase 2 Term Commencement Date, (ii) subject to Landlord’s obligation to complete the construction and installation of the ACF Elevator, the Phase 2 Term Commencement Date shall occur on the date on which Phase 2 (other than the ACF Elevator) is delivered to Tenant in the condition required by Section 3.1 of the Lease, and (iii) Base Rent (and Operating Costs and Taxes) payable with respect to the ACF Elevator shall commence on the date on which the ACF Elevator is delivered to Tenant in the condition required by Section 3.1 of the Lease, subject to acceleration on a day for day basis for each day of Tenant Delays applicable thereto.

5.	Cost of Landlord’s Work.

(a)    General. All of Landlord’s Base Building Work shall be performed at no cost to Tenant. Except for Landlord’s Contribution (hereinafter defined), all of Tenant’s Fitout shall be performed at Tenant’s sole cost and expense.

(b)    Work Costs. For purposes hereof, “Work Costs” means (i) all costs incurred by Landlord in connection with or reasonably allocated to Tenant’s Fitout without mark-up, including without limitation the costs of permitting, constructing, coordinating and performing Tenant’s Fitout, as affected by any changes made (or requested by Tenant) in accordance with Section 3(b) hereof and the costs of any third party construction/project manager(s) engaged by Landlord, less (ii) the Excluded Construction Costs (as hereinafter defined). With respect to costs incurred in connection with both Landlord’s Base Building Work and Tenant’s Fitout (including without limitation police details, rubbish removal and hoisting costs), such costs shall be allocated between Landlord’s Base Building Work and Tenant’s Fitout according to the volume of work in place the prior month (or another reasonable method). Tenant’s Fitout shall be performed on a so-called “open book” basis.

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(c)    Value Engineering.

(i)    Landlord shall provide Tenant with a detailed cost estimate of the Work Costs based on the approved Schematic Drawings using the CSI standard divisions cost estimate (the “S/D Cost Estimate”). The S/D Cost Estimate shall include a line item for the cost of any third party construction/project manager(s) engaged by or on behalf of Landlord. Tenant shall have a period of five (5) business days after receipt of the S/D Cost Estimate (or any revised S/D Cost Estimate, as the case may be), time being of the essence, to notify Landlord whether Tenant approves such S/D Cost Estimate, or that Tenant wishes to conduct value engineering in order to reduce the cost of Tenant’s Fitout. If Tenant does not timely provide such notice, Tenant shall be deemed to have (A) approved such S/D Cost Estimate, and (B) elected not to conduct such value engineering. If Tenant elects to conduct value engineering, then (I) any actual delays to substantial completion of Landlord’s Work to the extent arising from such value engineering shall be deemed to be Tenant Delays, and (II) until mutually approved (or deemed approved), Landlord and Tenant shall confer and negotiate reasonably and in good faith to reach agreement on the S/D Cost Estimate and the Schematic Drawings on which the S/D Cost Estimate is based.

(ii)    Landlord shall provide Tenant with a detailed cost estimate of the Work Costs based on the approved Design Development Plans using the CSI standard divisions cost estimate (the “D/D Cost Estimate”). The D/D Cost Estimate shall include a line item for the cost of any third party construction/project manager(s) engaged by or on behalf of Landlord. Tenant shall have a period of five (5) business days after receipt of the D/D Cost Estimate (or any revised D/D Cost Estimate, as the case may be), time being of the essence, to notify Landlord whether Tenant approves such D/D Cost Estimate, or that Tenant wishes to conduct value engineering in order to reduce the cost of Tenant’s Fitout. If Tenant does not timely provide such notice, Tenant shall be deemed to have (A) approved such D/D Cost Estimate, and (B) elected not to conduct such value engineering. If Tenant elects to conduct value engineering, then (I) any actual delays to substantial completion of Landlord’s Work to the extent arising from such value engineering shall be deemed to be Tenant Delays, and (II) until mutually approved (or deemed approved), Landlord and Tenant shall confer and negotiate reasonably and in good faith to reach agreement on the D/D Cost Estimate and the Design Development Plans on which the D/D Cost Estimate is based.

(iii)    Landlord shall provide Tenant with a detailed cost estimate of the Work Costs based on the Approved Plans using the CSI standard divisions cost estimate (the “A/P Cost Estimate”). The A/P Cost Estimate shall include a line item for the cost of any third party construction/project manager(s) engaged by or on behalf of Landlord. Tenant shall have a period of ten (10) business days after receipt of the A/P Cost Estimate (or any revised A/P Cost Estimate, as the case may be), time being of the essence, to notify Landlord whether Tenant approves such A/P Cost Estimate, or that Tenant wishes to conduct value engineering in order to reduce the cost of Tenant’s Fitout. If Tenant does not timely provide such notice, Tenant shall be deemed to have (A) approved such A/P Cost Estimate, and (B) elected not to conduct such value engineering. If Tenant elects to conduct value engineering, then (I) any actual delays to substantial completion of Landlord’s Work to the extent arising from such value engineering shall be deemed to be Tenant

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Delays, and (II) until mutually approved (or deemed approved), Landlord and Tenant shall confer and negotiate reasonably and in good faith to reach agreement on the A/P Cost Estimate and the Approved Plans on which the A/P Cost Estimate is based.

(iv)    The A/P Cost Estimate approved (or deemed approved) by Tenant is herein referred to as the “Final Cost Estimate.”

(v)    Promptly after approval of the A/P Cost Estimate, Landlord shall cause the schedule for the construction phase of Landlord’s Work to be updated to reflect the construction of Tenant’s Fitout, and shall deliver a copy thereof to Tenant.

(d)    Landlord’s Contribution. As an inducement to Tenant’s entering into this Lease, Landlord shall pay for up to Twenty-Three Million Four Hundred Nine Thousand Seven Hundred Ten Dollars ($23,409,710) (“Landlord’s Contribution”) of the Work Costs other than the following costs (collectively, “Excluded Construction Costs”), which Excluded Construction Costs shall be paid for by Tenant within thirty (30) days of demand from time to time (but in no event more often than monthly): (i) the cost of acquiring or installing any of Tenant’s Property (hereinafter defined), including without limitation telecommunications and computer equipment and all associated wiring and cabling, any de-mountable decorations, artwork and partitions, signs, and trade fixtures, or (ii) any so-called “soft costs”; provided, however, notwithstanding the foregoing, up to Two Million Three Hundred Twenty-Nine Thousand Seven Hundred Eighty Dollars ($2,340,971) of Landlord’s Contribution may be used for Tenant’s architectural, engineering and consultant fees and design and permitting costs and the cost of Tenant’s wiring and cabling. Landlord shall not charge any supervisory or management fees with respect to Tenant’s Fitout, provided that the reasonable out of pocket costs of any third party construction/project manager(s) engaged by Landlord shall be included in Work Costs. Tenant shall not be entitled to any unused portion of Landlord’s Contribution. Notwithstanding anything to the contrary, if the Final Plans reflect that any portion of the Premises will be delivered in shell condition (“Shell Space”), then the portion of Landlord’s Contribution allocable to the Shell Space (the “Shell Space Allowance”) shall be held and disbursed by Landlord in accordance with Sections 5(d)(i) and (ii) below.

(i)    In connection with Alterations to the Shell Space performed by Tenant after the applicable Term Commencement Date (“Shell Space Work”), Landlord shall, subject to Section 5(d)(ii) below, pay Landlord’s Proportion (hereinafter defined) of the cost shown on each requisition (hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord until the entirety of the Shell Space Allowance has been exhausted. “Landlord’s Proportion” shall be a fraction, the numerator of which is the Shell Space Allowance allocable to the Phase in which such Shell Space Work is being performed and the denominator of which is (A) the total contract price for such Shell Space Work (as evidenced by reasonably detailed documentation delivered to Landlord with the requisition first submitted by Tenant), less (B) those costs described in clauses (I) through (III) inclusive of the last sentence of this Section 5(d)(i) (as evidenced by reasonably detailed documentation delivered to Landlord with the requisition first submitted by Tenant). A “requisition” shall mean AIA Documents G- 702 and G-703 duly executed and certified by Tenant’s architect and general contractor (accompanied by invoices from Tenant’s contractors, vendors, service providers and consultants (collectively, “Contractors”) and partial lien waivers and subordinations of lien, as specified in M.G.L. Chapter 254,

EXHIBIT 5, PAGE 12

Section 32 (“Lien Waivers”) with respect to the prior month’s requisition, and such other documentation as Landlord or any Mortgagee may reasonably request) showing in reasonable detail the costs of the item in question or of the improvements installed to date in the Shell Space, accompanied by certifications executed by the Chief Executive Officer, Chief Financial Officer, Chief Operations Officer, or Vice President of Tenant that the amount of the requisition in question does not exceed the cost of the items, services and work covered by such requisition. Notwithstanding the foregoing, with respect to the first requisition only, Tenant shall not be required to deliver Lien Waivers at the time of the first requisition, but shall deliver the Lien Waivers and evidence of payment of the first requisition in full within five (5) days following payment of the Shell Space Allowance with respect to such first requisition (it being understood and agreed that Lien Waivers with respect to the prior month’s requisition shall be submitted as part of each requisition after such first requisition). If Tenant does not submit its requisitions using an industry-standard form thereof so as to permit Landlord to confirm (y) costs to date and (z) that none of the costs are excluded pursuant to the provisions hereof, Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly. For the purposes hereof, the cost to be so reimbursed by Landlord shall not include: (I) the cost of acquiring or installing any of Tenant’s Property, including without limitation telecommunications and computer equipment and all associated wiring and cabling, any de-mountable decorations, artwork and partitions, signs, and trade fixtures, (II) any fees paid to Tenant, any Affiliate or Successor, and (III) any so-called “soft costs”; provided, however, notwithstanding the foregoing, up to ten percent (10%) of the Shell Space Allowance may be used for Tenant’s architectural, engineering and consultant fees and design and permitting costs and the cost of Tenant’s wiring and cabling.

(ii)    Notwithstanding anything to the contrary herein contained: (A) Landlord shall have no obligation to advance funds on account of the Shell Space Allowance (1) until Landlord shall have received an original W-9 executed by Tenant, nor (2) more than once per month; (B) If Tenant fails to pay to Tenant’s contractors the amounts paid by Landlord to Tenant in connection with any previous requisition(s), Landlord shall thereafter have the right to have the Shell Space Allowance paid directly to Tenant’s contractors; (C) Landlord shall have no obligation to pay any portion of the Shell Space Allowance with respect to any requisition submitted after the date (the “Outside Requisition Date”) which is twenty- four (24) months after the applicable Term Commencement Date; (D) Tenant shall not be entitled to any unused portion of the Shell Space Allowance; (E) Landlord’s obligation to pay any portion of the Shell Space Allowance shall be conditioned upon there existing no default by Tenant in its obligations under the Lease at the time that Landlord would otherwise be required to make such payment (it being understood and agreed that if Tenant cures such default prior to the expiration of the notice and/or cure periods set forth in Section 20.1 of the Lease, Landlord shall make such payment promptly after the cure is effectuated); and (F) In addition to all other requirements hereof, Landlord’s obligation to pay the final ten percent (10%) of the Shell Space Allowance shall be subject to simultaneous delivery of all unconditional lien waivers relating to items, services and work performed in connection with the Shell Space Work.

(iii)    In the event Tenant owes Landlord any sums under or pursuant to the Lease at such time as Landlord is obligated pursuant to the provisions of this Section 5(d) to pay any portion of the Shell Space Allowance, Landlord shall have the right to offset said amount from such payment of the Shell Space Allowance.

EXHIBIT 5, PAGE 13

(e)    Responsibility for Costs.

(i)    If the Final Cost Estimate discloses that the Work Costs exceed Landlord’s Contribution (such excess, the “Excess Costs”), Tenant shall pay, within thirty (30) days after demand from time to time (but in no event more than monthly), Tenant’s Proportion (hereinafter defined) of the Work Costs reflected on each requisition from Landlord, to which shall be attached invoices and/or other documentation supporting the requisition. “Tenant’s Proportion” shall be a fraction, the numerator of which is the estimated Excess Costs, and the denominator of which is the estimated Work Costs. If Tenant fails to timely make any such payment in full, each day between such 30th day and the date on which Tenant makes such payment in full shall constitute a Tenant Delay.

(ii)    After final completion of Tenant’s Fitout with respect to each Phase, Landlord shall prepare and submit to Tenant a final reconciliation in sufficient detail to reasonably determine actual Work Costs (including without limitation all TF Punchlist Items) with respect to such Phase (each, a “Final Reconciliation”). Landlord shall use reasonable efforts to deliver the applicable Final Reconciliation to Tenant within ninety (90) days after final completion of Tenant’s Fitout with respect to each Phase. Within thirty (30) days after delivery of each Final Reconciliation, Tenant shall pay to Landlord any remaining Excess Costs relative to such Phase (or Landlord shall refund to Tenant any amounts paid by Tenant in excess of the actual Excess Costs relative to such Phase).

EXHIBIT 5, PAGE 14

SCHEDULE A

BASE BUILDING PLANS

SCHEDULE A, PAGE 1

Perkins and Will Architects

Drawing Control List

Construction Documents

238 Main Street Laboratory Addition

1.    February 20, 2019

Index of Drawings

SHEET NUMBER	SHEET NAME
01-GENERAL
G00-00	COVER SHEET	●
G00-01	DRAWING INDEX	●
G10-01	CODE SUMMARY	●
G10-02	CODE SUMMARY	●
G11-00	LIFE SAFETY PLAN - LEVEL P1	●
G11-01	LIFE SAFETY PLAN - GROUND LEVEL	●
G11-02	LIFE SAFETY PLAN - LEVEL 2	●
G11-03	LIFE SAFETY PLAN - (TYP) LEVELS 3-5	●
G11-04	LIFE SAFETY PLAN - LEVEL 6	●
G11-05	LIFE SAFETY PLAN - SERVICE PLENUM	●
G11-06	LIFE SAFETY PLAN - (TYP) LEVELS 7-12	●
G11-07	LIFE SAFETY PLAN - LEVEL PENTHOUSE 1	●
G11-08	LIFE SAFETY PLAN - LEVEL PENTHOUSE 2	●
G11-09	LIFE SAFETY PLAN - ROOF	●
G12-00	ATRIUM BRIDGE LIFT SPECIFICATIONS	●

04-ARCHITECTURAL
A00-01	ARCHITECTURAL ABBREVIATIONS, SYMBOLS & NOTES	●
A00-02	TYPICAL MOUNTING HEIGHTS	●
A10-01	DIMENSION CONTROL PLAN	●
A11-00	FLOOR PLAN LEVEL P1	●
A11-01	FLOOR PLAN LEVEL 01	●
A11-02	FLOOR PLAN LEVEL 02	●
A11-03	FLOOR PLAN TYPICAL LOWER LEVELS (03-05)	●
A11-04	FLOOR PLAN LEVEL 06	●
A11-05	FLOOR PLAN SERVICE PLENUM	●
A11-06	FLOOR PLAN TYPICAL UPPER LEVELS (07-12)	●
A11-07	FLOOR PLAN MECHANICAL PENTHOUSE 1	●
A11-08	FLOOR PLAN MECHANCIAL PENTHOUSE 2	●
A11-09	ROOF PLAN	●
A11-10	ROOF CURB PLAN	●
A12-01	RCP LEVEL 01	●

SCHEDULE A, PAGE 2

A12-02	RCP LEVEL 02	●
A12-03	RCP LEVEL 06 + ATRIUM	●
A20-00	OVERALL ELEVATION KEY	●
A20-01	EXTERIOR ELEVATIONS	●
A20-02	EXTERIOR ELEVATIONS	●
A21-01	BUILDING SECTIONS	●
A21-02	ATRIUM SECTIONS	●
A31-01	ENLARGED EXTERIOR WALL	●
A31-02	ENLARGED EXTERIOR WALL	●
A31-03	ENLARGED EXTERIOR WALL	●
A31-04	ENLARGED EXTERIOR WALL	●
A31-05	ENLARGED EXTERIOR WALL	●
A31-06	ENLARGED EXTERIOR WALL	●
A31-07	ENLARGED EXTERIOR WALL	●
A31-08	ENLARGED EXTERIOR WALL	●
A31-09	ENLARGED ELEVATION AT OVERHEAD GARAGE DOOR	●
A32-01	EXTERIOR WALL SECTION DETAILS	●
A32-02	EXTERIOR WALL SECTION DETAILS	●
A32-03	EXTERIOR WALL SECTION DETAILS	●
A32-04	EXTERIOR WALL PLAN DETAILS	●
A32-05	EXTERIOR WALL PLAN DETAILS	●
A32-06	EXTERIOR WALL DETAILS	●
A32-07	EXTERIOR WALL DETAILS	●
A32-08	EXTERIOR WALL DETAILS	●
A32-10	ROOF DETAILS 01	●
A32-11	ROOF DETAILS 02	●
A32-12	EXTERIOR WALL DETAILS @ RAMP	●
A32-13	EXTERIOR WALL EXPANSION JOINT DETAILS	●
A40-01	ENLARGED PLAN LOADING DOCK LEVEL	●
A40-02	ENLARGED PLANS LEVEL 01 CORES	●
A40-03	ENLARGED PLANS VESTIBULES	●
A40-04	ENLARGED PLANS LEVEL 01	●
A40-05	ENLARGED PLAN TYPICAL TOWER CORE	●
A40-08	ENLARGED PLANS & ELEVATIONS ATRIUM BRIDGE	●
A42-00	ENLARGED RCP LEVEL P1	●
A42-01	ENLARGED RCP LEVEL 01 CORES	●
A42-02	ENLARGED RCP TYPICAL TOWER CORE	●
A43-01	STAIR 1 PLANS & SECTIONS	●
A43-02	STAIR 1 PLANS & SECTIONS	●
A43-03	STAIR 2 PLANS & SECTIONS	●
A43-04	STAIR 2 PLANS & SECTIONS	●
A43-07	STAIR DETAILS	●

SCHEDULE A, PAGE 3

A43-08	STAIR DETAILS	●
A43-09	ATRIUM BRIDGE SECTIONS	●
A45-01	ATRIUM INTERIOR ELEVATIONS	●
A45-02	INTERIOR ELEVATIONS LEVEL 01 LOBBY	●
A45-05	INTERIOR ELEVATIONS LEVEL 01 LOBBY CORE	●
A45-06	INTERIOR ELEVATIONS TYPICAL CORE	●
A45-07	ENLARGED ELEVATIONS - ATRIUM BRIDGE	●
A45-52	ATRIUM ELEVATOR ELEVATIONS - (FOR REFERENCE ONLY)	●
A45-53	ENLARGED ATRIUM ELEVATOR ELEVATIONS - (FOR REFERENCE ONLY)	●
A45-54	ATRIUM ELEVATOR DETAILS - (FOR REFERENCE ONLY)	●
A45-55	ATRIUM ELEVATOR CAB DETAILS - (FOR REFERENCE ONLY)	●
A46-00	TOILET ROOMS - LOADING DOCK	●
A46-01	TOILET ROOMS TYPICAL CORE	●
A46-02	LOBBY DESK DETAILS	●
A50-01	INTERIOR DETAILS	●
A50-02	INTERIOR DETAILS	●
A50-03	INTERIOR SECTION DETAILS - ATRIUM BRIDGE	●
A50-04	INTERIOR SECTION DETAILS - ATRIUM BRIDGE	●
A50-05	INTERIOR SECTION DETAILS - ATRIUM BRIDGE	●
A50-06	INTERIOR PLAN DETAILS - ATRIUM BRIDGE	●
A61-01	INTERIOR PARTITION TYPE CHARTS	●
A61-21	INTERIOR PARTITION DETAILS	●
A62-01	DOOR SCHEDULE	●
A62-21	DOOR DETAILS	●
A64-01	FINISH SCHEDULE	●
A70-01	LAYOUT PLAN LEVEL 01 LEVEL 1.5	●
A70-02	LAYOUT PLAN LEVEL 02	●
A70-03	LAYOUT PLAN LEVEL 03	●
A70-04	LAYOUT PLAN LEVEL 04	●
A70-05	LAYOUT PLAN LEVEL 05	●
A70-06	LAYOUT PLAN LEVEL 06	●
A70-07	LAYOUT PLAN LEVEL 07	●
A70-08	LAYOUT PLAN LEVELS 08-12	●
A70-13	LAYOUT PLAN MECHANICAL PENTHOUSE 1	●
A70-14	LAYOUT PLAN MECHANICAL PENTHOUSE 2	●
A70-15	LAYOUT PLAN ROOF	●

06-STRUCTURAL
S00-00	3D AXONOMETRIC VIEWS	●
S00-01	GENERAL NOTES	●
S00-02	GENERAL NOTES	●

SCHEDULE A, PAGE 4

S00-03	PLAN NOTES AND LEGENDS	●
S01-02	LEVEL 2 FRAMING PLAN	●
S01-03	LEVEL 3 FRAMING PLAN	●
S01-04	LEVEL 4 FRAMING PLAN	●
S01-05	LEVEL 5 FRAMING PLAN	●
S01-06	LEVEL 6 FRAMING PLAN	●
S01-07	LEVEL 7 FRAMING PLAN	●
S01-07P	LEVEL 7 PLENUM FRAMING PLAN	●
S01-08	LEVEL 8 FRAMING PLAN	●
S01-09	LEVEL 9 FRAMING PLAN	●
S01-10	LEVEL 10-12 FRAMING PLAN	●
S01-13	LEVEL PH1 FRAMING PLAN	●
S01-14	LEVEL PH 2 FRAMING PLAN	●
S01-15	ROOF FRAMING PLAN	●
S01-16	PARTIAL PLANS	●
S01-20	ATRIUM FRAMING AXON (PREVIOUSLY ATRIUM FRAMING DETAILS)	●
S01-21	ATRIUM TRUSS ELEVATIONS	●
S01-22	ATRIUM SECTIONS AND DETAILS I	●
S03-10	COLUMN SCHEDULE I	●
S03-11	COLUMN SCHEDULE II	●
S03-12	COLUMN SCHEDULE III	●
S03-13	SLOPING COLUMN PLAN LOCATION	●
S03-14	SLOPING COLUMNS I	●
S03-15	SLOPING COLUMNS II	●
S03-16	SLOPING COLUMNS III	●
S03-17	SLOPING COLUMNS IV	●
S03-20	LATERAL FRAME ELEVATIONS I	●
S03-30	CORE WALL ELEVATIONS I	●
S03-31	CORE WALL ELEVATIONS II	●
S03-32	CONCRETE SHEAR WALL DETAILS I	●
S03-33	CONCRETE SHEAR WALL DETAILS II	●
S03-34	CONCRETE SHEAR WALL DETAILS III	●
S03-35	CORE WALL PLAN VIEWS	●
S03-36	CORE WALL DETAILS	●
S04-01	TYPICAL CONCRETE DETAILS I	●
S04-02	TYPICAL CONCRETE DETAILS II	●
S04-03	TYPICAL CONCRETE DETAILS III	●
S04-04	TYPICAL CONCRETE DETAILS IV	●
S04-05	TYPICAL CONCRETE DETAILS V	●
S04-06B	TYPICAL CONCRETE DETAILS VI	●
S04-07	TYPICAL CONCRETE DETAILS VII	●

SCHEDULE A, PAGE 5

S04-08	TYPICAL CONCRETE DETAILS VIII	●
S04-11	TYPICAL CONCTETE DETAILS XI	●
S04-13	TYPICAL CONCRETE DETAILS XIII	●
S04-20	TYPICAL MASONRY DETAILS I	●
S05-01	TYPICAL STEEL DETAILS I	●
S05-02	TYPICAL STEEL DETAILS II	●
S05-03B	TYPICAL STEEL DETAILS III	●
S05-04	TYPICAL STEEL DETAILS IV	●
S05-05	TYPICAL STEEL DETAILS V	●
S05-06	TYPICAL STEEL DETAILS VI	●
S05-07B	TYPICAL STEEL DETAILS VII	●
S05-08	TYPICAL STEEL DETAILS VIII	●
S05-09	TYPICAL STEEL DETAILS IX	●
S05-10	TYPICAL STEEL DETAILS X	●
S06-10	STEEL SECTIONS I	●
S06-11	STEEL SECTIONS II	●
S06-12	SECTIONS AND DETAILS III	●
S07-10	ATRIUM BRDIGE	●

07-FIRE PROTECTION
FA04-00	FIRE ALARM LEGEND, NOTES AND DETAILS	●
FA04-01	FIRE ALARM LEVEL 1 PLAN	●
FA04-02	FIRE ALARM LEVEL 2 PLAN	●
FA04-03	FIRE ALARM LEVEL 3 PLAN	●
FA04-04	FIRE ALARM LEVEL 4 PLAN	●
FA04-05	FIRE ALARM LEVEL 5 PLAN	●
FA04-06	FIRE ALARM LEVEL 6 PLAN	●
FA04-07	FIRE ALARM LEVEL 7 PLAN	●
FA04-08	FIRE ALARM LEVEL 8 PLAN	●
FA04-09	FIRE ALARM LEVEL 9 PLAN	●
FA04-10	FIRE ALARM LEVEL 10 PLAN	●
FA04-11	FIRE ALARM LEVEL 11 PLAN	●
FA04-12	FIRE ALARM LEVEL 12 PLAN	●
FA04-13	FIRE ALARM MECHANICAL PENTHOUSE 1 PLAN	●
FA04-14	FIRE ALARM MECHANCIAL PENTHOUSE 2 PLAN	●
FA04-15	FIRE ALARM ROOF PLAN	●
FA04-20	FIRE ALARM SYSTEM RISER DIAGRAM	●
FA04-P1	FIRE ALARM PARKING GARAGE LEVEL P1 PLAN	●
FP04-00	FIRE PROTECTION LEGEND, NOTES, AND DETAILS	●
FP04-01	FIRE PROTECTION LEVEL 1 PLAN	●
FP04-02	FIRE PROTECTION LEVEL 2 PLAN	●
FP04-03	FIRE PROTECTION LEVEL 3 PLAN	●

SCHEDULE A, PAGE 6

FP04-04	FIRE PROTECTION LEVEL 4 PLAN	●
FP04-05	FIRE PROTECTION LEVEL 5 PLAN	●
FP04-06	FIRE PROTECTION LEVEL 6 PLAN	●
FP04-06P	FIRE PROTECTION LEVEL 6 PLENUM PLAN	●
FP04-07	FIRE PROTECTION LEVEL 7 PLAN	●
FP04-08	FIRE PROTECTION LEVEL 8 PLAN	●
FP04-09	FIRE PROTECTION LEVEL 9 PLAN	●
FP04-10	FIRE PROTECTION LEVEL 10 PLAN	●
FP04-11	FIRE PROTECTION LEVEL 11 PLAN	●
FP04-12	FIRE PROTECTION LEVEL 12 PLAN	●
FP04-13	FIRE PROTECTION MECH. PENTHOUSE 1 PLAN	●
FP04-14	FIRE PROTECTION MECH. PENTHOUSE 2 PLAN	●
FP04-15	FIRE PROTECTION ROOF PLAN	●
FP04-20	FIRE PROTECTION SYSTEM RISER DIAGRAM	●
FP04-P1	FIRE PROTECTION PARKING GARAGE LEVEL P1 PLAN	●

08-PLUMBING
P00-01	PLUMBING LEGENDS & NOTES	●
P00-02T	PLUMBING SCHEDULES	●
P00-03T	PLUMBING DETAILS	●
P00-04T	PLUMBING DETAILS	●
P00-05	PLUMBING DOMESTIC WATER RISER DIAGRAM	●
P00-06	PLUMBING SANITARY RISER DIAGRAM	●
P00-07T	PLUMBING RAINWATER RECLAIM SYSTEM DIAGRAM	●
P00-08	PLUMBING NATURAL GAS RISER DIAGRAM	●
P10-01	PLUMBING LEVEL 1 PLAN	●
P10-02	PLUMBING LEVEL 2 PLAN	●
P10-03	PLUMBING LEVEL 3 PLAN	●
P10-04	PLUMBING LEVEL 4 PLAN	●
P10-05	PLUMBING LEVEL 5 PLAN	●
P10-06	PLUMBING LEVEL 6 PLAN	●
P10-07	PLUMBING LEVEL 7 PLAN	●
P10-08	PLUMBING LEVEL 8 PLAN	●
P10-09	PLUMBING LEVEL 9 PLAN	●
P10-10	PLUMBING LEVEL 10 PLAN	●
P10-11	PLUMBING LEVEL 11 PLAN	●
P10-12	PLUMBING LEVEL 12 PLAN	●
P10-13	PLUMBING MECHANICAL LEVEL 1 PLAN	●
P10-14	PLUMBING MECHANICAL LEVEL 2 PLAN	●
P10-15	PLUMBING ROOF PLAN	●
P11-02A	PLUMBING LEVEL P1A TENANT FLOOR PLAN	●
P11-02B	PLUMBING LEVEL P1B TENANT FLOOR PLAN	●
P44-01	PLUMBING GARAGE PART PLANS	●

SCHEDULE A, PAGE 7

09-MECHANICAL
H00-01	HVAC LEGENDS AND GENERAL NOTES	●
H00-02	HVAC SCHEDULES (SHEET 1 OF 3)	●
H00-03	HVAC SCHEDULES (SHEET 2 OF 3)	●
H00-04	HVAC SCHEDULES (SHEET 3 OF 3)	●
H00-05	HVAC DETAILS (SHEET 1 OF 3)	●
H00-06	HVAC DETAILS (SHEET 2 OF 3)	●
H00-07	HVAC DETAILS (SHEET 3 OF 3)	●
H00-08	HVAC AIR HANDLING UNIT PLANS & ELEVATIONS	●
H00-09	HVAC ENERGY RECOVERY UNIT & GENERAL EXHAUST FAN PLANS & ELEVATIONS	●
H00-10	HVAC CHILLED WATER PIPING SCHEMATIC	●
H00-11	HVAC HOT WATER PIPING SCHEMATIC	●
H00-12	HVAC HOT WATER AND PROCESS CONDENSER WATER PIPING RISER DIAGRAMS	●
H00-13	HVAC HIGH PENTHOUSE HEAT RECOVERY PIPING RISER DIAGRAMS	●
H00-14	HVAC STAIRWELL PRESSURIZATION RISER DIAGRAM	●
H00-15	HVAC ELEVATOR VENTILATION RISER DIAGRAMS	●
H00-16	HVAC SUPPLY AIR DUCTWORK RISER DIAGRAMS	●
H00-17	HVAC EXHAUST AIR DUCTWORK RISER DIAGRAMS	●
H00-18	HVAC FUEL OIL PIPING DIAGRAM	●
H00-19	HVAC KONVEKTA LEGEND	●
H00-20	HVAC KONVEKTA AHU P&ID	●
H00-21	HVAC KONVEKTA PACKAGED HEATING UNIT P&ID	●
H00-22	HVAC KONVEKTA ERU P&ID	●
H00-23	HVAC KONVEKTA SUMP DIAGRAM	●
H04-00A	HVAC P0.5-P1 PARKING GARAGE PLAN EAST	●
HD04-01	HVAC DUCTWORK LEVEL 1 PLAN	●
HD04-01.5	HVAC DUCTWORK LEVEL 1.5 PLAN	●
HD04-02	HVAC DUCTWORK LEVEL 2 PLAN	●
HD04-03	HVAC DUCTWORK LEVEL 3 PLAN	●
HD04-04	HVAC DUCTWORK LEVEL 4 PLAN	●
HD04-05	HVAC DUCTWORK LEVEL 5 PLAN	●
HD04-06	HVAC DUCTWORK LEVEL 6 PLAN	●
HD04-07	HVAC DUCTWORK LEVEL 7 PLAN	●
HD04-08	HVAC DUCTWORK LEVEL 8 PLAN	●
HD04-09	HVAC DUCTWORK LEVEL 9 PLAN	●
HD04-10	HVAC DUCTWORK LEVEL 10 PLAN	●
HD04-11	HVAC DUCTWORK LEVEL 11 PLAN	●

SCHEDULE A, PAGE 8

HD04-12	HVAC DUCTWORK LEVEL 12 PLAN	●
HD04-13	HVAC DUCTWORK MECH. PENTHOUSE 1 LEVEL PLAN	●
HD04-14	HVAC DUCTWORK MECH. PENTHOUSE 2 LEVEL PLAN	●
HD04-15	HVAC DUCTWORK ROOF PLAN	●
HP04-01	HVAC PIPING 1 LEVEL PLAN	●
HP04-02	HVAC PIPING 2 LEVEL PLAN	●
HP04-03	HVAC PIPING 3 LEVEL PLAN	●
HP04-04	HVAC PIPING 4 LEVEL PLAN	●
HP04-05	HVAC PIPING 5 LEVEL PLAN	●
HP04-06	HVAC PIPING 6 LEVEL PLAN	●
HP04-07	HVAC PIPING 7 LEVEL PLAN	●
HP04-08	HVAC PIPING 8 LEVEL PLAN	●
HP04-09	HVAC PIPING 9 LEVEL PLAN	●
HP04-10	HVAC PIPING 10 LEVEL PLAN	●
HP04-11	HVAC PIPING 11 LEVEL PLAN	●
HP04-12	HVAC PIPING 12 LEVEL PLAN	●
HP04-13	HVAC PIPING MECH PENTHOUSE 1 LEVEL PLAN	●
HP04-14	HVAC PIPING MECH. PENTHOUSE 2 LEVEL PLAN	●
HP04-15	HVAC PIPING ROOF PLAN	●

10-ELECTRICAL
E04-01	ELECTRICAL LEGEND, NOTES, AND SCHEDULES	●
E04-02	ELECTRICAL POWER DISTRIBUTION RISER DIAGRAM “A”	●
E04-03	ELECTRICAL POWER DISTRIBUTION RISER DIAGRAM “B”	●
E04-04	ELECTRICAL SCHEDULES AND DETAILS	●
E04-05	ELECTRICAL SCHEDULES AND DETAILS	●
E04-06	ELECTRICAL SCHEDULES AND DETAILS	●
E04-07	ELECTRICAL SCHEDULES AND DETAILS	●
E04-08	ELECTRICAL SCHEDULES AND DETAILS	●
E04-09	ELECTRICAL SCHEDULES AND DETAILS	●
E04-10	ELECTRICAL SCHEDULES AND DETAILS	●
E04-11	ELECTRICAL SNOW MELT AND HEAT TRACE DETAILS	●
E04-12	ELECTRICAL LUTRON LIGHTING CONTROL DETAILS 1	●
E04-13	ELECTRICAL LUTRON LIGHTING CONTROL DETAILS 2	●
E04-14	ELECTRICAL LUTRON LIGHTING CONTROL DETAILS 3	●
E04-15	ELECTRICAL LUTRON LIGHTING CONTROL DETAILS 4	●
E04-16	ELECTRICAL LUTRON LIGHTING CONTROL DETAILS 5	●
E04-21	ELECTRICAL LIGHTING PARKING GARAGE LEVEL P1 PLAN	●
E04-22	ELECTRICAL POWER PARKING GARAGE LEVEL P1 PLAN	●
E04-23	ELECTRICAL LIGHTING LEVEL 1 PLAN	●
E04-24	ELECTRICAL POWER LEVEL 1 PLAN	●
E04-25	ELECTRICAL LIGHTING AND POWER LEVEL 1.5 PLAN	●

SCHEDULE A, PAGE 9

E04-26	ELECTRICAL LIGHTING LEVEL 2 PLAN	●
E04-27	ELECTRICAL POWER LEVEL 2 PLAN	●
E04-28	ELECTRICAL LIGHTING AND POWER LEVEL 3 PLAN	●
E04-29	ELECTRICAL LIGHTING AND POWER LEVEL 4 PLAN	●
E04-30	ELECTRICAL LIGHTING AND POWER LEVEL 5 PLAN	●
E04-31	ELECTRICAL LIGHTING AND POWER LEVEL 6 PLAN	●
E04-32	ELECTRICAL LIGHTING AND POWER PLENUM LEVEL PLAN	●
E04-33	ELECTRICAL LIGHTING AND POWER LEVEL 7 PLAN	●
E04-34	ELECTRICAL LIGHTING AND POWERLEVEL 8 PLAN	●
E04-35	ELECTRICAL LIGHTING AND POWER LEVEL 9 PLAN	●
E04-36	ELECTRICAL LIGHTING AND POWER LEVEL 10 PLAN	●
E04-37	ELECTRICAL LIGHTING AND POWER LEVEL 11 PLAN	●
E04-38	ELECTRICAL LIGHTING AND POWER LEVEL 12 PLAN	●
E04-39	ELECTRICAL LIGHTING AND POWER MECH. PENTHOUSE 1 PLAN	●
E04-40	ELECTRICAL LIGHTING AND POWER MECH. PENTHOUSE 2 PLAN	●
E04-41	ELECTRICAL LIGHTING AND POWER ROOF PLAN	●

11-TECHNOLOGY SERIES
T-000	T-SERIES GENERAL SPECIFICATIONS	●
T-C100	TELECOMMUNICATIONS SITE PLAN	●
T-C101	TELECOMMUNICATIONS CONDUIT RISER SCHEMATIC	●
T-C101-M	TELECOMMUNICATIONS CONDUIT RISER SCHEMATIC-MASTER	●
T-C101-PI	TELECOMMUNICATIONS CONDUIT RISER SCHEMATIC - SITE 3 PHASE I	●
T-C102	TELELCOMMUNICATIONS GROUNDING SCHEMATIC	●
T-C102-M	TELECOMMUNICATIONS GROUNDING SCHEMATIC - MASTER	●
T-C102-PI	TELECOMMUNICATIONS CONDUIT RISER SCHEMATIC - SITE 3 PHASE I	●
T-C103	SMART BUILDING RISER SCHEMATIC	●
T-C201	LEVEL 01 COMMUNICATIONS LAYOUT	●
T-C202	LEVEL 02 COMMUNICATIONS LAYOUT	●
T-C203	LEVEL 04 (03-05 TYP) COMMUNICATIONS LAYOUT	●
T-C204	LEVEL 06 COMMUNICATIONS LAYOUT	●
T-C205	LEVEL 08 (07-12 TYP) COMMUNICATIONS LAYOUT	●
T-C206	LEVEL PH01 COMMUNICATIONS LAYOUT	●
T-C207	LEVEL PH02 COMMUNICATIONS LAYOUT	●
T-C208	LEVEL ROOF COMMUNICATIONS LAYOUT	●
T-C301	PART PLANS	●
T-C401	ELEVATIONS	●
T-S200	LEVEL P1 SECURITY PLAN TENANT SPACE	●
T-S201	LEVEL 1 SECURITY LAYOUT	●
T-S202	LEVEL 02 SECURITY LAYOUT	●

SCHEDULE A, PAGE 10

T-S203	LEVEL 03 (03-05 TYP) SECURITY LAYOUT	●
T-S204	LEVEL 6 SECURITY LAYOUT	●
T-S205	LEVEL 08 (07-12 TYP) SECURITY LAYOUT	●
T-S206	LEVEL PH01 SECURITY LAYOUT	●
T-S207	LEVEL PH02 SECURITY LAYOUT	●
T-S208	LEVEL ROOF SECURITY LAYOUT	●
T-S601	SECURITY DETAILS #1	●
T-S602	SECURITY DETAILS #2	●

12-VERTICAL TRANSPORTATION
VT-101	ELEVATOR DETAILS	●
VT-102	ELEVATOR DETAILS	●
VT-103	ELEVATOR DETAILS	●

SCHEDULE A, PAGE 11

Perkins and Will Architects

Drawing Control List

Construction Documents

238 Main Street Laboratory Addition

2.     February 20, 2019

Div #	Description
00 01 10_1	Table of Contents
01 10 00_1	Summary
01 21 00_1	Allowances
01 23 00_1	Alternates
01 25 00_1	Substitution Procedures
01 26 00_1	Contract Modification Procedures
01 29 00_1	Payment Procedures
01 31 00_1	Management and Coordination
01 32 00_1	Construction Progress Documentation
01 32 33_1	Photographic Documentation
01 33 00_1	Submittal Procedures
01 40 00_1	Quality Requirements
01 42 00_1	References
01 50 00_1	Temporary Facilities and Controls
01 60 00_1	Product Requirements
01 73 00_1	Execution Requirements
01 73 29_1	Cutting and Patching
01 74 19_1	Construction Waste Management and Disposal
01 77 00_1	Closeout Procedures
01 78 23_1	Operation and Maintenance Data
01 78 39_1	Project Record Documents
01 79 00_1	Demonstration and Training
01 81 13_1	Sustainable Design Requirements
01 81 19_1	Construction Indoor Air Quality Requirements
01 90 00_1	General Commissioning Requirements
01 91 19_1	Building Enclosure Commissioning
03 30 00_1	Cast-in-Place Concrete
03 49 00_1	Glass Fiber Reinforced Concrete (GFRC)
04 20 00_1	Unit Masonry
04 23 00_1	Reinforced Unit Masonry
04 42 13_1	Exterior Stone Base
05 12 00_1	Structural Steel Framing
05 12 13_1	Architecturally-Exposed Structural Steel Framing
05 30 00_1	Metal Decking
05 40 00_1	Cold-Formed Metal Framing
05 50 00_1	Metal Fabrications

SCHEDULE A, PAGE 12

Div #	Description
05 51 13_1	Metal Pan Stairs
05 51 19_1	Metal Grating Stairs
05 52 15_1	Stainless Steel Pipe and Tube Railings
00 01 10_1	Table of Contents
05 53 13_1	Bar Gratings
05 70 00_1	Decorative Metals
06 10 00_1	Rough Carpentry
06 16 00_1	Sheathing
06 41 16_1	Plastic-Laminate-Faced Architectural Cabinets
06 64 00_1	Plastic Paneling
07 13 26_1	Self-Adhering Sheet Waterproofing
07 18 00_1	Traffic Coatings
07 21 00_1	Thermal Insulation
07 21 01_1	Spray on Insulation
07 27 13_1	Modified Bituminous Sheet Air Barriers
07 27 26_1	Fluid-Applied Membrane Air Barriers
07 42 16_1	Insulated Core Metal Wall Panels
07 42 19_1	Metal Plate Wall Panels
07 42 20_1	Metal Plate Ceiling Panels
07 54 23_1	Thermoplastic-Polyolefin (TPO) Roofing
07 55 56_1	Fluid-Applied Protected Membrane Roofing
07 62 00_1	Sheet Metal Flashing and Trim
07 65 11_1	Silicone Sheet Transition Assembly
07 81 00_1	Applied Fireproofing
07 84 13_1	Penetration Firestopping
07 84 46_1	Fire- Resistive Joint Systems
07 92 00_1	Joint Sealants
07 95 00_1	Expansion Control
08 11 13_1	Hollow Metal Doors and Frames
08 14 16_1	Flush Wood Doors
08 17 00_1	Integrated Door Opening Assemblies
08 30 00_1	Specialty Doors Systems
08 31 13_1	Access Doors and Frames
08 41 13_1	Aluminum - Framed Entrances and Storefronts
08 41 26_1	All-Glass Entrances and Storefronts
08 44 10_1	Unitized Metal-Framed Curtain Walls
08 71 00.10_1	Door Hardware
08 71 01_1	Door Hardware Schedule (Future By Others P Level)
08 80 00_1	Glazing
08 83 00_1	Mirrors
08 88 23_1	Structural Glass Walls

SCHEDULE A, PAGE 13

Div #	Description
08 90 00_1	Louvers and Vents
09 21 16_1	Gypsum Board Shaft Wall Assem blies
09 22 16_1	Non-Structural Metal Framing
09 24 00_1	Cement Plastering
09 25 16_1	Venetian Plaster Finish System
09 27 13_1	Glass-Fiber-Reinforced Gypsum Fabrications
00 01 10_1	Table of Contents
09 29 00_1	Gypsum Board
09 30 00_1	Tiling
09 51 23_1	Acoustical Tile Ceilings
09 65 00_1	Resilient Flooring
09 65 13_1	Resilient Base and Accessories
09 65 36_1	Static-Control Resilient Flooring
09 66 23_1	Resinous Matrix Terrazzo Flooring
09 67 23_1	Resin Matrix Flooring
09 68 16_1	Sheet Carpeting
09 91 23_1	Interior Painting
09 96 00_1	High-Performance Coatings
10 21 13_1	Toilet Compartments
10 26 00_1	Wall and Door Prot ection
10 30 05_1	Prefabricated Fireplace
10 44 13_1	Fire Protection Cabinets
10 46 00_1	Photoluminescent Egress Marking System
10 81 00_1	Toilet Accessories
11 13 16_1	Loading Dock Seals and Shelters
12 24 13_1	Roller Shades
12 36 61_1	Solid Surface Assem blies
12 48 16_1	Entrance Floor Grilles
14 21 23_1	Electric Traction Passenger Elevators
21 00 00_1	Fire Protection
22 00 00_1	Plumbing
23 00 00_1	Heating Ventilating and Air Conditioning
26 00 00_1	Electrical
27 00 00_1	Communications
27 05 28_1	Pathways for Communications Systems
27 05 53_1	Identification for Communications Systems
27 06 10_1	Schedules for Structured Cabling and Enclosures
27 08 00_1	Commissioning of Communications
27 11 16_1	Communications Cabinets Racks Frames and Enclosures
27 11 19_1	Communications Termination Blocks and Patch Panels
27 11 23_1	Communications Cable Management and Ladder Rack

SCHEDULE A, PAGE 14

Div #	Description
27 11 26_1	Communications Rack Mounted Power Protection and Power Strips
27 13 13_1	Communications Copper Backbone Cabling
27 13 23_1	Communications Optical Fiber Backbone Cabling
27 15 13_1	Communications Copper Horizontal Cabling
27 15 43_1	Communications Faceplates and Connectors
28 00 00_1	Electronic Safety and Security
28 31 00_1	Fire Alarm

SCHEDULE A, PAGE 15

SCHEDULE B

MATRIX

238 Main Street Laboratory Addition - Multi-Tenant

Cambridge, MA

Office/Lab Landlord/Tenant Responsibilities Matrix	May 2, 2018

Rev Date: April 04, 2019

Tenant Floors 7-10

	DESCRIPTION	SHELL/CORE	TENANT
Site Work	Perimeter sidewalks, street curbs, trees, parking lot paving.	X

	Landscaping.	X

	Two or more 4” telephone conduits from diverse locations, 15’ outside building into telephone demark room at 238 Main Street.	X

	Two Cable TV 4” conduits from 15’ outside building into telephone demark room at 238 Main Street.	X

	Natural gas service to building for base building systems.	X

	Sanitary sewer connection including lab waste connection	X

	Domestic water service to building.	X

Code Compliance	Building construction in accordance with requirements of Massachusetts State Building Code, 9th edition.	X	X

	Use Group B-Business	X	X

	Occupancy Category III	X

SCHEDULE B, PAGE 1

	Group B, Business occupancy laboratories according to the provisions of 780 CMR 9th edition (2015 IBC amended) Sections 304.1, 307.1, and 414.2; with Group H, High Hazard occupancy areas according to the provisions of 780 CMR 9th edition Sections 307.1,403,414,415,503 and 504 and 508.2 and all other applicable codes, rules and regulations.		X

Structure	Floor live load capacity to be 100psf at first floor, 100 at floors 2-12, Mechanical Rooms will include 150 psf allowance or specific equipment weights. Parking Levels will be as required per code.	X

	Live load increases for special tenant loads at floors and roof.		X

	Floor to floor heights: first floor and second floor 20’-0”; upper floors 15’-0”. P1 level 20’-0”, P2-P6 10’-0” Penthouse PH1 22’-0”, PH2 20’-0”	X

	Lateral Force Resisting System to be designed and constructed as a reinforced concrete shearwall core with supplemental structural steel moment frames designed, constructed and fireproofed as required by the Building Code.	X

	Structural steel stub columns to be provided to accommodate future tenant supplied dunnage and equipment. Design to be based on 150 psf allowance in designated Tenant rooftop mechanical zones only.	X

	Dunnage at roof for tenant equipment designed and verified by tenant structure engineer.		X

	Framed openings for added shafts needed by Tenant not provided in the core and shell for potential tenant use		X

	Miscellaneous metal items (lintels, elevator sills, canopy framing, etc.) related to base building construction.	X

SCHEDULE B, PAGE 2

	Miscellaneous metal items and concrete pads related to tenant fit-out.		X

Exterior	Exterior wall consisting of predominately glazed curtain wall.	X

	Ground floor ‘storefront’ systems at retail entries consisting of thermally-broken aluminum mullions with painted exterior finish, 1” insulating glass units. Louvers are provided for intake and exhaust air.	X

	Truck door and parking doors, electrically operated.	X

	Penthouse wall consisting of curtain wall and louvers.	X

	Additional penthouse and/or screening for tenant equipment, to be built in accordance with base building design and City requirements		X

Roofinq	Roofing system consisting of single-ply TPO with rigid insulation.	X

	Walkway pads to base building mechanical equipment.	X

	Walkway pads to Tenant mechanical equipment.		X

	Landscaping and Paving at 6th floor Roof Terrace	X

	Landscaping at 2nd floor Roof Terrace	X

Common Areas	Finished first floor building lobby and egress corridors, including terrazzo flooring, drywall and	X

suspended ceilings and appropriate accent lighting.

	Finished toilet rooms with thin-set porcelain tile floors and walls, drywall/acoustic ceilings, and solid surface lavatory counters. One shower room in each toilet room.	X

	Janitor, electrical and telephone closets.	X

	Finished exit stairways with painted walls.	X

SCHEDULE B, PAGE 3

	Loading dock area with 4 truck/dumpster bays with 2 levelers.	X

	First Floor, Second Floor and Parking Levels mechanical/electrical rooms for base building.	X

	P1 and First Floor mechanical rooms for Tenant Systems, partitions, lights and sprinklers for CO only.	X

	P1 floor room for pH tanks including dunnage.	X

	Doors and frames at common areas: hollow metal	X

frames; hollow metal doors at service areas, solid core wood doors at other areas, and lever hardware

	Doors, frames, and hardware at Tenant areas.		X

Elevators

Total of 5 passenger elevators:

Two machine room less (MRL) passenger elevators with 4,000 pound capacity and one MRL passenger elevator with 3,500 pound capacity and quality cab finishes.

Passenger elevators serve floors 1-12

X

Two high speed traction elevators with 4,000 pound capacity and quality cab finishes. Passenger elevators serve floors 1-12 and PH 1-2.

One MRV freight elevator with 5,000 pound capacity serving levels P1, Floors 1-12 and PH 12 respectively located adjacent to the Loading Dock.

One future Tenant(s) MRL elevator with 3,500 pound capacity. Limited to three stops, including P1 and the 9th floor. For animal care facility use.

		X	X

Window Treatment	Two passenger garage elevators with 3,500 pound capacity serving P1-P6 and First Floor Building standard shades for all windows- furnished.	X X

	Building standard shades for all windows, installation.		X

Tenant Areas	Insulation at exterior walls.	X

SCHEDULE B, PAGE 4

	Drywall and paint at inside face of exterior wall and window sills.		X

	Partitions, column covers, ceilings, flooring, painting, finishes, doors, millwork, and all build-out within tenant area.		X

	Interior Wall Construction: 3 5/8” metal studs, 16”0c, 5/8” gypsum wallboard. Alternate materials are acceptable with Landlord approval. Tenant side of non rated core walls: 5/8” gypsum wallboard.		X

	Column Covers: minimum gypsum wallboard at exterior column bay. Interior column finishes as approved by Landlord. Columns cannot be left exposed due to fireproofing.		X

	Interior Ceiling Treatment: ceilings may be left exposed, open to above or finished with acoustical tile and/or gypsum wallboard.		X

	Tenant Entry Doors: tenant can replace Base Building Doors with their own design. 1 hour fire rating to be maintained.		X

	Shaft enclosures for base building systems.	X

	Shaft enclosures for any tenant-driven base building upgrade and dedicated tenant systems.		X

Plumbinq	Domestic sanitary waste piping for Base Building and Tenant use.	X

	Lab waste piping connection within building for Tenant use.	X

	Storm system connection and roof drainage system.	X

	Secondary storm drainage system.	X

SCHEDULE B, PAGE 5

Natural gas service to building for Base Building, potential Laboratory Tenant generator use and retail use. Gas delivered to the building at 2 psi (elevated pressure) w/ an estimated total of 57,752 CFH. Stubs for future retail tenant spaces @ 2 psi. Retail capacity available is:

•   Large ground level retail tenant spanning 238 Main entire west ground floor and Laboratory Addition entire west ground floor= 3,000 CFH

X

Tenant gas service if required, from base building connection, including meter, riser and distribution piping for Tenant services.		X

Domestic cold water service to building and domestic cold water booster pump system.	X

Potable and non-potable risers with valve/cap connections at each floor for Tenant use. Refer to plumbing riser diagrams.	X

Potable cold water distribution to Base Building equipment and common areas.	X

Base Building toilet/janitor core including cold water, hot water, waste and vent systems.	X

Wet column including potable cold water, waste, vent systems.	X

Potable and non-potable distribution piping from Base Building risers to Tenant areas. Refer to plumbing riser diagrams.		X

Distribution piping from wet columns.		X

Lab waste risers with cap connections on each floor for tenant use. Six 4” lab waste risers. Two 4” stubs per floor (45 DFU ea.)	X

SCHEDULE B, PAGE 6

	Installation and commissioning of pH neutralization system for lab waste common for Building. Landlord will charge tenant proportionate share of installation cost of the pH system. 2,000 gallon total capacity pH system. 200 GPM continuous treatment. 18 GPM per floor.	X

	Provide connections to pH neutralization system for Tenant lab waste		X

	Lab vent distribution system from lab vent risers.		X

	Tenant potable and non-potable hot water equipment and distribution system.		X

	Air compressor and distribution system.		X

	Vacuum pump and distribution system.		X

	RODI equipment and distribution system.		X

	Gas cylinders and distribution system (ie: nitrogen co2, argon, etc.)		X

	Tempered hot water heater and distribution piping to Tenant pH neutralization system area eyewash/shower unit. System shall have valve/cap connection for tenant use.		X

	Tenant tempered water eyewash/showers and distribution piping.		X

Fire Protection	Combination sprinkler/standpipe system with fire department valves and based on ordinary hazard occupancy.	X

	Fire service and double-check valve assembly.	X

	Fire pump, controller, test header.	X

	Alarm check valve and Siamese connection.	X

	Floor control valve assemblies and test drains.	X

SCHEDULE B, PAGE 7

	Sprinkler coverage to all core areas.	X

	Branch distribution with upright heads at 130 SF spacing within Lab Tenant areas. 225 SF spacing within Office areas.	X

	Flow switches, tamper switches, pressure switches.	X

	Modification of sprinkler piping and head layout to suit tenant build-out and Tenant hazard index. Sprinkler heads in spaces finished without ceilings shall be bronze upright or pendant.		X

	Specialty fire protection systems, ie: pre-action type, FM-200, etc.		X

HVAC	Air handler capacity, .25 cfm/sf for office. 2.0 cfm/sf for lab areas of 100% outside air assuming a split of 60% lab, 40% office for areas located on Levels 2-4 and 1.5 cfm/sf for lab areas of 100% outside air assuming a split of 60% lab, 40% office for areas located on 5-12.	X

	First Floor Retail Areas shall provide their own outdoor air and exhaust through the perimeter louvers at level one.	N/A	N/A

	Equipment, controls and equipment rooms for 24 hour cooling systems for Tenant areas		X

	Occupant load for heating and cooling systems design based on 400 sf/person in lab areas and 150 sf/person in office areas	X

	Vertical general exhaust ductwork risers	X

	Supply, return, & toilet exhaust duct risers for base building systems	X

	Supply, return & exhaust ductwork for horizontal distribution for tenant systems		X

SCHEDULE B, PAGE 8

Dedicated Location for Specialty Tenant exhaust systems for general exhaust, lab exhaust and fume hood exhausts. All vertical risers and horizontal ductwork and associated fans.		X

Supply, return, and exhaust system, including ductwork, control boxes, grilles, registers, & diffusers in tenant areas.		X

2,400 ton chilled water cooling capacity for base building air handling systems. 3,200 ton condenser water cooling capacity for base building systems. 600 tons of process condenser water available for Tenant use. 200 tons for 1st Floor Retail Tenanst and 400 tons available for floors 2 through 12. See contract drawing riser diagram for capacity per floor.	X

40,000 MBH-gas-fired hot water boiler plant in Penthouse serving new air handlers and vertical risers with valve and cap connections for tenant piping on each floor. See contract drawing riser diagram for capacity per floor.	X

Additional hot water or steam boilers for tenant systems.		X

Condenser and hot water risers and distribution for base building.	X

Condenser and hot water distribution system within tenant areas to serve tenant HVAC and baseboard radiation.		X

Baseboard radiation, recommended by Landlord, Tenant’s option		X

Baseboard radiation cover - provide	X

Baseboard radiation cover - install		X

Automatic temperature control system for base building.	X

SCHEDULE B, PAGE 9

	Automatic temperature control system for tenant areas and systems.		X

Electric	Two Eversource Transformer vaults with five (5) utility-supplied 13.8kV - 480/277V transformers. One vault with (2) transformers shall back feed 238 Main St. and feed the garage. The other vault with (3) transformers shall feed the Building 3 services.	X

	Conductors, Eversource metering equipment and circuit breakers to Tenant areas from base- building busway at each tenant floor		X

	480/277V, 3 phase, 4 wire main switchboards, three (3) @ 4000 amp, utility metered, for base building systems.	X

	480/277, 3 phase, 4 wire, (2) @ 2000 amp nonutility metered bus-duct riser for tenant use. Nominal capacity of 15 watts/SF for lab and 8 watts/SF for office.	X

	Terminal unit power.		X

	Rooftop 1500 kW emergency generator for base building life safety systems, including fuel storage, transfer system, and sound-attenuated enclosure	X

	Rooftop Standby Generator maximum 600kw for tenant systems and equipment, including fuel storage, transfer system, and sound-attenuated enclosure.		X

	Provide connections to Building Common Rooftop Standby Generator for tenant systems and equipment		X

	Automatic transfer from normal to emergency power for building life safety systems and selected mechanical loads	X

	Tenant automatic transfer switch(es) for transfer from normal to standby power.		X

	Electric closets at floors for base building systems and core areas.	X

SCHEDULE B, PAGE 10

	480/277 volt power to Tenant dedicated HVAC systems.		X

	Additional electric closets for tenant areas.		X

	Power distribution for tenant areas. Match existing units or approved equal.		X

	Electric Metering		X

	Addressable Fire Command Center, Fire Alarm devices to Base Building common areas, mechanical/electrical rooms and risers for Tenant expansion.	X

	Fire Alarm system and risers.	X

	Fire Alarm devices within Tenant areas, connected to Base Building risers and addressable Fire Command Center.		X

	Lighting and controls in common and base building areas	X

	Lighting and controls in tenant areas.		X

	Building lightning protection system and Base Building Equipment.	X

	Tenant equipment lightning protection system extension.		X

Technology	Telephone/data system, including service, wiring, closets, and distribution.		X

	Multiple Telecommunications entrances for diverse service providers to Building 3 will be	X

provided: Verizon, Comcast, Level 3 from Demarc Room in Level P1

	Base Building telecommunication demarc rooms, riser closets, and empty conduit riser system for continuous, secure pathway.	X

SCHEDULE B, PAGE 11

Base Building Security System to include exterior doors and elevator lobby access in conjunction with Elevator Destination Management.	X

Tenant security system (panels, wiring, readers, cameras, management and storage systems) for tenant areas to be iCIass compatible to coordinate and communicate with base building system.		X

Multi-Tech card readers with Mobile Access and Secure Identity Object (SIO) support via iCIass building credentials.	X

Electronic Visitor Management system with online access for guest entry	X

Conduit pathway to rooftop for access to GPS, Satellite, and other such services	X

Accommodations for secure network access to base-building systems for Smart Office support	X

Smart Office systems, controls, wiring, programming, licensing.		X

SCHEDULE B, PAGE 12

SCHEDULE C

PRELIMINARY SCHEDULE

SCHEDULE C, PAGE 1

MIT 238 Main Street Renovation and Laboratory Addition	4/23/2019
High Level Construction Schedule Summary
Tenant Fitout Construction Concurrent with Core/Shell

SCHEDULE C, PAGE 2

EXHIBIT 6

INTENTIONALLY OMITTED

EXHIBIT 6, PAGE 1

EXHIBIT 7

FORM OF LETTER OF CREDIT

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

APPLICANT:

AMOUNT:     US$             (                    AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:

PLACE OF EXPIRATION:    ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

WE HEREBY ESTABLISH OUR IRREVOCABLE LETTER OF CREDIT IN YOUR FAVOR FOR ACCOUNT OF THE APPLICANT UP TO AN AGGREGATE AMOUNT NOT TO EXCEED                     AND    /100 US DOLLARS ($        .) AVAILABLE BY YOUR DRAFT(S) DRAWN ON OURSELVES AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED HERETO.

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF YOUR DRAFT(S), AS SPECIFIED ABOVE ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT

EXHIBIT 7, PAGE 1

HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408)             -             OR (408)             -            , ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST. IN CASE OF FACSIMILE DRAWING, THE ORIGINAL DOCUMENTS ARE NOT REQUIRED FOR PRESENTATION.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF % OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL EXPIRE AT OUR OFFICE ON             , 20     (THE “STATED EXPIRATION DATE”). IT IS A CONDITION OF THIS LETTER OF CREDIT THAT THE STATED EXPIRATION DATE SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR SUCCESSIVE ONE (1) YEAR PERIODS FROM SUCH STATED EXPIRATION DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO SUCH STATED EXPIRATION DATE (OR ANY ANNIVERSARY THEREOF) WE SEND YOU A WRITTEN NOTICE AT YOUR ABOVE ADDRESS BY NATIONALLY RECOGNIZED OVERNIGHT COURIER WITH RECEIPTED DELIVERY (SUCH AS UPS OR FEDEX) OR BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED), THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD. A COPY OF SUCH NON-EXTENSION NOTICE SHALL ALSO BE SENT TO                     AT                     , HOWEVER LACK OF RECEIPT OF SUCH COPY SHALL NOT INVALIDATE OUR NON-EXTENSION NOTICE TO THE BENEFICIARY. IN THE EVENT THAT THIS LETTER OF CREDIT IS NOT EXTENDED FOR AN ADDITIONAL PERIOD AS PROVIDED ABOVE, YOU MAY DRAW THE ENTIRE AMOUNT AVAILABLE HEREUNDER.

EXHIBIT 7, PAGE 2

IF THIS ORIGINAL STANDBY LETTER OF CREDIT IS LOST, STOLEN OR DESTROYED, WE WILL ISSUE YOU A “CERTIFIED TRUE COPY” OF THIS STANDBY LETTER OF CREDIT UPON OUR RECEIPT OF YOUR INDEMNITY LETTER TO SILICON VALLEY BANK WHICH WILL BE SENT TO YOU UPON OUR RECEIPT OF YOUR REQUEST THAT THIS STANDBY LETTER OF IS LOST, STOLEN, OR DESTROYED.

IF THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS MUTILATED, WE WILL ISSUE YOU A REPLACEMENT STANDBY LETTER OF CREDIT WITH THE SAME NUMBER, DATE AND TERMS AS THE ORIGINAL UPON OUR RECEIPT OF THE MUTILATED STANDBY LETTER OF CREDIT.

IN ORDER TO CANCEL THIS LETTER OF CREDIT PRIOR TO EXPIRATION, YOU MUST RETURN THIS ORIGINAL LETTER OF CREDIT AND ANY AMENDMENTS HERETO TO OUR COUNTERS WITH A STATEMENT SIGNED BY YOU STATING THAT THE LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED TO THE ISSUING BANK FOR CANCELLATION.

WE HEREBY AGREE WITH YOU THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITION OF THIS LETTER OF CREDIT SHALL BE DULY HONORED WITHIN TWO (2) BUSINESS DAYS AFTER THE DATE OF PRESENTMENT.

WE HEREBY AGREE WITH YOU THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT 7, PAGE 3

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. DATED

TO: SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AT 408-654-6274 OR 408-654-7716

EXHIBIT 7, PAGE 4

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT “B”

FORM OF TRANSFER FORM

DATE:

TO: SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN: GLOBAL TRADE FINANCE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. ISSUED BY SILICON VALLEY BANK, SANTA CLARA

STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

EXHIBIT 7, PAGE 5

SINCERELY,	SIGNATURE AUTHENTICATED The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(Name of Bank)

(Address of Bank)

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

EXHIBIT 7, PAGE 6

EXHIBIT 8

LANDLORD’S SERVICES

Reasonable security to the Office Building’s Common Areas and the parking garage

Trash removal, subject to Section 9.8 of the Lease

Common Area cleaning consistent with first class laboratory buildings in Kendall Square

Landscaping consistent with first class laboratory buildings in Kendall Square

Snow and ice removal consistent with first class laboratory buildings in Kendall Square

Property management services consistent with first class laboratory buildings in Kendall Square

Elevator service consistent with the Matrix

EXHIBIT 8, PAGE 1

EXHIBIT 9

ALTERATIONS CHECKLIST

Scope letter describing project, design/construction team, and appropriate vendors.

Insurance certificate(s) for Contractors.

Construction Documents (CDs) - Plans and Specifications - stamped by licensed AIA.

Code Review by licensed code engineer incorporated in CDs and/or by stamped letter.

Code specific - accessibility.

Code specific - egress paths/exits (numbers, locations, distance).

Code specific - fire protection, sprinkler distribution, horns/strobes/signage locations.

Landlord Approved architect, MEPFP engineer, code engineer, structural engineer.

Building permit application.

Signatures by Architect, Licensed Construction Supervisor.

Cost Affidavit with backup estimate from contractor.

Architect Affidavit.

MEP Affidavit.

FP Affidavit.

Structural Affidavit.

Construction Cost Affidavit.

Low Voltage Wiring Within Premises:

Insurance certificate(s) for Contractor, if applicable

If installer is employee, copy of valid government issued electrical license Code Review by licensed code engineer permit application as requested by Inspectional Services Department.

Signature by Licensed Professional (electrician)

Ethernet wiring within Premises:

Insurance certificate(s) for Contractor, if applicable

If installer is employee, copy of valid government issued electrical license (to the extent legally required)

Code Review by licensed code engineer

permit application as requested by Inspectional Services Department.

Signature by Licensed Professional (electrician) to the extent legally required

EXHIBIT 9, PAGE 1

EXHIBIT 9A

ALTERATIONS INSURANCE SCHEDULE

Tenant shall, at its own expense, maintain and keep in force, or cause to be maintained and kept in force by any general contractors, subcontractors or other third party entities where required by contract, throughout any period of Alterations, the following insurance coverages:

(1)    Property Insurance. “Special form” or special cause of loss property insurance, and/or Builders Risk coverage for major renovation projects, including, without limitation, coverage for fire, earthquake and flood; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief coverage on all equipment, furniture, fixtures, fittings, tenants work, improvements and betterments, business income, extra expense, merchandise, inventory/stock, contents, and personal property located on or in the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO “special form” or special cause of loss property insurance, when such coverage is supplemented with the coverages required above. Property policy shall also include coverage for Plate Glass, where required by written contract.

Builders Risk insurance coverage may be provided by the general contractor on a blanket builders risk policy with limits adequate for the project, and evidencing the additional insureds as required in the Lease.

(2)    Liability Insurance. General Liability, Umbrella/Excess Liability, Workers Compensation and Auto Liability coverage as follows:

(a) General Liability	$1,000,000 per occurrence

$1,000,000 personal & advertising injury

$3,000,000 products/ completed operations aggregate

$3,000,000 general aggregate

Tenant’s general contractor is required to maintain, during the construction period and for 3 years after project completion, a General Liability insurance policy, covering bodily injury, personal injury, property damage, completed operations, with limits to include a $1,000,000 limit for blanket contractual liability coverage and adding Landlord as additional insured as respects the project during construction and for completed operations for 3 years after the end of the project. Landlord requires a copy of the ISO 20 10 11 85 Additional Insured endorsement, showing Landlord as an additional insured to the GC’s policy.

(b) Auto Liability	$1,000,000 combined single limit (Any Auto) for bodily injury and property damage, hired and non-owned cover.

(c) Workers Compensation	Statutory Limits

Employers Liability	$1,000,000 each accident

$1,000,000 each employee

$1,000,000 policy limit

EXHIBIT 9A, PAGE 1

Tenant’s general contractor shall ensure that any and all sub-contractors shall maintain equal limits of coverage for Workers Compensation/EL and collect insurance certificates verifying same.

(d) Umbrella/Excess Liability	$3,000,000 per occurrence

$3,000,000 aggregate

To the extent required by Landlord, Contractors’ commercial general liability/umbrella insurance policy(ies) shall include Landlord and Landlord’s designees as additional insureds’, and shall include a primary non-contributory provision. Liability policy shall contain a clause that the insurer may not cancel or materially change coverage without first giving Landlord thirty (30) days’ prior written notice, except cancellation for non-payment of premium, in which event ten (10) days’ prior written notice shall be required.

(3)    Deductibles. If any of the above insurance policies have deductibles or self-insured retentions, Tenant and/or contractor (policy Named Insured) shall be responsible for the deductible amount.

All of the insurance policies required in this Exhibit 9A shall be written by insurance companies which are licensed to do business in the Commonwealth of Massachusetts, or obtained through a duly authorized surplus lines insurance agent or otherwise in conformity with the laws of such state, with an A.M. Best rating of at least A and a financial size category of not less than VII. Tenant shall provide Landlord with certificates of insurance upon request, prior to commencement of the Alteration, or within thirty (30) days of coverage inception and subsequent renewals or rewrites/replacements of any cancelled/non-renewed policies.

EXHIBIT 9A, PAGE 2

EXHIBIT 10

TENANT’S HAZARDOUS MATERIALS

Hazardous Material (with Solution Percentage)	Amounts 2021
0.1% Formic Acid in water	8 Liters
0.1% TriFluoroacetic acid in Water	8 Liters
0.5% formamide	6 Liters
10% SDS	2 Liters
100% Ethanol	12 Liters
100% Glycerol	8 Liters
100% Isopropanol	12 Liters
15% Acetonitrile	4 Liters
5% Ethanol	4 Liters
.1M Triethylamine acetate pH 7.0	50 ml
1M Tris pH 7	10 Liters
1M Tris pH 8	10 Liters
1X MES buffer	2 Liters
1X MOPS buffer	2 Liters
1X TAE buffer	20 Liters
20X MES buffer	2 Liters
20X MOPS buffer	2 Liters
20X TAE buffer	20 Liters
2YT powder	5 KG
70% Ethanol	12 Liters
Acetic Acid 5%	4 Liters
Acetone 100%	12 Liters
Acetonitrile 100%	16 Liters
Agar Bacteriological	4 KG
Agarose	500 KG
Assorted polymerases+buffers	100 ML
Assorted restriction enzymes+buffers	100 ML
Beta-mercaptoethanol (100%)	100 ML
Bleach	24 Lters
Carbenicillin	100 GM
Chloramphenicol	100 GM
Chloroform 100%	4 Liters
cobalt agarose beads (50% solution)	1 Liter
Colloidal Coomassie Brilliant Blue G-250 (~.1%)	2 Liters
Dexamethasone	1 Liter
dimethylsulfoxide 100%	2 Liters

EXHIBIT 10, PAGE 1

DTT	250 gm
Ethanol (100%)	24 Liters
Ethanol 50%	12 Liters
Ethidium Bromide	0
Glacial acetic acid (100%)	4 Liters
Guanidium Chloride (25%)	2 Liters
Guanidium Thiocyanate 5%	100ml in kits
Hydrochloric acid 37%	4 Liters
Imidazole	4 KG
IPTG	250 gm
Kanamycin	250 gm
LB Liquid Media	48 Liters
LB Miller powder	20 KG
Methanol	12 Liters
NaOH 10M	8 Liters
paraformaldehyde (37%)	2 Liters
Phenol Red	500 ml
phosphoric acid	2 Liters
picogreen kit	250 ml
Propanol 5%	4 Liters
RNAse Zap	2 Liters
roche complete protease inhibitor cocktail	50 g
sodium azide	25 g
Sodium Bicarbonate	2 kg
Sodium Carbonate	2 kg
Sodium Chloride	2 kg
Sodium hydroxide	2 kg
Spectinomycin	250 g
Sulfuric Acid 100%	2 Liters
SyberSafe	250 ml
TCEP	250 g
trifluoroacetic acid	2 Liters
Tween 20	4 Liters
Tween 20 (.5% solution)	10 Liters
Tween 80	2 Liters

EXHIBIT 10, PAGE 2

EXHIBIT 11

RULES AND REGULATIONS

Tenant and its employees shall not in any way obstruct the sidewalks, halls, stairways, or elevators of the Building, and shall use the same only as a means of passage to and from their respective offices.

Corridor doors, when not in use, shall be kept closed.

Except in connection with the Permitted Use, no animals, except certified service animals, shall be brought into or kept in, on or about the Premises.

The restroom fixtures shall be used only for the purpose for which they were constructed and no rubbish, ashes, or other substances of any kind shall be thrown into them. Tenant will bear the expense of any damage resulting from misuse.

Tenant shall not place any additional lock or locks on any exterior door in the Building or on any door in the Building core within the Premises, including doors providing access to the telephone and electric closets and the slop sink, without Landlord’s prior written consent; provided, however, that Tenant shall have control of all keys to doors within the Premises, but will provide Landlord with a master copy of same. At Landlord’s option, all keys shall be surrendered to Landlord at the expiration or earlier termination of the Lease.

Landlord reserves the right to exclude or expel from the Building any persons who, in the judgment of Landlord, is intoxicated under the influence of liquor or drugs, or shall do any act in violation of the rules and regulations of the Building.

Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours Landlord may deem advisable for the adequate protection of the property. Use of the Building and the leased Premises before 8 AM or after 6 PM, or any time during Sundays or legal holidays shall be allowed only to persons with a key/card key to the Premises or guests accompanied by such persons. At these times, all occupants and their guests must sign in at the concierge when entering and exiting the Building. Any persons found in the Building after hours without such keys/card keys are subject to the surveillance of building staff.

Tenant shall not, without the prior written consent of Landlord (which consent will not be unreasonably withheld), perform improvements or alterations within the Building or the Premises if the work has the potential of disturbing the fireproofing which has been applied on the surfaces of the structural deck. Landlord and Tenant shall mutually agree on the termite and pest extermination service to control termites and pests in the Premises. Except as included in Landlord’s services, tenants shall bear the cost and expense of such extermination services.

Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) or IEC (International Electrotechnical Conference) seal of approval, or which would overload the

EXHIBIT 11, PAGE 1

electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as reasonably determined by Landlord, taking into consideration the overall electrical system, the capacities reserved to Tenant in the Lease, and the present and future requirements therefor in the Building. Tenant shall not use more than Tenant’s Share of telephone lines available to service the Building, unless Tenant provides its own conduits and service at its sole expense.

Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages food, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of tenant’s employees.

Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents, provided that Tenant shall have access to the Building 24 hours per day, 7 days a week. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements relative thereto.

Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use reasonable efforts to prevent the same.

At no time shall Tenant permit or shall Tenant’s agents, employees, contractors, guests, or invitees smoke in any Common Area of the Building.

Tenant shall, at its sole cost and expense: keep any garbage, trash, rubbish and refuse in vermin-proof containers within the interior of the Premises until removed.

Landlord and Tenant shall mutually agree on those areas where lab coats are not allowed.

Lab operators carrying any lab related materials may only travel in the common freight elevator or in stairwells within the Premises. If such freight elevator is down, announcements will be sent from Landlord’s property manager designating use of another elevator. At no time should any lab materials travel in passenger elevators.

Any dry ice brought into the Building must be delivered through the common freight elevator only.

All nitrogen tanks must travel in the common freight elevator and should never be left unmanned outside of the Premises.

EXHIBIT 11, PAGE 2

EXHIBIT 12

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of the                      day of             , 201   by and between                                  a                     with an address of                                  (“Subtenant”),                                 , a                      with an address of                      (“Master Lessor”) and                     , a                      with an address of                      (“Master Tenant”).

W I T N E S S E T H

REFERENCE is hereby made to that certain lease dated                      by and between                     , as landlord (in such capacity, “Original Landlord”), and Subtenant, as tenant (the “Sublease”), with respect to a portion of the Property consisting of approximately                      rentable square feet on the floor (the “Subleased Premises”) of the Building;

REFERENCE is also hereby made to that certain Master Lease Agreement dated on or about the date hereof by and between Master Lessor, as landlord, and Master Tenant, as tenant (as it may be amended from time to time, the “Master Lease”) with respect to the building commonly known as                     , Cambridge, Massachusetts (the “Building”). A notice of lease with respect to the Master Lease (the “Notice of Master Lease”) was recorded with the Middlesex South Registry of Deeds in Book                     , Page                     .

WHEREAS, pursuant to that certain [Assignment and Assumption Agreement] dated on or about the date hereof, Original Landlord has assigned to Master Tenant, and Master Tenant has assumed, inter alia, all of Original Landlord’s right, title and interest as lessor in and to the Sublease, notice of which was included in the notice referred to in the immediately preceding recital;

WHEREAS, Master Tenant and Subtenant have agreed to subordinate the Sublease to the Master Lease; and WHEREAS, subject to the terms and conditions hereinafter set forth, Master Lessor has agreed (a) to recognize the rights of Subtenant under the Sublease, and (b) not to disturb Subtenant’s use and enjoyment of the Subleased Premises.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Incorporation of Recitals; Capitalized Terms. The foregoing recitals are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Master Lease.

2.     Subordination. The Sublease is and at all times shall be subject and subordinate to the Master Lease and all amendments and modifications thereof, with the same force and effect as if the Sublease had been executed and delivered subsequent to the execution and delivery of the Master Lease and the recording of the Notice of Master Lease.

EXHIBIT 12, PAGE 1

3.     Subtenant Not To Be Disturbed. So long as Subtenant is not in default (beyond any period given Subtenant by the terms of the Sublease to cure such default) in the payment of rent or additional rent or of any of the terms, covenants or conditions of the Sublease on Subtenant’s part to be performed, (a) Subtenant’s possession of the Subleased Premises, and its rights and privileges under the Sublease, including but not limited to any extension or renewal rights, if any, shall not be diminished or interfered with by Master Lessor, and (b) Master Lessor will not join Subtenant as a party defendant in any action or proceeding terminating Master Tenant’s possession of the Property unless such joinder is necessary to terminate such possession and then only for such purpose and not for the purpose of terminating the Sublease.

4.     Tenant to Attorn to Master Lessor. If the Master Lease is terminated pursuant to the terms thereof, or if Master Tenant rejects the Sublease in the course of a bankruptcy proceeding, or if Master Lessor shall succeed to the interest of Master Tenant in and to the Sublease in any other manner, then (a) the Sublease shall continue in full force and effect as a direct lease between Master Lessor and Subtenant (subject to Section 8 below); provided, however, that Master Lessor and its assigns shall not be (i) liable for any misrepresentation, act or omission of Master Tenant, provided, however, that the foregoing shall not release Master Lessor from liability for any default of its obligations under the Sublease continuing after the date on which Master Lessor succeeds to Master Tenant’s interest thereunder, including without limitation any maintenance obligations, (ii) subject to any counterclaim, demand or offset which Subtenant may have against Master Tenant; (iii) liable for the return of any security deposit or letter of credit not actually received by Master Lessor and with respect to which Subtenant agrees to look solely to Master Tenant for refund or reimbursement; (iv) unless delivered by Master Tenant to Master Lessor, bound by any advance payment of rent or additional rent or any other sums made by Subtenant to Master Tenant, except for rent or additional rent applicable to the then-current month; (v) obligated to cure any defaults under the Sublease of Master Tenant which occurred prior to the termination of the Master Lease, provided, however, that the foregoing shall not release Master Lessor from liability for any default of its obligations under the Sublease continuing after the date on which Master Lessor succeeds to Master Tenant’s interest thereunder, including without limitation any maintenance obligations; or (vi) bound by any covenant to undertake, complete or pay for any improvements to the Subleased Premises; and (b) Subtenant shall attorn to Master Lessor as its landlord, said attornment to be effective and self-operative without the execution of any further instruments. Master Lessor and Subtenant each hereby agrees to execute an instrument in form and substance reasonably acceptable to both parties acknowledging the continuation of the Sublease for the Subleased Premises as a direct lease for the Subleased Premises on the terms and conditions set forth in this Agreement. In addition, Subtenant shall execute and deliver, upon the request of Master Lessor, an instrument or certificate regarding the status of the Sublease consisting of statements, if true (and if not true, specifying in what respect), in the case of the Sublease by Subtenant (A) that the Sublease is in full force and effect, (B) the amounts and date through which rentals have been paid, (C) the commencement date, rent commencement date and duration of the term of the Sublease, (D) that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Sublease, and (E) the dates on which payments of additional rent, if any, are due under the Sublease.

EXHIBIT 12, PAGE 2

5.     Sublease Amendments. Master Lessor shall not be bound by any amendment to the Sublease made after the date of this Agreement unless Master Lessor shall have consented thereto in writing. Such consent of Master Lessor may be withheld by Master Lessor in its sole and absolute discretion if such amendment (a) reduces the rent payable under the Sublease, (b) provides for any expansion rights, (c) extends the term of the Sublease in addition to Subtenant’s current right(s) to extend the term under the Sublease, if any. Any such amendment made after the date of this Agreement without Master Lessor’s consent shall not be binding on Master Lessor.

6.     Master Lessor’s Right to Notice and Cure. Subtenant covenants and agrees to: (a) concurrently give Master Lessor the same default and/or termination notices given to Master Tenant under the Sublease at the following address(es) until otherwise specified in writing by Master Lessor: MIT 650 Main Street LLC, c/o MIT Investment Management Company, One Broadway, Suite 09-200, Cambridge, MA 02142, Attention: Managing Director of Real Estate, with a copy to Goulston & Storrs PC, 400 Atlantic Avenue, Boston, MA 02110, Attention: Colleen P. Hussey, Esq. and a copy by email to RELegal@mitimco.mit.edu; (b) provide Master Lessor with at least ten (10) days plus the number of days (and the same opportunities and rights) as are available to Master Tenant under the Sublease to cure any of Master Tenant’s defaults thereunder; and (c) accept Master Lessor’s curing of any of Master Tenant’s defaults under the Sublease as performance by Master Tenant thereunder.

7.     Amendments. This Agreement may not be waived, changed, or discharged orally, but only by agreement in writing and signed by Master Lessor, Master Tenant and Subtenant, and any oral waiver, change, or discharge of this Agreement or any provisions hereof shall be without authority and shall be of no force and effect.

8.     Revisions to Sublease. Notwithstanding anything contained in this Agreement or the Sublease to the contrary, in the event that the Master Lease is terminated pursuant to the terms thereof, or if Master Tenant rejects the Sublease in the course of a bankruptcy proceeding, (a) as of the date of such termination or rejection, Master Lessor and Master Lessor’s successors and assigns shall have no liability to Subtenant with respect to any representations and warranties on the part of “Landlord” contained in the Sublease (provided that the foregoing shall in no event relieve Master Tenant of any liability to Subtenant with respect to such representations and warranties), and (b) Master Lessor shall have no liability or obligations pursuant to the brokerage provision of the Sublease.

9.     Security Deposit. If the Master Lease is terminated pursuant to the terms thereof, or if Master Tenant rejects the Sublease in the course of a bankruptcy proceeding, then Master Tenant shall deliver to Master Lessor the cash security deposit and/or the original letter of credit (including any amendments thereto) and an executed transfer form in the form required by the issue of such letter of credit, if any has been delivered by Subtenant to Master Tenant pursuant to the Sublease. In the event that Master Tenant fails to deliver the same, Subtenant shall, at Subtenant’s sole cost and expense, use commercially reasonably efforts (including, without limitation, the payment of any commercially reasonable fees required by the issuer of any such letter of credit and the execution of such reasonable documents as Master Lessor may deem necessary) in order to (a) cause Master Tenant to deliver to Master Lessor any cash security deposit, and (b) cause the original letter of credit issued to Master Tenant to be (i) assigned to Master Lessor or (ii) terminated or canceled. Master Tenant hereby consents to Subtenant’s

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undertaking the actions described in the immediately preceding sentence and waives any claim Master Tenant may have against Subtenant arising from Subtenant’s compliance with the requirements of this Section 9. If such letter of credit is so terminated or canceled, Subtenant shall deliver to Master Lessor a new original letter of credit naming Master Lessor as beneficiary and otherwise meeting the requirements set forth in the Sublease.

10.     Relation between Master Lessor and Master Tenant. Notwithstanding anything to the contrary contained herein, if, at the time that Master Lessor succeeds to the interest of Master Tenant as landlord under the Sublease, Master Tenant controls, is controlled by or is under common control with Master Lessor, then, in such event, Master Lessor agrees that no term, covenant or condition of this Agreement shall be interpreted or enforced by Master Lessor in any manner that would have the effect of amending or modifying the Sublease, releasing Master Lessor from any obligation under the Sublease or otherwise reducing the obligations of the landlord thereunder or increasing the obligations of Tenant thereunder (for example, Section 8(a) above and the second sentence of Section 9 shall not be enforced by Master Lessor in such situation).

11.     Miscellaneous. This Agreement shall be deemed to have been executed and delivered within the Commonwealth of Massachusetts, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts without regard to the laws governing conflicts of laws. This Agreement will be executed by each party in recordable form and shall at no expense to Subtenant be recorded by Master Tenant in all places necessary to provide legal notice of this Agreement, Subtenant hereby agreeing to reasonably cooperate with Master Tenant in connection therewith, including without limitation providing such evidence of authority as is required or customary in connection with such recording. If any term of this Agreement or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Agreement, the application or such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected. This Agreement is binding upon and shall inure to the benefit of Master Lessor, Master Tenant and Subtenant, and their respective successors and assigns. Each party has cooperated in the drafting and preparation of this Agreement and, therefore, in any construction to be made of this Agreement, the same shall not be construed against either party. In the event of litigation relating to this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable attorneys’ fees and costs. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, and may not be amended, waived, discharged or terminated except by a written instrument signed by all the parties hereto. A facsimile, PDF or other electronic signature on this Lease shall be equivalent to, and have the same force and effect as, an original signature. This Agreement may be executed in two or more counterparts which, when taken together, shall constitute one and the same original.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first above written.

MASTER LESSOR:

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By:
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Title:

MASTER TENANT:

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By:
Name:
Title:

SUBTENANT:

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By:
Name:
Title:

[ADD NOTARY BLOCKS]

EXHIBIT 12, PAGE 5